UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant ☒             Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐
Preliminary Proxy Statement

☐
Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒
Definitive Proxy Statement

☐
Definitive Additional Materials

☐
Soliciting Material under § 240.14a-12

WORKDAY, INC.
(Name of Registrant as Specified in Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒
No fee required.

☐
Fee paid previously with preliminary materials.

☐
Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11.

2023 Annual Report

Workday. For a changing world.™

workday.

WORKDAY, INC.
6110 STONERIDGE MALL ROAD
PLEASANTON, CALIFORNIA 94588
NOTICE OF 2023 ANNUAL MEETING OF STOCKHOLDERS
Date	Thursday, June 22, 2023	Location Online at www.virtualshareholdermeeting.com/WDAY2023
Time	9:00 AM (Pacific Daylight Time)	Who Can Vote Stockholders of record as of April 25, 2023
The 2023 Annual Meeting of Stockholders (“Annual Meeting”) of Workday, Inc., a Delaware corporation (referred to as “Workday,” “we,” “us,” and “our”) will be held via live audio webcast on Thursday, June 22, 2023, at 9:00 a.m. PDT to consider the Items of Business listed below and more fully described in the accompanying Proxy Statement. The Annual Meeting is being held in a virtual format to help reduce costs, expand access, and enable improved communication.
Items of Business
1.
To elect four nominees to our Board of Directors to serve as Class II directors until the 2026 Annual Meeting of Stockholders;

2.
To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending January 31, 2024;

3.
To approve, on an advisory basis, the compensation paid to Workday’s named executive officers; and

4.
To consider and vote upon the stockholder proposal presented in the proxy statement, if properly presented.

We will also transact any other business that may properly come before the Annual Meeting, although we are not aware of any such business as of the date of this Proxy Statement.
All stockholders of record at the close of business on April 25, 2023 — which the Board has established as the record date — are entitled to vote on the above items and to attend the Annual Meeting. Beginning on or about May 10, 2023, a Notice of Internet Availability of Proxy Materials (the “Internet Notice”) is being mailed to stockholders of record. It contains instructions on how to access the Proxy Statement for our Annual Meeting and our Annual Report to Stockholders on Form 10-K for our fiscal year ended January 31, 2023 (together, the “proxy materials”) online at www.proxyvote.com. The Internet Notice also includes instructions on how to vote online, as well as how to receive a paper or email copy of the proxy materials, which will include instructions on voting by telephone or mail, as applicable.
You will be able to listen to the Annual Meeting, submit your questions, and vote during the live audio webcast of the meeting by visiting www.virtualshareholdermeeting.com/WDAY2023 and entering the 16-digit control number provided to you. Further details about voting and attending the Annual Meeting are set forth in the Question and Answer section beginning on page 80 of the Proxy Statement.
If you have any questions regarding this information or the proxy materials, please visit our website at investor.workday.com or contact our Investor Relations department via email at IR@workday.com.
YOUR VOTE IS IMPORTANT Whether or not you plan to join our virtual Annual Meeting, please vote as promptly as possible to ensure your representation at the meeting.
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 22, 2023: THIS PROXY STATEMENT AND THE ANNUAL REPORT ARE AVAILABLE AT www.proxyvote.com
We appreciate your continued support of Workday and look forward to receiving your proxy.
By order of the Board of Directors,
Aneel Bhusri
Co-Founder, Co-Chief Executive Officer, and
Chair of the Board of Directors
May 10, 2023

INFORMATION REGARDING FORWARD-LOOKING STATEMENTS
This Proxy Statement contains forward-looking statements, which are subject to safe harbor protection under the Private Securities Litigation Reform Act of 1995. All statements contained in this report other than statements of historical fact, including statements regarding our strategies and objectives, are forward-looking statements. The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “seek,” “plan,” and similar expressions are intended to identify forward-looking statements. Risk factors that could cause actual results to differ are set forth in the “Risk Factors” section of, and elsewhere in, our Annual Report on Form 10-K for the fiscal year ended January 31, 2023, and our other filings with the Securities and Exchange Commission (“SEC”). All forward-looking statements are based on management’s estimates, projections, and assumptions as of the date hereof. Although we believe that the forward-looking statements are reasonable, we cannot guarantee future results, levels of activities, performance, or achievements. We undertake no duty to update any of these forward-looking statements after the date of this Proxy Statement or to conform these statements to actual results or revised expectations.
TRADEMARKS
Workday, the Workday logo, For a Changing World, Opportunity Onramps, Peakon, and VIBE are trademarks of Workday, Inc., which may be registered in the United States and elsewhere. Other trademarks, service marks, or trade names appearing in this Proxy Statement are the property of their respective owners.
NO INCORPORATION OF WEBSITES BY REFERENCE
This Proxy Statement includes several website addresses. These are intended to provide inactive, textual references only, and the information on these websites is not a part of this Proxy Statement.
FISCAL YEAR
Our fiscal year ends on January 31. References to “fiscal 2023,” for example, refer to the fiscal year ended January 31, 2023.

PROXY STATEMENT SUMMARY
This Proxy Statement and the enclosed form of proxy are being furnished in connection with the solicitation of proxies by the Board of Directors of Workday, also referred to as the “Board,” for use at the 2023 Annual Meeting of Stockholders. The below summary highlights the proposals to be acted on, as well as selected information about our corporate governance, executive compensation, and business. We encourage you to read the entire Proxy Statement for more information prior to voting.
2023 ANNUAL MEETING OF STOCKHOLDERS
Date and Time:	June 22, 2023, 9:00 a.m. Pacific Daylight Time
Location:	The Annual Meeting will be held online at www.virtualshareholdermeeting.com/WDAY2023 via a live audio webcast. You will not be able to attend the Annual Meeting in person.
Record Date:	April 25, 2023
Meeting Access:	Stockholders who held shares of our common stock as of the record date will be able to access and vote at the Annual Meeting by using the 16-digit control number included in the Internet Notice or with the proxy materials they received. Others may also access and listen to the virtual meeting via the link above but are not eligible to vote.
Who Can Vote:	Holders of record of our Class A and Class B common stock as of the record date are entitled to vote. Our Class A common stock, which is publicly traded, has one vote per share. Our Class B common stock, which is primarily held by our executive officers, directors, and other affiliates, has 10 votes per share. We strongly encourage all stockholders to vote and to do so as promptly as possible.
How to Vote:	Below are the ways stockholders who held shares of our common stock as of the record date can vote ahead of and during the Annual Meeting. If you only received an Internet Notice, you can vote online. If you received a copy of the proxy materials, you can vote online, by phone, or by mail following the instructions provided. If you hold your shares through a broker, bank, or other nominee, you should receive a voting instruction form that contains voting instructions.

HOW TO VOTE (requires the 16-digit control number included in your Internet Notice, proxy card, or voting instruction form)
ONLINE BEFORE ANNUAL MEETING	PHONE (if you received proxy materials)	MAIL (if you received proxy materials)	ONLINE DURING ANNUAL MEETING

Go to www.proxyvote.com until 11:59 p.m. EDT on June 21, 2023	Call toll-free at 1-800-690-6903 until 11:59 p.m. EDT on June 21, 2023	Complete and mail your proxy card so it is received prior to the Annual Meeting	Go to www.virtualshareholdermeeting.com/ WDAY2023
Please see the “Question and Answer” section beginning on page 80 for additional information about the Annual Meeting, voting, and other procedures.
2023 Proxy Statement | 1

PROXY STATEMENT SUMMARY

PROPOSALS AND BOARD RECOMMENDATIONS
PROPOSALS	BOARD RECOMMENDATION	FURTHER DETAILS

1.
To elect to our Board of Directors the following four nominees to serve as Class II directors until the 2026 Annual Meeting of Stockholders: Christa Davies, Wayne A.I. Frederick, M.D., Mark J. Hawkins, and George J. Still, Jr.

	“FOR” each director nominee	Pages 6-14
2. To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending January 31, 2024	“FOR”	Pages 15-16
3. To approve, on an advisory basis, the compensation of our named executive officers as disclosed in this Proxy Statement	“FOR”	Page 17
4. To consider and vote upon a stockholder proposal regarding amendment of our Bylaws	“AGAINST”	Pages 18-20
ELECTION OF DIRECTORS AND GOVERNANCE
Workday’s business and affairs are managed by or under the direction of our Board of Directors. The Board is organized into three classes, with the members of each class up for election once every three years. The Board monitors and reviews with management both the performance of Workday (in relation to its financial objectives, major goals, strategies, and competitors) and Workday’s long-term strategic business plans, as well as other pertinent issues affecting our company.
Our Board recommends that you vote FOR each of the below nominees to serve as Class II directors until the 2026 Annual Meeting of Stockholders.
NOMINEES	DIRECTOR SINCE	INDEPENDENT	CURRENT COMMITTEES
Christa Davies, 52 CFO and EVP of Global Finance, Aon	2012		Audit, Nominating & Governance
Wayne A.I. Frederick, M.D., 51 President, Howard University	2022
Mark J. Hawkins, 64 Former President and CFO Emeritus, Salesforce	2023
George J. Still, Jr., 65 Partner Emeritus and Former Managing Partner, Norwest Venture Partners	2009		Compensation, Investment, Nominating & Governance
2 | workday.com

PROXY STATEMENT SUMMARY

The below chart shows key attributes for the 12 current members of our Board, including the four nominees.
We are committed to effective corporate governance that is informed by our stockholders, promotes the long-term interests of our stockholders, and strengthens Board and management accountability. Some highlights of our governance program include:
Lead Independent Director
Ongoing Board Refreshment — Two New Independent Directors Added in the last year
Highly Independent Board (9 of 12 Directors) and 100% Independent Audit, Nominating & Governance, and Compensation Committees
50% of Directors are Gender and/or Ethnically Diverse
Annual Board and Committee Evaluations
Robust Board Succession Planning
Majority Voting for Directors
Regular Executive Sessions of Independent Directors
Stock Ownership Guidelines for Directors and Executives

EXECUTIVE COMPENSATION PROGRAM
We operate in a highly competitive and rapidly evolving market, and we expect competition among companies in our market to continue to increase. Our ability to compete and succeed in this environment is directly correlated to our ability to employ the talent necessary to execute against our business objectives. Our compensation philosophy is therefore designed to establish and maintain a compensation program that attracts and rewards talented individuals who possess the skills necessary to support our near-term objectives and create long-term value for our stockholders, expand our business, and assist in the achievement of our strategic goals. The key elements of our total rewards philosophy include:
Focus on ownership	Focus on innovation and performance	Be fair and flexible
Our executive compensation program is comprised of base salary, cash bonuses (other than for Messrs. Bhusri and, in fiscal 2023, Eschenbach), equity-based awards, and health and welfare programs. Our executive compensation program has been, and continues to be, weighted more heavily towards equity compensation. During fiscal 2023, the Compensation Committee of our Board of Directors reviewed and assessed our compensation philosophy, and together with the assistance of our independent compensation consultants and management, reviewed, evaluated, and approved the compensation arrangements of our executive officers.
The following charts show the fiscal 2023 total direct compensation mix for our current Co-CEOs, Messrs. Bhusri and Eschenbach, and the average fiscal 2023 total direct compensation mix for our other named executive officers, excluding Mr. Fernandez, our former Co-CEO. Total direct compensation for fiscal 2023 is the sum of (i) annual base salary, (ii) annual cash bonus target, and (iii) annual RSU awards (based on the grant date fair value). For Mr. Eschenbach, the total direct compensation includes his new hire RSU awards and a performance restricted stock unit (“PVU”) award (based on the grant date fair value).
2023 Proxy Statement | 3

PROXY STATEMENT SUMMARY

WORKDAY AT-A-GLANCE
At Workday, our purpose is to inspire a brighter work day for all. We strive to make the world of work and business better and hope to empower customers to do the same through an innovative suite of solutions adopted by thousands of organizations around the world and across industries — from medium-sized businesses to more than 50% of the Fortune 500. Central to our purpose is a set of core values — with our employees as number one — followed by customer service, innovation, integrity, fun, and profitability. We believe that having happy employees leads to happy customers, and we are committed to helping our customers drive their digital transformations in this increasingly dynamic business environment.
Our Business
Workday is a leading provider of enterprise cloud applications for finance and human resources, helping customers adapt and thrive in a changing world. Workday provides more than 10,000 organizations with software-as-a-service solutions, which are built with artificial intelligence (“AI”) and machine learning (“ML”) at the core, to help solve some of today’s most complex business challenges, including supporting and empowering their workforce, managing their finances and spend in an ever-changing environment, and planning for the unexpected.
Fiscal 2023 Financial Highlights
Our solid fiscal 2023 results are a testament to the strategic, mission-critical nature of our solutions and the strength of our business. Financial highlights for fiscal 2023 include:
•
Total Revenues. Total revenues of $6.22 billion, an increase of 21.0% year over year

•
Subscription Revenues. Subscription revenues of $5.57 billion, an increase of 22.5% year over year

•
Operating Cash Flows. Operating cash flows of $1.66 billion, which remained relatively flat year over year

Growth Through Our Values
When Workday was founded in 2005, we set out not only to redefine the enterprise software industry, but to do what’s right as we did it. We built the company on a set of core values, which still guide all our decisions and actions to this day. Our values compel us to be a leading corporate citizen, to protect and serve the communities around us and the planet we live on, and to continually advance technology through our solutions.
Workday was founded with the idea of putting people at the center of enterprise software, which is why employees are our number one core value. We believe a supportive and inclusive workplace, where everyone feels valued and engaged, is the key to great products, happy customers, and an enduring company. Our Chief People Officer, in partnership with our Chief Diversity Officer, is responsible for developing and executing Workday’s human capital strategy, including programs focused on total rewards; belonging and diversity; and employee development, engagement, and wellbeing. These executives and our Co-CEOs regularly update our Board of Directors and the Compensation Committee
4 | workday.com

PROXY STATEMENT SUMMARY

on human capital matters and seek their input on subjects such as succession planning, executive compensation, and company-wide equity programs.
Workday is committed to caring for people and the planet. As a leading provider of enterprise cloud applications, our approach to environmental stewardship focuses on the key areas that are most material to our business. These include our carbon footprint, investments in renewable energy, stakeholder collaboration, reducing and responsibly disposing of our e-waste, and engaging with our employees to maximize their collective impact on how we operate. Our environmental, social, and governance (“ESG”) disclosures are also informed by relevant topics identified through third-party ESG reporting organizations, frameworks, and standards, such as the Sustainability Accounting Standards Board (“SASB”) Standards and the Task Force on Climate-Related Financial Disclosures (“TCFD”).
As stewards of information that is valuable to us, our customers, suppliers, and partners, we prioritize trust and security. We have long believed that AI and ML will power the future of work and have been building and delivering AI and ML capabilities to our customers for nearly a decade. In order for AI and ML to be trustworthy, trust must be designed into the very foundation, and we are committed to responsible AI. Our commitment to ethical AI is a reflection of our core values and our key ethical AI and ML principles serve as the cornerstone of our work in this space.
Stockholder Engagement
Our Board of Directors values and takes seriously the views of our stockholders, regularly reviews current governance and executive compensation policies and practices, risk oversight, and culture and human capital issues, and will consider appropriate changes as we grow and mature. In addition to our Annual Meeting each year, we provide stockholders with opportunities to deliver feedback on our corporate governance, compensation programs, and sustainability practices through a year-round stockholder engagement program. Since our 2022 Annual Meeting, we have actively reached out to our top 12 stockholders that collectively hold greater than one-third of the shares of our outstanding Class A common stock and held meetings with nine such stockholders, representing nearly 25% of shares of our outstanding Class A common stock.
60,000,000+ We serve a community of more than 60 million workers at over 10,000 global customers	Committed to Sustainability Listed on JUST Capital’s 2023 JUST 100, including first place ranking in minimizing environmental impact
2023 Proxy Statement | 5

PROPOSAL NO. 1: ELECTION OF DIRECTORS
FOR	THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL NO. 1 TO ELECT CHRISTA DAVIES, WAYNE A.I. FREDERICK, M.D., MARK J. HAWKINS, AND GEORGE J. STILL, JR. AS CLASS II DIRECTORS.
Our Board of Directors currently consists of 12 members. Our Certificate of Incorporation and Bylaws (together, our “formation documents”) provide for a classified Board consisting of three classes of directors, with directors serving staggered three-year terms. Directors in a particular class are nominated for additional three-year terms at the annual meeting of stockholders in the year in which their terms expire. As a result, only one class of directors is elected at each annual meeting, with the other classes continuing for the remainder of their respective three-year terms. Each director’s term continues until the election and qualification of his or her successor, or until his or her earlier resignation or removal.
Our formation documents also provide that our Board may make changes by resolution concerning the authorized number of directors and that any additional directorships resulting from an increase in the authorized number of directors shall be distributed among the three classes as the Board determines in its discretion. The formation documents further provide that our Board or our stockholders may fill vacant directorships, except that in the event that the outstanding shares of our Class B common stock represent less than a majority of the combined voting power of common stock, only our Board may fill vacancies.
Vote Required
In February 2021, the Board of Directors amended and restated Workday’s Bylaws to implement a majority voting standard in uncontested director elections in place of the previous plurality standard. The revised Bylaws provide that if an incumbent director fails, in an uncontested election, to receive the affirmative vote of a majority of the votes properly cast, then the director shall tender his or her resignation to the Nominating and Governance Committee of the Board. That committee will then make a recommendation to the Board on whether to accept or reject the resignation, nominate a replacement, or recommend any other related action be taken.
Accordingly, for the 2023 Annual Meeting, the election of each nominee requires the affirmative vote of a majority of the votes properly cast by the holders of shares present or represented by proxy at the meeting. Neither abstentions nor broker non-votes will be counted as votes cast for or against a nominee.
Upon the recommendation of the Nominating and Governance Committee, the Board has designated the four nominees listed below for election at the Annual Meeting, each of whom currently serves as a director of Workday. Together with the other members of the Board, these nominees bring a wide variety of relevant skills, professional experience, and backgrounds, as well as diverse viewpoints and perspectives to represent the long-term interests of stockholders and to fulfill the leadership and oversight responsibilities of the Board. The following table sets forth certain information about each of our directors, including our nominees.
6 | workday.com

PROPOSAL NO. 1: ELECTION OF DIRECTORS

Nominees for Director	Class	Age	Year Elected Director	Current Term Expires	Expiration of Term for Which Nominated
Christa Davies(1)(2)(3)	II	52	2012	2023	2026
Wayne A.I. Frederick, M.D.(1)	II	51	2022	2023	2026
Mark J. Hawkins(1)	II	64	2023	2023	2026
George J. Still, Jr.(1)(3)(4)(5)	II	65	2009	2023	2026
Continuing Directors
Aneel Bhusri	III	57	2005	2024	—
Thomas F. Bogan(4)	III	71	2022	2024	—
Ann-Marie Campbell(1)(3)	III	58	2019	2024	—
Lynne M. Doughtie(1)(2)(5)	I	60	2021	2025	—
Carl M. Eschenbach	I	56	2018	2025	—
Michael M. McNamara(1)(2)(3)	I	66	2011	2025	—
Lee J. Styslinger III(1)(2)	III	62	2016	2024	—
Jerry Yang(1)(4)(5)	I	54	2013	2025	—

(1)
Independent member of the Board

(2)
Member of the Audit Committee

(3)
Member of the Nominating and Governance Committee

(4)
Member of the Investment Committee

(5)
Member of the Compensation Committee

 = Lead Independent Director
2023 Proxy Statement | 7

PROPOSAL NO. 1: ELECTION OF DIRECTORS

Nominees for Director
CHRISTA DAVIES
Director since 2012
Biography
Christa Davies has served as a Director since 2012. Ms. Davies is the Chief Financial Officer and Executive Vice President of Global Finance at Aon plc, a global risk management, insurance, and human resources solutions company. She has served as Aon’s Chief Financial Officer since 2008 and as Executive Vice President of Global Finance since 2007. Prior to joining Aon, Ms. Davies spent five years at Microsoft Corporation, most recently as a Corporate Vice President and the Chief Financial Officer of the Platforms & Services Division. Ms. Davies has also served as a director of Stripe, Inc. since August 2020.
Qualifications
Ms. Davies received a bachelor’s degree in mechanical engineering, majoring in Aerospace, from the University of Queensland in Australia, and earned a master’s degree in business administration as a Fullbright Scholar from the Harvard Business School. She brings to our Board extensive experience in the software and technology industries, as well as financial expertise.
WAYNE A.I. FREDERICK, M.D.
Director since 2022
Biography
Wayne A.I. Frederick, M.D., has served as a Director since 2022. He is the president of Howard University, having held this position since July 2014. Prior to that, Dr. Frederick served as Howard University’s interim president (elected October 2013) after serving as provost and chief academic officer for more than a year. Following his post-doctoral research and surgical oncology fellowships at the University of Texas MD Anderson Cancer Center, Dr. Frederick began his academic career as associate director of the Cancer Center at the University of Connecticut. Upon his return to Howard University, his academic positions included Associate Dean in the College of Medicine, Division Chief in the Department of Surgery, Director of the Cancer Center, and Deputy Provost for Health Sciences. Dr. Frederick is a fellow of the American College of Surgeons and belongs to numerous surgical organizations, including the American Surgical Association. Dr. Frederick served on the board of directors of Forma Therapeutics Holdings, Inc. from July 2020 to October 2022. He has served on the board of directors of Mutual of America Life Insurance Company since September 2020; Humana, Inc. since February 2020; and Insulet Corporation since October 2020, and is also a director of other privately held companies and charitable organizations.
Qualifications
Dr. Frederick received a bachelor’s degree in zoology, a doctor of medicine (M.D.), and a master’s degree in business administration from Howard University. He brings to our Board deep experience in business administration, extensive leadership skills, and insight into the healthcare and education industries.
8 | workday.com

PROPOSAL NO. 1: ELECTION OF DIRECTORS

MARK J. HAWKINS
Director since 2023
Biography
Mark J. Hawkins has served as a Director since 2023. Mr. Hawkins served as President and CFO Emeritus Advisor of Salesforce.com, Inc., a software company, from February 2021 to November 2021, President and Chief Financial Officer from August 2017 to February 2021, and Executive Vice President and Chief Financial Officer from August 2014 to 2017. Prior to that, he served as Chief Financial Officer and Executive Vice President of Autodesk, Inc., a design software and services company, Chief Financial Officer and Senior Vice President of Finance & IT at Logitech International S.A., a global hardware company, and held various positions at Dell and Hewlett-Packard. Mr. Hawkins has served as a director of SecureWorks Inc. since April 2016, Toast, Inc. since April 2020, and Cloudflare, Inc. since June 2022. He currently serves as a director of various privately held companies.
Qualifications
Mr. Hawkins received a bachelor’s degree from Michigan State University and a master’s degree in business administration from the University of Colorado. He brings to our Board extensive experience as an officer and director of publicly traded software and technology companies and financial expertise in the technology industry.
GEORGE J. STILL, JR.
Director since 2009
Biography
George J. Still, Jr. has served as a Director since 2009, as Lead Independent Director since 2012, and as Vice Chair of the Board since 2014. Mr. Still is a partner emeritus at Norwest Venture Partners, a global venture capital firm that he joined in 1989, and was a co-managing partner from 1994 to 2014. Prior to that, he was with Ernst & Young LLP, an accounting firm, and a partner at Centennial Funds, a venture capital firm. Mr. Still led the sole venture investment in PeopleSoft, Inc., where he served as a director from 1991 to 2001. Mr. Still manages Still Capital Partners, which he founded in 2014. He served as a director and Chairman of the Board of Stillwater Growth Corp I, LLC, a special purpose acquisition company, from February 2021 to December 2022. Mr. Still served on the Board of Advisors at the Tuck School of Business and the Center of Private Equity and Venture Capital at Tuck from 2011 to 2019. He currently serves as a director of two private companies.
Qualifications
Mr. Still received a bachelor’s degree in accounting from Pennsylvania State University and a master’s degree in business administration from the Tuck School of Business at Dartmouth College. He brings to our Board financial and investing acumen through his many years with Norwest Venture Partners. His service as an advisor to technology companies provides a valuable resource for our Board.
2023 Proxy Statement | 9

PROPOSAL NO. 1: ELECTION OF DIRECTORS

Continuing Directors
ANEEL BHUSRI
Director since 2005
Biography
Aneel Bhusri co-founded Workday in 2005 and has served as a Director since then, including as Chair from 2012 to 2014 and from April 2021 to the present. He has been our Co-Chief Executive Officer since August 2020 after serving as Chief Executive Officer since 2014. Mr. Bhusri also served as Co-Chief Executive Officer from 2009 to 2014 and as President from 2007 to 2009. From 1993 to 2004, Mr. Bhusri held a number of senior management positions with PeopleSoft, Inc., including Vice Chairman of its board of directors from 1999 to 2002. Mr. Bhusri is currently an advisory partner at Greylock Partners, a Silicon Valley venture capital firm that he has been associated with since 1999, and prior to that time worked at Norwest Venture Partners and Morgan Stanley. He has served as a director of General Motors Company since October 2021 and currently serves as a director of the Workday Foundation. He served as a director of Intel Corporation from 2014 to November 2019 and of Pure Storage, Inc. from 2010 to February 2018.
Qualifications
Mr. Bhusri received bachelor’s degrees in electrical engineering and economics from Brown University, and a master’s degree in business administration from Stanford University, where he has served as a member of the Board of Trustees since June 2019. He brings to our Board extensive executive leadership and operational experience, including his experience and familiarity with our business as a co-founder and Co-Chief Executive Officer.
THOMAS F. BOGAN
Director since 2022
Biography
Tom Bogan has served as a Director since 2022. Mr. Bogan joined Workday in August 2018 through our acquisition of Adaptive Insights and served as Vice Chairman, Corporate Development, from February 2021 to January 2022. From February 2020 to February 2021, Mr. Bogan served as Vice Chairman with responsibility for our Workday Strategic Sourcing business, and from August 2018 to February 2020, he was Executive Vice President of our Planning Business Unit. At Adaptive Insights, Mr. Bogan was Chief Executive Officer and a director from 2015 until its acquisition by Workday. Mr. Bogan has served on the board of Aspen Technology, Inc. since May 2022. From 2007 until January 2019, he was a director of Apptio, Inc., including its Chairman from 2012 to January 2019, and a director of Citrix Systems, Inc. from 2003 to 2016. He currently serves as a director of various privately held companies.
Qualifications
Mr. Bogan received a bachelor’s degree in accounting from Stonehill College. He brings to our Board extensive executive leadership experience and expertise in software technology companies, including experience and familiarity with our business.
10 | workday.com

PROPOSAL NO. 1: ELECTION OF DIRECTORS

ANN-MARIE CAMPBELL
Director since 2019
Biography
Ann-Marie Campbell has served as a Director since April 2019. Ms. Campbell is Executive Vice President of U.S. Stores and International Operations at The Home Depot, Inc., a large home improvement retailer. From February 2016 until appointment to her current role in October 2020, she served as Executive Vice President — U.S. Stores at The Home Depot. Ms. Campbell began her career with The Home Depot in 1985 and has held roles of increasing responsibility since then, including vice president roles in the company’s operations, merchandising, and marketing departments. She served as a director of Potbelly Corporation from 2014 to May 2019.
Qualifications
Ms. Campbell received a bachelor’s degree in philosophy and a master’s degree in business administration from Georgia State University. She brings to our Board extensive operational experience, expertise in strategic planning, and keen insights in identifying and capturing new business opportunities.
LYNNE M. DOUGHTIE
Director since 2021
Biography
Lynne M. Doughtie has served as a Director since February 2021. Ms. Doughtie was U.S. Chairman and Chief Executive Officer of KPMG LLP, a global leader in audit, tax, transaction, and advisory services, from July 2015 until her retirement in June 2020. Prior to that, she served in many leadership roles after joining KPMG in 1985, including as Vice Chair of the firm’s U.S. Advisory business from 2011 to June 2015. Ms. Doughtie has been a director of The Boeing Company since January 2021. She also serves on the board of directors of several nonprofit organizations and on the board of advisors of various private companies and educational institutions.
Qualifications
Ms. Doughtie received a bachelor’s degree in accounting from Virginia Tech University. She brings to our Board extensive experience in risk management and information security from her years at KPMG, as well as her experience advising organizations on complex global business matters and strategies across industries and financial expertise.
2023 Proxy Statement | 11

PROPOSAL NO. 1: ELECTION OF DIRECTORS

CARL M. ESCHENBACH
Director since 2018
Biography
Carl M. Eschenbach has served as a Director since February 2018, and has been our Co-CEO since December 2022. Mr. Eschenbach was a general partner at Sequoia Capital Operations, LLC, a venture capital firm, from April 2016 to December 2022, where he currently serves as a venture partner. Prior to that, Mr. Eschenbach spent 14 years at VMware, Inc., a leading innovator in enterprise software, where he held a number of leadership roles in operations, most recently as its President and Chief Operating Officer from 2012 to 2016. Prior to that, Mr. Eschenbach held various sales management positions with Inktomi Corporation, 3Com Corporation, Lucent Technologies, Inc., and EMC Corporation. Mr. Eschenbach served as a director of Aurora Innovation, Inc. from November 2021 to March 2023, UiPath, Inc. from December 2020 to March 2023, and Zoom Video Communications, Inc. from November 2016 to January 2023. He has served as a director of Snowflake Inc. since May 2019 and Palo Alto Networks, Inc. since May 2013, and is also a director of several private companies.
Qualifications
Mr. Eschenbach received an electronics technician diploma from DeVry University. He brings to our Board over 30 years of operational and sales experience in the technology industry and deep knowledge of high-growth companies.
MICHAEL M. MCNAMARA
Director since 2011
Biography
Michael M. McNamara has served as a Director since 2011. Mr. McNamara is Co-Founder and Chief Executive Officer of Samara Living Inc., a company specializing in factory built housing and additional dwelling units, a position he has held since May 2022. Mr. McNamara served as a venture partner at Eclipse Ventures, a Silicon Valley venture capital firm, from January 2019 to March 2022. From 2006 to December 2018, Mr. McNamara was Chief Executive Officer of Flex Ltd., a company that delivers technology innovation, supply chain, and manufacturing solutions to diverse industries and end markets. He also held other senior roles at Flex after joining the company in 1994. Mr. McNamara has served as a director of Carrier Global Corporation since April 2020 and is also a director of several private companies. Mr. McNamara served as a director of Slack Technologies, Inc. from December 2019 to July 2021, and of Flex from 2005 to December 2018. He has served as a member of the Visiting Committee of the Sloan School of Management at Massachusetts Institute of Technology (“MIT”) since 2018, on the board of advisors of MIT from 2014 to 2019, and of Tsinghua University School of Economics and Management from 2006 to 2019, and is an advisor to several other private companies and one investment fund.
Qualifications
Mr. McNamara received a bachelor’s degree in industrial management from the University of Cincinnati and a master’s degree in business administration from Santa Clara University. He brings to our Board extensive leadership and experience in managing international operations. His prior service as Flex’s Chief Executive Officer provides a management perspective to business and strategic decisions of the Board.
12 | workday.com

PROPOSAL NO. 1: ELECTION OF DIRECTORS

LEE J. STYSLINGER III
Director since 2016
Biography
Lee J. Styslinger III has served as a Director since August 2016. Mr. Styslinger was a member of Workday’s CEO Advisory Board from February 2015 until his appointment to our Board. He was the Chief Executive Officer of Altec, Inc., a holding company for businesses that design, manufacture, and market equipment for the electric and telecommunications industries globally, from 1997 to October 2021, and served as its Chairman from 2011 to 2021 and Co-Chairman from October 2021 to present. Mr. Styslinger has served as a director of Vulcan Materials Company since 2013 and of Regions Financial Corporation since 2003, and served on the board of Glass Houses Acquisitions Corp., a blank check company targeting businesses powering the new industrial economy, from 2021 to 2022. Mr. Styslinger is also on the boards of several educational, civic, business, and leadership organizations, including the Harvard Business School.
Qualifications
Mr. Styslinger received a bachelor’s degree from Northwestern University and a master’s degree in business administration from Harvard Business School. He brings to our Board extensive experience managing a large company in today’s global market, as well as financial expertise.
JERRY YANG
Director since 2013
Biography
Jerry Yang has served as a Director since 2013. He is the founding partner of AME Cloud Ventures, an innovation investment firm that he started in 2012. Mr. Yang was a co-founder of Yahoo! Inc., where he served as a director from 1995 to 2012, and as Chief Executive Officer from 2007 to 2009. Mr. Yang also led Yahoo’s investments in Yahoo! Japan Corporation and Alibaba Group Holding Limited. He has been a director of Alibaba Group Holding Limited since 2014 and was also a director from 2005 to 2012. Mr. Yang has been a director of Lenovo, Inc. since 2014, is the Chair of the Stanford University Board of Trustees, and is a director and/or advisor of several other companies and foundations.
Qualifications
Mr. Yang received a bachelor’s degree and a master’s degree in electrical engineering from Stanford University, where he served on the Board of Trustees from 2005 until September 2015 and from October 2017 to the present. He brings to our Board extensive global leadership skills and deep experience in consumer internet technology.
2023 Proxy Statement | 13

PROPOSAL NO. 1: ELECTION OF DIRECTORS

Board Diversity Matrix
As of May 10, 2023
The following chart shows certain self-identified personal characteristics of our directors and nominees, in accordance with Nasdaq Listing Rule 5605(f).
Total number of directors: 12
	Female	Male	Non-binary	Did not disclose gender
Directors	3	9	—	—
Number of directors who identify in any of the categories below:
African American or Black	1	1	—	—
Alaskan Native or Native American	—	—	—	—
Asian	—	2	—	—
Hispanic or Latinx	—	—	—	—
Native Hawaiian or Pacific Islander	—	—	—	—
White	2	6	—	—
Two or more races or ethnicities	—	—	—	—
LGBTQ+	—	—	—	—
Did not disclose demographic background	—	—	—	—
Summary of Director Experience and Qualifications
The matrix below summarizes key qualifications, skills, and attributes relevant to the decision to nominate candidates to serve on the Board of Directors. A mark indicates a specific area of focus or expertise on which the Board particularly relies. Not having a mark does not mean the director does not possess that qualification or skill. The biographies of our Directors and Director Nominees above describe each director’s background and relevant experience in more detail.
Director	Software or technology	Cybersecurity, information security, or privacy	Global business operations	Business development or strategy in the software industry	Sales, marketing, or brand building	HCM, including talent recruitment and retention	Finance or accounting	Executive leadership	Other public company board service
Aneel Bhusri	X	X	X	X	X	X		X	X
Thomas F. Bogan	X	X	X	X	X	X	X	X	X
Ann-Marie Campbell			X		X	X		X	X
Christa Davies	X	X	X	X			X	X
Lynne M. Doughtie	X	X	X		X	X	X	X	X
Carl M. Eschenbach	X	X	X	X	X	X	X	X	X
Wayne A.I. Frederick, M.D.						X		X	X
Mark J. Hawkins	X	X	X	X			X	X	X
Michael M. McNamara			X		X		X	X	X
George J. Still, Jr.	X			X		X	X	X	X
Lee J. Styslinger III	X	X	X	X	X	X	X	X	X
Jerry Yang	X	X	X	X	X		X	X	X
14 | workday.com

PROPOSAL NO. 2: RATIFICATION OF APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM
FOR
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL NO. 2 TO RATIFY THE APPOINTMENT OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR OUR FISCAL YEAR ENDING JANUARY 31, 2024.

The Audit Committee of the Board of Directors has appointed the firm of Ernst & Young LLP, an independent registered public accounting firm, to audit our consolidated financial statements for the year ending January 31, 2024. During our fiscal year ended January 31, 2023, Ernst & Young LLP served as our independent registered public accounting firm and has audited our consolidated financial statements since its appointment in 2008.
Notwithstanding its selection and even if our stockholders ratify the selection, our Audit Committee, in its discretion, may appoint another independent registered public accounting firm at any time during the year if the Audit Committee believes that such a change would be in the best interests of Workday and its stockholders. At the Annual Meeting, the stockholders are being asked to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending January 31, 2024. Our Audit Committee is submitting the selection of Ernst & Young LLP to our stockholders because we value our stockholders’ views on our independent registered public accounting firm and as a matter of good corporate governance. Representatives of Ernst & Young LLP will be present at the Annual Meeting and they will have an opportunity to make statements and will be available to respond to appropriate questions from stockholders.
Fees Paid to the Independent Registered Public Accounting Firm
The following table presents fees billed or to be billed by Ernst & Young LLP and affiliates for professional services rendered with respect to the fiscal years ended January 31, 2023 and 2022. All of these services were approved by the Audit Committee.
	Fiscal Year Ended January 31,
	2023	2022
Audit Fees(1)	$4,730,468	$4,631,675
Audit Related Fees(2)	1,266,189	1,051,133
Tax Fees(3)	888,869	725,017
All Other Fees	—	—
Total	$6,885,526	$6,407,825

(1)
Consists of fees billed for professional services rendered in connection with the audit of our consolidated financial statements, reviews of our quarterly consolidated financial statements, and audits of our statutory financial statements in non-U.S. jurisdictions.

(2)
Consists of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and not reported under “Audit Fees.” This primarily consists of fees for service organization control audits under Statement on Standards for Attestation Engagements No. 18 and fees for information security assessments.

(3)
Consists of fees in connection with tax compliance and tax consulting services.

Auditor Independence
Under its charter, the Audit Committee pre-approves audit and non-audit services rendered by our independent registered public accounting firm, Ernst & Young LLP. The Audit Committee has determined that the rendering of non-audit services for assurance and related services that are reasonably related to the performance of the audit services, audit-related services, tax services, and other services by Ernst & Young LLP is compatible with maintaining the principal accountants’ independence.

2023 Proxy Statement | 15

PROPOSAL NO. 2: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Pre-Approval Policies and Procedures
Consistent with requirements of the SEC and the Public Company Accounting Oversight Board regarding auditor independence, our Audit Committee is responsible for the appointment, compensation, and oversight of the work of our independent registered public accounting firm. In recognition of this responsibility, our Audit Committee (or its Chair if such approval is required prior to the next Audit Committee meeting) generally pre-approves of all audit and permissible non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services, and other services.
Vote Required
The ratification of the appointment of Ernst & Young LLP requires the affirmative vote of a majority of the votes properly cast by the holders of shares present or represented by proxy at the meeting. Neither abstentions nor broker non-votes will be counted as votes cast for or against this proposal.
16 | workday.com

PROPOSAL NO. 3: ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION
FOR	THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL NO. 3 TO APPROVE, ON AN ADVISORY BASIS, THE COMPENSATION PAID TO WORKDAY’S NAMED EXECUTIVE OFFICERS.
We are seeking an advisory, non-binding stockholder vote with respect to the compensation awarded to our named executive officers (or “NEOs”), referred to as a “Say-on-Pay” vote, for the fiscal year ended January 31, 2023, in accordance with the requirements of Section 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).
Our executive compensation program and the compensation paid to our NEOs are described on pages 50-60 of this Proxy Statement. Our compensation programs are overseen by the Compensation Committee and reflect our philosophy to pay all of our employees, including our NEOs, in ways that support the following principles that we believe reflect our core values:
•
motivate, attract, and retain the best talent;

•
support a high-performance culture by rewarding excellence and achievement;

•
recognize and retain top-performing talent via differentiated rewards and opportunities;

•
reinforce alignment with Workday’s values (in particular, a focus on excellence and an attitude of ownership);

•
create alignment with Workday’s strategy and long-term performance; and

•
provide an opportunity for each employee to share in the success we create together.

To help achieve these objectives, we structure our NEOs’ compensation to reward the achievement of short-term and long-term strategic and operational goals.
Based on the above, we request that stockholders approve on a non-binding, advisory basis, the compensation of Workday’s NEOs as described in this Proxy Statement pursuant to the following resolution:
RESOLVED, that the compensation paid to Workday’s named executive officers, as disclosed in this Proxy Statement pursuant to Item 402 of Regulation S-K, including the “Compensation Discussion and Analysis” section, compensation tables, and narrative discussion, is hereby APPROVED.
Vote Required
Approval of our named executive officers’ compensation requires the affirmative vote of a majority of the votes properly cast by the holders of shares present or represented by proxy at the meeting. Neither abstentions nor broker non-votes will be counted as votes cast for or against this proposal.
As an advisory vote, this proposal is non-binding. Although the vote is non-binding, the Board of Directors and the Compensation Committee value the opinions of our stockholders and will consider the outcome of the vote when making future compensation decisions for our NEOs. Stockholders should be aware that this advisory vote occurs after significant NEO compensation decisions have been made in the current fiscal year. In addition, because the compensation elements integrate into an overall compensation package, it may not be possible or appropriate to change the compensation package to reflect the results of one year’s advisory vote on NEO compensation before the next annual meeting of stockholders.
Unless the Board modifies its policy on the frequency of holding advisory votes on NEO compensation, the next such advisory vote will occur at our 2024 Annual Meeting of Stockholders.
2023 Proxy Statement | 17

PROPOSAL NO. 4: STOCKHOLDER PROPOSAL REGARDING AMENDMENT OF OUR BYLAWS
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “AGAINST” PROPOSAL NO. 4 REGARDING AMENDMENT OF OUR BYLAWS.
We have been advised that James McRitchie intends to submit the proposal set forth below at the Annual Meeting. We will furnish the address and number of shares held by the proponent upon receipt of a request to the Corporate Secretary for such information.
Stockholder Proposal
Proposal 4 — Fair Elections
RESOLVED: James McRitchie and other shareholders request that directors of Workday, Inc. (“Company”) amend its bylaws to include the following language: Shareholder approval is required for any advance notice bylaw amendments that:
1.
require the nomination of candidates more than 90 days before the annual meeting,

2.
impose new disclosure requirements for director nominees, including disclosures related to past and future plans, or

3.
require nominating shareholders to disclose limited partners or business associates, except to the extent such investors own more than 5% of the Company’s shares.

Supporting Statement by Stockholder Proponent
Under SEC Rule 14a-19, the universal proxy card must include all director nominees presented by management and shareholders for election.1 Although the Rule implies each side’s nominees must be grouped together and clearly identified as such, in a fair and impartial manner, most rules for director elections are set in company bylaws.
For Rule 14a-19 to be implemented equitably, boards must not undertake bylaw amendments that deter legitimate efforts by shareholders to submit nominees. The bylaw amendments set forth in the proposed resolution would presumptively deter legitimate use of Rule 14a-19 by deterring legitimate efforts by shareholders to seek board representation through a proxy contest.
The power to amend bylaws is shared by directors and shareholders. Although directors have the power to adopt bylaw amendments, shareholders have the power to check that authority by repealing board-adopted bylaws. Directors should not amend the bylaws in ways that inequitably restrict shareholders’ right to nominate directors. This resolution simply asks the board to commit not to amend the bylaws to deter legitimate efforts to seek board representation, without submitting such amendments to shareholders. We urge the Board not to further amend its advance notice bylaws until shareholders have at least voted on this proposal.

1
https://www.ecfr.gov/current/title-17/chapter-II/part-240/section-240.14a-19

18 | workday.com

PROPOSAL NO. 4: STOCKHOLDER PROPOSAL REGARDING AMENDMENT OF OUR BYLAWS

Bloomberg’s Matt Levine speculates bylaws might require disclosure submissions “on paper woven from unicorns’ manes,”2 with requirements waived for the board’s nominees. While Mr. Levine depicts humorous and exaggerated possibilities, some companies are adopting amendments clearly designed to discourage fair elections.
Directors of at least one company (Masimo Corp.) recently adopted bylaw amendments that could deter legitimate efforts by shareholders to seek board representation through a proxy contest. Masimo’s advance notice bylaws “resemble the ‘nuclear option’ and offers a case study in how rational governance devices can become unduly weaponized, writes Lawrence Cunningham.3 Directors of other companies are considering similar proposals.
To ensure shareholders can vote on any proposal that would impose inequitable restrictions, we urge a vote FOR Fair Elections.
To Enhance Shareholder Value, Vote FOR
Fair Elections — Proposal 4
The Company’s Statement of Opposition
Our Board of Directors has carefully considered the terms of this stockholder proposal and, after consideration, has determined that our current advance notice bylaw provides stockholders with a meaningful opportunity to nominate directors, aligns with market practice, and complements our other governance practices. Our Board recommends that you vote against this proposal.
Background on Our Advance Notice Bylaw
Our Board of Directors believes that our advance notice structure is the most appropriate for us and our stockholders at this time. Our existing advance notice bylaw requires a stockholder to submit a nomination for the Board no later than 75 days and no earlier than 105 days prior to the anniversary of the preceding year’s annual meeting of stockholders. We believe it is very important for us and for our stockholders that our Board has sufficient time and information in order to appropriately assess director candidates. The current timing in our bylaws allows us the appropriate time to review and vet nominees to our Board and is more favorable to stockholders than what is considered reasonable under Institutional Shareholder Services (ISS) guidelines. In addition, more than a majority of the companies that comprise the S&P 500 and Fortune 500 combined have advance notice provisions that require notice to be no later than 90 days and no earlier than 120 days.
The provisions in our bylaws related to information required to be provided by stockholder nominees are not overly onerous but allow us to have a good process in place to consider and verify candidates to our Board, particularly when we receive nominations from stockholders that are focused on acquiring control over our company without paying a premium, which would be at the detriment of our other stockholders. Additionally, adding an exception to the provision of required information for stockholders who own more than 5% of our shares would generally only serve large activist stockholders and we have no present intention to amend these provisions in our bylaws. We believe that our bylaws currently strike an appropriate balance between gathering relevant and important information while at the same time not being overly onerous.
Our Board of Director’s Ability to Amend the Bylaws Without Stockholder Approval Enables It to Promote and Protect the Best Interests of Workday and Our Stockholders
Under Delaware law, a Delaware corporation may, in its certificate of incorporation, confer the power to adopt, amend or repeal bylaws upon the board of directors. We believe that the overwhelming majority of large, publicly traded corporations that are incorporated in Delaware confer the right to amend bylaws to the boards of directors, and we have provided our Board of Directors with this power. In considering and implementing amendments to the bylaws, our Board, however, must act in a manner consistent with its fiduciary duties of care and loyalty owed to the company and our stockholders. Stockholders, however, always retain the right to amend the bylaws by stockholder action. The authority granted to our Board does not curtail this right in any way.

2
https://www.bloomberg.com/opinion/articles/2022-10-27/credit-suisse-gives-first-boston-gets-a-second-chance?sref=a7KhiWzs#xj4y7vzkg

3
https://corpgov.law.harvard.edu/2022/10/23/the-hottest-front-in-the-takeover-battles-advance-notice-bylaws/

2023 Proxy Statement | 19

PROPOSAL NO. 4: STOCKHOLDER PROPOSAL REGARDING AMENDMENT OF OUR BYLAWS

Furthermore, retaining the board’s ability to amend the bylaws without stockholder approval allows our Board to respond quickly to unforeseen events or changes in applicable laws. There are frequent changes to both Delaware law, securities laws and exchange rules that may require bylaws amendments. Our Board’s ability to respond to those changes without stockholder approval saves the company the time and expense of holding a special stockholder meeting or removes the unnecessary risk waiting for our annual stockholder meeting to make any such amendment effective. Our Board should retain the ability make such changes without the administrative burdens posed by a stockholder meeting.
We are Committed to High Standards of Corporate Governance
Workday is committed to effective corporate governance that is informed by our stockholders, promotes the long-term interests of our stockholders, and strengthens board and management accountability. The Board of Directors regularly reviews our corporate governance practices in light of legal and regulatory requirements, evolving best practices, and other developments, and approves updates as appropriate. We maintain best practice governance policies, including (1) regular meetings with our stockholders on topics such as board composition, corporate governance, and our dual-class share structure, and (2) that at least one of the Chair of our Board and Vice Chair of our Board will be an independent director (and if the role of Chair is filled by a director who does not qualify as an independent director, the Board will designate a lead independent director).
Delaware Law Provides Our Stockholders with the Ability to Amend Our Bylaws
Under Delaware law, our stockholders have the power to adopt, amend and repeal the company’s bylaws, which may not be limited by our Board of Directors. This right also extends to the ability to reverse or otherwise alter amendments specifically implemented by our Board.
In summary, we believe that our current advance notice bylaw and bylaw amendment procedures are consistent with existing best practices and continue to reflect the governance framework that best protects stockholder rights without inappropriately restricting the Board’s ability to review nominees to our Board as we require. Adopting the proposal would result in a costly and unnecessary stockholder approval process that we believe does not protect the interests of our stockholders, especially given our Board’s commitment to strong governance practices and responsiveness to our stockholders. Accordingly, we believe that adoption of the stockholder proposal is not appropriate and is not in the best interests of our stockholders.
Vote Required
Approval of this stockholder proposal regarding amendment of our bylaws requires the affirmative vote of a majority of the votes properly cast by the holders of shares present or represented by proxy at the meeting. Neither abstentions nor broker non-votes will be counted as votes cast for or against this proposal.
20 | workday.com

DIRECTORS AND CORPORATE GOVERNANCE
Corporate Governance
Workday is committed to effective corporate governance that is informed by our stockholders, promotes the long-term interests of our stockholders, and strengthens board and management accountability. Our Corporate Governance Guidelines establish the governance framework within which the Board of Directors conducts its business and fulfills its responsibilities. These guidelines are available on our website at www.workday.com/governanceguidelines. The Board regularly reviews our Corporate Governance Guidelines in light of legal and regulatory requirements, evolving best practices, and other developments, and approves updates as appropriate.
Our Board has taken a thoughtful approach to board composition to ensure that our directors have backgrounds that collectively add significant value to the strategic decisions made by the Company and that enable them to provide oversight of management to ensure accountability to our stockholders. In addition to a strong, independent Board, we are committed to a corporate governance structure that promotes long-term stockholder value creation through a sound leadership structure and by providing our stockholders with both the opportunity to provide direct feedback and key substantive rights to help ensure accountability.
Code of Conduct
We have adopted a Code of Conduct that applies to all of our directors, officers, employees, and contractors. The Code of Conduct helps simplify our commitment to integrity by providing a framework for doing the right thing. Our Code of Conduct is available on our website at www.workday.com/code-of-conduct.
Risk Oversight by Our Board of Directors
Risk is inherent in every business, and so risk assessment and oversight are a critical part of Workday’s governance and management processes. While our management team is responsible for the day-to-day management of risk, our Board of Directors is ultimately responsible for risk oversight. Our Board exercises its risk oversight function both directly and indirectly through its various committees and believes that open communication between our management team and our Board is essential for effective risk management and oversight. The Board reviews strategic and operational risks, including cybersecurity risks, in the context of reports from the management team on a regular basis, receives reports on all significant committee activities at each regular meeting, and evaluates the risks inherent in significant transactions. Our Board assists in determining the appropriate level of risk for our company, assesses the specific risks that we face, and reviews management’s strategies for adequately mitigating and managing identified risks.
Our Audit Committee, Nominating and Governance Committee, and Compensation Committee support our Board in discharging its risk oversight duties and address risks inherent in their respective areas. We believe this division of responsibilities is an effective approach for addressing the risks we face, and that our Board leadership structure supports this approach.
Committee	Areas of Focused Risk Oversight
Audit Committee
•
Oversees the overall enterprise risk management framework of the company

•
Oversees the accounting and financial reporting processes of the company

•
Oversees risks relating to financial accounting, reporting and controls, and ethical, legal, and regulatory matters, including cybersecurity and other information technology risk

Compensation Committee
•
Assesses risks created by the incentives inherent in our compensation policies and oversees human capital management, including belonging and diversity. See “Compensation Policies and Practices as they relate to Risk Management” in the “Compensation Discussion and Analysis” section elsewhere in this Proxy Statement for additional information

Nominating and Governance Committee
•
Assists the Board in fulfilling its oversight responsibilities with respect to the management of risks associated with board organization, membership and structure, and ESG matters, including corporate governance, government relations activities, and sustainability initiatives

2023 Proxy Statement | 21

DIRECTORS AND CORPORATE GOVERNANCE

Security, Privacy, and Trust
At Workday, keeping our customers’ data secure is among our top priorities. We employ rigorous measures at the organizational, architectural, and operational levels to help ensure that customer data, applications, and infrastructure remain safe and in compliance with global privacy laws and regulations. Our Board of Directors devotes significant time to our privacy practices as well as cyber security and information security risk and cyber incident preparedness and response. Our Chief Privacy Officer reports at least annually to the Board and our Chief Information Security Officer regularly reports to the Audit Committee and the Board on cyber threats, incident response, and our security framework. Additionally, we are committed to trustworthy AI and act responsibility and transparently in the design and delivery of our AI solutions to support equitable recommendations.
Stockholder Engagement
Our Board of Directors values and takes seriously the views of our stockholders, regularly reviews current governance and executive compensation policies and practices, risk oversight, and culture and human capital issues, and will consider appropriate changes as we grow and mature. In addition to our Annual Meeting each year, we provide stockholders with opportunities to deliver feedback on our corporate governance, compensation programs, sustainability practices, and other areas through a year-round stockholder engagement program. We engage with proxy advisory firms to discuss our programs and stockholder feedback, and learn about key focus areas their clients are raising. Our quarterly earnings calls provide stockholders with an opportunity to hear about our financial results and corporate strategy.
Our Investor Relations team regularly meets with investors and investment analysts. Meetings often include participation by our business leaders and members of our Legal, Environmental Sustainability, Executive Compensation, and Belonging and Diversity teams. Our Legal team regularly communicates topics discussed and stockholder feedback to senior management and the Board for consideration in their decision-making.
Since our 2022 Annual Meeting, we have actively reached out to our top 12 stockholders that collectively hold greater than one-third of the shares of our outstanding Class A common stock and held meetings with nine such stockholders, representing nearly 25% of shares of our outstanding Class A common stock. In fiscal 2023, specific meetings with our stockholders included:
•
Financial performance;

•
Board composition, corporate governance, and our dual-class share structure;

•
Our executive compensation program, including alignment of pay with performance; and

•
ESG matters and disclosure, including diversity and inclusion and sustainability metrics, initiatives, and disclosures.

We manage our business with a focus on continued innovation, growth, and stockholder value creation, and recognize that our compensation programs must balance stockholder perspectives with our ability to retain and attract the highest caliber of talent to facilitate growth at scale. For example, we eliminated the evergreen provision and the ability to reprice options without stockholder approval in our 2022 Equity Incentive Plan. Additionally, we adopted an omnibus bonus plan in early fiscal 2024 in response to stockholder feedback requesting increased disclosure regarding the performance metrics we use or may use in our cash bonus program.
We intend to continue the dialogue with our stockholders on these matters and will consider stockholder feedback along with best practices, market standards, and applicable regulations in making governance and other key board decisions.
Communications with the Board of Directors
Stockholders and other interested parties wishing to communicate about bona fide issues or questions with the Board of Directors or with an individual member of the Board may do so by writing to the Board or to the particular member of the Board, care of the Corporate Secretary at generalcounsel@workday.com or by mail to the Corporate Secretary, Workday, Inc., 6110 Stoneridge Mall Road, Pleasanton, California 94588. The communication should indicate that it contains a stockholder or interested party communication. All such communications will be forwarded to the director or directors to whom the communications are addressed. Workday will generally not forward to the Board a communication
22 | workday.com

DIRECTORS AND CORPORATE GOVERNANCE

that it determines to be primarily commercial in nature or related to an improper or irrelevant topic, or that requests general information about Workday.
Director Independence
Our Class A common stock is listed on the Nasdaq Global Select Market. The listing rules of this stock exchange generally require that a majority of the members of a listed company’s board of directors be independent. Our Board of Directors has determined that none of our directors who are not current or former employees (Messrs. Frederick, Hawkins, McNamara, Still, Styslinger, and Yang and Mses. Campbell, Davies, and Doughtie) has a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is “independent” as that term is defined under the rules of the Nasdaq Global Select Market.
Leadership Structure
Our corporate governance framework provides the Board of Directors flexibility to determine the appropriate leadership structure for Workday. The Board does not require the separation of the offices of Chair of the Board and Chief Executive Officer. The Board may appoint a Chair of the Board and Vice Chair of the Board, at least one of whom will be an independent director. If the role of Chair is filled by a director who does not qualify as an independent director, the Board will designate a lead independent director.
Mr. Bhusri and Mr. Eschenbach serve as our Co-Chief Executive Officers and as members of our Board. Mr. Bhusri assumed the role of Chair of the Board in April 2021. Because our Chair is a current executive officer of Workday, Mr. Still also serves as a Vice Chair and Lead Independent Director of the Board. Our Board believes that the current leadership structure, coupled with a strong emphasis on independence, provides effective independent oversight of management while allowing the Board and management to benefit from the extensive executive leadership and operational experience of Messrs. Bhusri and Eschenbach. Independent directors and management sometimes have different perspectives and roles in strategy development. Our independent directors bring experience, oversight, and expertise from outside of our company, while Messrs. Bhusri and Eschenbach bring company-specific experience and expertise.
Lead Independent Director
Mr. Still serves as Vice Chair and as Lead Independent Director of the Board of Directors. As Lead Independent Director, among other responsibilities, Mr. Still presides over regularly scheduled meetings at which only our independent directors are present; serves as a liaison between the Co-Chief Executive Officers, Chair, and the independent directors; and performs such additional duties as our Board may otherwise determine and delegate.
Executive Sessions of Independent Directors
In order to promote open discussion among independent directors, our Board of Directors has a policy of conducting executive sessions of independent directors during each regularly scheduled Board meeting and at such other times if requested by an independent director. These executive sessions are chaired by our Lead Independent Director. The Lead Independent Director provides feedback to Workday’s Co-Chief Executive Officers, as needed, promptly after the executive sessions.
Meetings of the Board of Directors
The Board of Directors met six times during fiscal 2023 and took action by unanimous written consent four times. Each director attended at least 75% of the total number of meetings of the Board and of any Board committees of which he or she was a member during fiscal 2023, except for Ms. Campbell, who attended 64% of such meetings held during fiscal 2023.
It is our policy that directors are invited and encouraged to attend our annual meetings of stockholders. All members of the Board during fiscal 2023 attended our annual meeting held on June 22, 2022. We have scheduled our 2023 Annual Meeting on the same day as a regularly scheduled Board meeting in order to facilitate attendance by our Board members.
2023 Proxy Statement | 23

DIRECTORS AND CORPORATE GOVERNANCE

Committees of the Board of Directors
Our Board of Directors has established an Audit Committee, a Compensation Committee, a Nominating and Governance Committee, and an Investment Committee. The current composition and functions of each committee are described below. Members serve on these committees until their resignation or until otherwise determined by our Board. The following table provides membership information for each of our Board committees:
	Audit Committee	Compensation Committee	Nominating & Governance Committee	Investment Committee
Aneel Bhusri
Thomas F. Bogan
Ann-Marie Campbell
Christa Davies
Lynne M. Doughtie
Carl M. Eschenbach
Wayne A.I. Frederick, M.D.
Mark J. Hawkins
Michael M. McNamara
George J. Still, Jr.
Lee J. Styslinger III
Jerry Yang
= Chair of the Board	= Chair
= Lead Independent Director	= Member
Audit Committee
Our Audit Committee is composed of Mses. Davies and Doughtie, and Messrs. McNamara and Styslinger, each of whom is independent and financially literate within the meaning of the Nasdaq Global Select Market rules. Ms. Davies is the Chair of the committee. Each of Mses. Davies and Doughtie, and Messrs. McNamara and Styslinger also satisfies the independence requirements of Rule 10A-3 of the Exchange Act. Mses. Davies and Doughtie, and Mr. Styslinger are each an Audit Committee financial expert, as that term is defined under SEC rules, and possess financial sophistication as defined under the rules of the Nasdaq Global Select Market. The designation does not impose on any of them any duties, obligations, or liabilities that are greater than are generally imposed on members of our Audit Committee and our Board of Directors.
The Audit Committee met eight times during fiscal 2023. The committee is directly responsible for, among other things:
•
selecting a firm to serve as the independent registered public accounting firm to audit our financial statements;

•
ensuring the independence of the independent registered public accounting firm;

•
discussing the scope and results of the audit with the independent registered public accounting firm, and reviewing, with management and that firm, our interim and year-end operating results;

•
establishing procedures for employees to submit concerns anonymously about questionable accounting or audit matters or alleged violations of our Code of Conduct or applicable laws;

•
considering the adequacy of our internal controls and internal audit function;

•
reviewing the development and implementation of disclosure controls and procedures with respect to ESG disclosures;

24 | workday.com

DIRECTORS AND CORPORATE GOVERNANCE

•
overseeing our overall enterprise risk management framework and reviewing our major financial risk exposures, significant climate-related financial risks, cybersecurity and other information technology risks, and processes to manage risk;

•
overseeing our global ethics and compliance function;

•
reviewing proposed waivers of the Code of Conduct for directors and executive officers;

•
reviewing material related party transactions or those that require disclosure; and

•
approving or, as permitted, pre-approving all audit and non-audit services to be performed by the independent registered public accounting firm.

The Audit Committee operates under a written charter that was adopted by our Board and satisfies the applicable standards of the SEC and the Nasdaq Global Select Market. The Audit Committee charter is available on our website at www.workday.com/audit-committee-charter.
Compensation Committee
Our Compensation Committee is composed of Ms. Doughtie and Messrs. Still and Yang, each of whom is independent within the meaning of the Nasdaq Global Select Market rules. Mr. Still is the Chair of our Compensation Committee. Each member of the committee is also a “non-employee director” under Rule 16b-3(b)(3)(i) of the Exchange Act and is free from any relationship that, in the opinion of our Board of Directors, would interfere with the exercise of independent judgment as a Compensation Committee member.
The Compensation Committee met five times during fiscal 2023 and took action by unanimous written consent 14 times. The committee is responsible for, among other things:
•
reviewing and approving, or recommending that our Board approve, the compensation of our executive officers;

•
reviewing and recommending to our Board the compensation of our directors;

•
reviewing and approving, or recommending that our Board approve, the terms of any employment arrangements with our executive officers;

•
reviewing and approving the selection of peer companies used for compensation analysis;

•
reviewing and approving, or recommending that our Board approve, any amendment of our recoupment policies and practices and stock ownership guidelines applicable to our Board and/or executive officers;

•
administering our stock and equity incentive plans;

•
reviewing and approving, or making recommendations to our Board with respect to, incentive compensation and equity plans;

•
reviewing our strategies and policies related to human capital management, including belonging and diversity;

•
reviewing our major compensation and human capital-related risk exposures; and

•
reviewing our overall compensation philosophy.

The Compensation Committee operates under a written charter that was adopted by our Board and satisfies the applicable standards of the SEC and the Nasdaq Global Select Market. The Compensation Committee charter is available on our website at www.workday.com/compensation-committee-charter.
Nominating and Governance Committee
Our Nominating and Governance Committee is composed of Messrs. McNamara and Still and Mses. Campbell and Davies, each of whom is independent within the meaning of the Nasdaq Global Select Market rules. Mr. McNamara is the Chair of our Nominating and Governance Committee.
2023 Proxy Statement | 25

DIRECTORS AND CORPORATE GOVERNANCE

The Nominating and Governance Committee met five times during fiscal 2023. The committee is responsible for, among other things:
•
identifying and recommending candidates for membership on our Board of Directors;

•
reviewing and recommending our Corporate Governance Guidelines and policies;

•
overseeing and periodically reviewing our policies and programs concerning environmental sustainability, social responsibility, and governance, as well as our participation and visibility as a global corporate citizen;

•
overseeing significant risks related to ESG, including climate-related risks, and the steps management has taken to monitor or mitigate such risks;

•
conducting an annual review of the independence of the non-employee directors and members of the Nominating and Governance Committee, the Audit Committee, and the Compensation Committee;

•
reviewing and recommending the composition of our Board and its committees in light of the current needs of the Board, including determining whether it may be appropriate to add or remove directors after considering issues of judgment, diversity, age, skills, background, and experience;

•
overseeing the process of evaluating the performance of our Board;

•
reviewing any feedback received from stockholder engagement efforts and reviewing any proposals properly submitted by stockholders for action at annual meetings of stockholders and making recommendations to our Board regarding action to be taken in response to such proposals; and

•
assisting our Board on other corporate governance matters.

The Nominating and Governance Committee operates under a written charter that was adopted by our Board and satisfies the applicable standards of the SEC and the Nasdaq Global Select Market. The Nominating and Governance Committee charter is available on our website at www.workday.com/nominating-governance-committee-charter.
Investment Committee
Our Investment Committee is composed of Messrs. Yang, Bogan, and Still. Mr. Yang is the Chair of our Investment Committee. Our Investment Committee is responsible for reviewing and approving, or recommending that the Board of Directors approve, certain mergers, acquisitions, joint ventures, and investments, and working with management to develop effective and scalable processes for the review and execution of such transactions. The Investment Committee met two times during fiscal 2023.
Compensation Committee Interlocks and Insider Participation
None of the members of our Compensation Committee is, or at any time during the past year has been, an officer or employee of ours during the time on which they served on the Compensation Committee. None of our executive officers currently serve, or in the past year has served, as a member of the board of directors or compensation committee of any other entity that has one or more executive officers serving on our Board of Directors or Compensation Committee.
Considerations in Evaluating Director Nominees
The Nominating and Governance Committee is responsible for identifying, evaluating, and recommending candidates to the Board of Directors for Board membership, or the Board may conduct the process of identifying and evaluating Board candidates directly. A variety of methods are used to identify and evaluate director nominees, with the goal of maintaining and further developing an experienced and highly qualified Board. Candidates may come to our attention through current members of our Board, professional search firms, stockholders, or other persons.
The Nominating and Governance Committee will recommend to the Board for selection all nominees to be proposed by the Board for election by the stockholders, including approval or recommendation of a slate of director nominees to be proposed by the Board for election at each annual meeting of stockholders, and, if requested by the Board, will recommend all director nominees to be appointed by the Board to fill interim director vacancies.
The Board will be responsible for nominating members for election to the Board and for filling vacancies on the Board that may occur between annual meetings of stockholders. The Board may, either directly or upon the recommendation of the Nominating and Governance Committee, consider the minimum qualifications set forth below, any specific qualities or skills that it believes are necessary for one or more of the Board members to possess, and the desired qualifications, expertise, and characteristics of Board members.
26 | workday.com

DIRECTORS AND CORPORATE GOVERNANCE

Director Qualifications
The Nominating and Governance Committee and the Board of Directors believe that candidates for director should have certain minimum qualifications, including, without limitation:
•
demonstrated business acumen and leadership, and high levels of accomplishment;

•
experience with high-growth companies and global public companies;

•
ability to exercise sound business judgment and to provide insight and practical wisdom based on experience;

•
commitment to understand Workday and its business, industry, and strategic objectives;

•
integrity and adherence to high personal ethics and values, consistent with our Code of Conduct;

•
ability to read and understand financial statements and other financial information pertaining to Workday;

•
commitment to enhancing stockholder value;

•
willingness to act in the interest of all stockholders; and

•
for directors who are not current or former employees, independence under Nasdaq Global Select Market listing standards and other applicable rules and regulations.

In the context of the Board’s existing composition, other requirements that are expected to contribute to the Board’s overall effectiveness and meet the needs of the Board and its committees may be considered.
In addition, under Workday’s Corporate Governance Guidelines, the Board and each of its committees conduct a self- evaluation annually, which considers responsibilities under their charters and best practices. The Nominating and Governance Committee oversees each individual director’s performance, the Board’s performance, and the operation and composition of each committee. Also, a director is expected to spend the time and effort necessary to properly discharge such director’s responsibilities. Accordingly, a director is expected to regularly attend meetings of the Board and committees on which such director sits, and to review prior to meetings material distributed in advance for such meetings. Thus, the number of other public company boards and other boards (or comparable governing bodies) on which a prospective nominee is a member, as well as his or her other professional responsibilities, will be considered. To help ensure that our directors devote sufficient time to carry out their duties and responsibilities effectively, our Corporate Governance Guidelines provide that each director may not serve on more than three other public company boards without prior approval of the Nominating and Governance Committee and that each director should engage in discussion with our Nominating and Governance Committee prior to accepting an invitation to serve on a public or for-profit private company board of directors. Also, under the Corporate Governance Guidelines, there are no limits on the number of three-year terms that may be served by a director. However, in connection with evaluating recommendations for nomination for re-election, director tenure is considered.
When considering nominees, our Nominating and Governance Committee may take into consideration many factors including, among other things, a candidate’s independence, integrity, financial and other business expertise, breadth of experience, relevant skills and whether their skills are complementary to those of our existing board, and experience in and knowledge about our business or industry. Additionally, although Workday does not have a formal diversity policy with regards to directors, Workday values diversity on a company- wide basis and endeavors to assemble a board with diverse perspectives and demographics (e.g., age, race, gender) and is in compliance with the board diversity requirements of Nasdaq and the State of California. The committee does not assign specific weights to any particular criteria and reviews the candidate’s qualifications in light of the specific needs of the Board at that time.
Stockholder Recommendations for Nominations to the Board of Directors
The Nominating and Governance Committee will consider properly submitted stockholder recommendations for candidates for our Board of Directors who meet the minimum qualifications as described above. The committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether or not the candidate was recommended by a stockholder. A stockholder of record can nominate a candidate for election to the Board by complying with the procedures in Article I, Section 1.12 of our Bylaws. Any eligible stockholder who wishes to submit a nomination should review the requirements in the Bylaws on nominations by stockholders, including the requirements of Rule 14a-19. Any nomination should be sent in writing to the Corporate Secretary, Workday, Inc., 6110 Stoneridge Mall Road, Pleasanton, California 94588. Submissions must include the full name of the proposed nominee, complete biographical information, a description of the proposed nominee’s qualifications as a director, other information specified in our Bylaws and Rule 14a-19, and a written consent of the proposed nominee to
2023 Proxy Statement | 27

DIRECTORS AND CORPORATE GOVERNANCE

be named as a nominee and to serve as a director if elected. Submissions must also include a representation that the nominating stockholder is a registered stockholder or a beneficial owner of shares held in street name and has held their stock for at least one year and that the nominating stockholder intends to solicit the holders of shares representing at least 67% of the voting power of the shares of Class A common stock entitled to vote on the election of directors in support of the nominating stockholder’s director nominees in accordance with Rule 14a-19. These candidates are evaluated at meetings of the Nominating and Governance Committee and may be considered at any point during the year. If any materials are provided by a stockholder in connection with the recommendation of a director candidate, such materials are forwarded to the Nominating and Governance Committee.
All proposals of stockholders that are intended to be presented by such stockholder at an annual meeting of stockholders must be in writing and notice must be delivered to the Corporate Secretary at the principal executive offices of Workday not later than the dates described below under “Additional Information — Stockholder Proposals for 2024 Annual Meeting.”
Non-Employee Director Compensation
Under our current compensation practices, our non-employee directors receive equity compensation for their service as directors, which we believe reinforces alignment with our stockholders and is consistent with our overall compensation philosophy. Our Board of Directors has historically approved annual refresh grants for our non-employee directors in respect of their Board and committee service at levels recommended by our Compensation Committee. Our compensation practices for non-employee directors are reviewed annually by our Compensation Committee. In addition, our executive compensation consultant, Semler Brossy Consulting Group, analyzes the competitive position of our director compensation program against the peer group used to review our executive compensation and examines how our director compensation levels, practices, and design features compare to members of our compensation peer group. Our Compensation Committee reviews this peer group to assess our director compensation against companies that have a similar size and growth trajectory as Workday and have similar business characteristics, such as companies focused on cloud applications or enterprise software. You can find additional information on our compensation peer group in the “Compensation Discussion and Analysis” section included elsewhere in this Proxy Statement.
During fiscal 2023, in accordance with the practices described above, our Compensation Committee reviewed our non-employee director compensation program and recommended that the Board maintain the annual refresh grant of restricted stock units (“RSUs”) to our non-employee directors and to the Chair, Vice Chair, Lead Independent Director, and Committee members at the same levels disclosed in our 2022 Proxy Statement, which are set forth in the table below. The number of RSUs awarded to each director is determined by dividing the value of RSUs approved by the Board for each director by the trailing 20-day simple moving average stock price of Workday’s Class A common stock, calculated using the 20 trading days prior to the date of grant. These equity awards vest in one annual installment on May 5th of the year following the year of grant, assuming continuous service through the vest date.
Grant Type	Annual RSU Award
Non-Employee Director	$320,000
Chair of the Board	50,000
Vice Chair of the Board and Lead Independent Director	50,000
Chair of the Audit Committee	75,000
Member of the Audit Committee	37,500
Chair of each of the Board’s other Committees	50,000
Member of each of the Board’s other Committees	25,000
Additionally, upon joining our Board, a non-employee director will generally be granted an initial equity award in connection with his or her appointment to the Board. New directors joining our Board between annual meetings may also receive a pro-rated annual grant. Our 2022 Equity Incentive Plan provides that a non-employee director may receive awards representing no more than $750,000 total value in any calendar year, and a newly appointed non-employee director may receive awards up to $1,750,000 in total value in the calendar year in which the individual first becomes a non-employee director, provided that any initial award granted in connection with the commencement of his or her initial service as a non-employee director shall not exceed $1,000,000 in value.
Consistent with the above, in fiscal 2023, the Compensation Committee granted awards to the non-employee directors as set forth in the following table. We also reimburse directors for travel expenses incurred in connection with
28 | workday.com

DIRECTORS AND CORPORATE GOVERNANCE

attendance at Board meetings and other Workday events and for expenses incurred for continuing education related to their service as directors. Mr. Eschenbach is included in the table below for compensation awarded to, earned by or paid to him in his capacity as a non-employee director until December 20, 2022, when he became our Co-Chief Executive Officer. Following his appointment as Co-Chief Executive Officer, Mr. Eschenbach no longer receives compensation in his capacity as a director. Other than as set forth in the table below, in fiscal 2023, we did not pay any cash compensation or other fees to, make any equity awards or non-equity awards to, or pay any other compensation to any person who served as a non-employee director for all or a portion of fiscal 2023 in respect of their service as members of our Board.
Name	Grant Date	Number of Shares Subject to RSU Award(1)	Value of RSU Award on the Date of Grant(2)	All Other Compensation	Total Compensation
George J. Still, Jr. (Vice Chair)	6/22/2022	3,051	$416,736	$—	$416,736
Thomas F. Bogan	6/22/2022	2,077	283,697
	3/15/2022	3,288(3)	728,029	—	1,011,726
Ann-Marie Campbell	6/22/2022	2,240	305,962	—	305,962
Christa Davies	6/22/2022	2,726	372,344	—	372,344
Lynne M. Doughtie	6/22/2022	2,321	317,025	—	317,025
Carl M. Eschenbach	6/22/2022	2,402(4)	328,089	—	328,089
Wayne A.I. Frederick, M.D.	7/15/2022	5,248(5)	738,446
	6/22/2022	2,077	283,697	—	1,022,143
Michael M. McNamara	6/22/2022	2,645	361,281	—	361,281
Lee J. Styslinger III	6/22/2022	2,321	317,025	—	317,025
Jerry Yang	6/22/2022	2,564	350,217	—	350,217

(1)
RSU awards shown in the table above vest in full on May 5, 2023, assuming continuous service through such date, other than as indicated in the following footnotes. The following table provides information regarding outstanding equity awards held by non-employee directors as of January 31, 2023:

	RSU AWARDS
Name	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested(i)
George J. Still, Jr.	3,051	553,543
Thomas F. Bogan	2,077	376,830
	3,288	596,542
Ann-Marie Campbell	2,240	406,403
	327	59,328
Christa Davies	2,726	494,578
Lynne M. Doughtie	2,321	421,099
	1,654	300,085
Wayne A.I. Frederick, M.D.	5,248	952,145
	2,077	376,830
Michael M. McNamara	2,645	479,882
Lee J. Styslinger III	2,321	421,099
Jerry Yang	2,564	465,187

(i)
The market value of unvested RSUs is calculated by multiplying the number of unvested shares held by the applicable director by the closing price of our Class A common stock on January 31, 2023, the last trading day of our fiscal year, which was $181.43.

(2)
The amounts included in the “Value of RSU Award on the Date of Grant” column represent the aggregate grant date fair value of the RSU awards calculated in accordance with Financial Accounting Standards Board, Accounting Standards Codification (“ASC”) Topic 718. The grant date fair value of each RSU award is measured based on the closing price of our Class A common stock on the date of grant.

(3)
Mr. Bogan was granted RSUs in the amount of $750,000 in connection with his appointment to our Board, one-fourth of which vested on March 5, 2023, and the balance of which will vest in equal installments over the following 12 quarters, assuming continuous service through the applicable vesting dates.

(4)
Mr. Eschenbach was granted 2,402 RSUs in connection with his service as a non-employee director on our Board in fiscal 2023 until his appointment as our Co-Chief Executive Officer on December 20, 2022. Mr. Eschenbach’s RSUs granted to him in his capacity as a non-employee director continue to vest pursuant to their terms.

(5)
Dr. Frederick was granted RSUs in the amount of $750,000 in connection with his appointment to our Board, one-fourth of which will vest on July 5, 2023, and the balance of which will vest in equal installments over the following 12 quarters, assuming continuous service through the applicable vesting dates.

2023 Proxy Statement | 29

ESG AT WORKDAY*
ESG Oversight and Governance
We believe that strong oversight and governance of ESG contributes to Workday’s long-term success and allows us to make positive impacts in the environment and in the communities in which we operate. Our ESG program is implemented across our business and includes board and board committee oversight, executive-level leadership, and subject-matter experts who lead our ESG efforts across the company.
Workday’s Board of Directors provides oversight of our ESG program and is actively engaged on ESG issues important to our company and business strategy. Our Nominating and Governance Committee oversees and periodically reviews Workday policies and programs concerning environmental sustainability, social responsibility, and governance, as well as Workday’s participation and visibility as a global corporate citizen, while our Audit Committee oversees our global ethics and compliance function.
At the executive level, our Chief People Officer, in partnership with our Chief Diversity Officer, is responsible for developing and executing Workday’s human capital strategy, including programs focused on belonging and diversity, and employee development, engagement, and wellbeing. These executives and our Co-CEOs regularly update our Board and Compensation Committee on human capital matters and seek their input on various ESG issues.
Workday’s ESG Steering Committee, with executive sponsorship from Richard H. Sauer, Chief Legal Officer, and Robynne D. Sisco, Vice Chair of Workday, reports to the Board and is responsible for formalizing Workday’s ESG strategy, goals, and structure. The ESG Steering Committee is composed of leaders from Workday’s internal legal, finance, and audit functions and provides reports to the Board on progress towards the company’s ESG goals and initiatives annually and as needed.
The ESG Steering Committee is supported by Workday’s cross-functional ESG Task Force. The ESG Task Force meets regularly and includes subject-matter experts from across the company in environmental sustainability, diversity, equity and belonging, talent and culture, workforce development, corporate governance and business ethics, product innovation and customer satisfaction, privacy and data security, and AI ethics. Workday also has a Sustainability Team, which is led by our Senior Director, Environmental Sustainability, which is responsible for setting and implementing the company’s environmental strategy and programs.
Our People
When Workday was founded in 2005, co-founders Aneel Bhusri and David Duffield wanted to make one thing clear: culture comes first. With a strong belief that happy employees lead to happy customers, maintaining a strong culture of inclusivity, belonging, and fun was integral to the foundation of Workday. This culture-first philosophy has helped shape Workday into the global leader that it is today, and our people continue to be a top priority.
Our Values
Our core values give us a framework for leadership, daily decisions, and employee satisfaction, and help us enjoy our time at work. Staying true to our values has helped to preserve our culture, even virtually, and has guided our decisions to help protect and take care of our people, our customers, and our communities.

*
Our goals are aspirational and may change. Statements regarding our goals are not guarantees or promises that they will be met. Content available at websites and in documents referenced in this section are not incorporated herein and are not part of this Proxy Statement.

30 | workday.com

ESG at Workday

Total Rewards
Our compensation philosophy is designed to establish and maintain a fair and flexible compensation program that attracts and rewards talented individuals who possess the skills necessary to support our near-term objectives, create long-term value for our stockholders, grow our business, and assist in the achievement of our strategic goals. We believe that providing employees with competitive pay, eligibility for ownership in the company, and a wide range of benefits is fundamental to employees feeling valued, motivated, and recognized for their contributions. Equity ownership is a key element of our compensation program, allowing employees to share in Workday’s successes and aligning the interests of our employees with our stockholders. Additionally, our total rewards package includes a cash bonus program, an employee stock purchase plan, healthcare and retirement benefits, paid time off, family leave, and other wellness programs. We also offer specialized benefits such as a holistic global mental and emotional health program, onsite and virtual healthcare resources, and support for fertility options and new parents, as well as reimbursement of adoption costs.
Belonging and Diversity
We strive to be a workplace where all employees are valued for their unique perspectives and where we all collectively contribute to Workday’s success and innovation. Belonging and Diversity helps us cultivate an equitable and inclusive environment for all. Whether it’s through creating resources and initiatives that enable and strengthen our culture, building inclusive products and technology, or hiring and developing diverse talent, our vision is to Value Inclusion, Belonging, and Equity (“VIBE”) for all.
We have made significant progress towards our ongoing company commitments to belonging and diversity. To track progress and plan for the future, we use internally developed products to bring diversity- and inclusion-related data into one centralized location and set our belonging and diversity strategy. Through these products, we can assess, measure, benchmark, and manage diversity and inclusion as well as empower our leaders to create belonging and diversity plans and measure performance and outcomes across areas such as hiring, development, and employee experience. Looking at our diversity data, we continue to make strides in our representation. As of January 31, 2023, women represented 42% of our global employees and 37% of our leadership positions globally, and underrepresented minorities (defined as those who identify as Alaskan native, American Indian, Black, Latinx, Native Hawaiian, Other Pacific Islander, and/or two or more races) represented 14% of our U.S. employees and 10% of our leadership positions in the U.S.
Learning and Development
Our employees tell us they are most engaged when they are continuously being exposed to new things, empowered to build new skills, and able to make an impact. Our employees have instant access to training via several industry-leading learning platforms, which provide our global workforce with convenient, timely access to content from subject matter experts. We offer a number of educational resources, development opportunities, and a support community to guide employees throughout their Workday careers. For example, we developed Career Hub which helps our employees share skills and interests and receive relevant connections, curated learning content, and recommended jobs to help them on their career journeys. Using machine learning, Career Hub provides workers with suggestions to grow their skills and capabilities and encourages them to build a plan as they explore opportunities for continued career development.
Additionally, to foster a strong culture of compliance and ethics, we conduct annual compliance and ethics training of our Code of Conduct for all employees. In fiscal 2023, we had a 100% completion rate for our annual Code of Conduct training.
Communication and Engagement
Our culture and how we treat people are paramount at Workday, and we believe that being transparent and facilitating information sharing are key to our success. Workday leverages multiple communication channels to engage and inform employees, including company meetings, town halls, internal websites, and social collaboration tools. We also use Workday Peakon Employee Voice to collect feedback in real time from our employees and turn that feedback into dialog and action. Since we introduced Workday Peakon Employee Voice in fiscal 2022, we have had an average weekly participation rate of approximately 70% across our global employees, which reflects strong continuous
2023 Proxy Statement | 31

ESG at Workday

participation by our employees. We receive data points from these surveys that help us identify actions to take to improve our company and our culture.
Buoyed by the opportunities offered by our own technology, our talent strategy philosophy puts employees at the center of their own career and performance journey. A fundamental tenet of this approach is the belief that we should provide employees with the tools and framework to enable their careers, putting them in the driver’s seat. Our talent philosophy is centered on five factors that fuel employee success: enable contribution, grow capabilities, empower career, deepen connections, and align compensation and recognition.
Our talent and performance dashboard includes a summary of an employee’s five factors and provides a snapshot view of performance-related tasks, with a visual summary of goals, feedback, and growth opportunities. Employees can take action to update their contributions, capabilities, career, and connections using the quick links provided in the dashboard.
Health, Safety, and Wellbeing
At Workday, we take a holistic approach to our employees’ wellbeing and have created wellbeing programs that focus on four core pillars: happiness, health, movement, and nutrition. These programs go beyond traditional medical benefits and wellness offerings and allow employees to focus on their chosen wellness goals as well as their mental health.
Our Customers
Products
In line with our core values of customer service and innovation, we have increased our focus on how our technology can enable our customers to advance their own ESG goals, and how we can help them comply with the myriad of new and emerging ESG compliance and disclosure obligations. Workday is well positioned to play an important supporting role for our customers who are focused on ESG compliance because we are for our customers a central source of data — a centralized location whereby internal and external data can be brought together and analyzed. With our intelligent data core, customers are able to gather information with ease and report with confidence. For example, with Workday as the single source of worker data, customers can measure belonging and diversity outcomes across the employee lifecycle. Customers can also use Workday to source, evaluate, and manage sustainable suppliers; deliver compliance training; and, with our planning solutions, proactively plan and track ESG goals.
Trust and Ethics
When it comes to innovation, we build with trust top of mind. Our customers expect us to create and deliver products with integrity, and because of that, privacy, ethics, and security have been embedded into Workday’s design since day one. We are focused on delivering unparalleled security and data privacy across all aspects of the Workday service. This includes complying — and helping our customers comply — with various international privacy regulations and staying true to our privacy-by-design principles. By providing a consistent security model, employing industry-leading safeguards, and continuously monitoring our service, we prioritize the safeguarding of our customers’ data. In addition to our commitment to privacy in the products we deliver, we believe privacy is a fundamental right. We are a leader in the enterprise cloud sector and work constructively with policymakers to advance a modern legal framework that protects individuals and enhances understanding and trust in technology around the world.
We have long believed that AI and ML will power the future of work and have been building and delivering AI and ML capabilities to our customers for nearly a decade. From a capabilities perspective, Workday takes a platform-first approach that embeds AI and ML into the very core of our technology platform. Our comprehensive single data model allows us to maintain clean and coherent data in a way our competitors cannot. The combination of Workday’s unique data and technology capabilities allows us to deploy AI and ML solutions with high performance and better tailored use cases, quickly delivering rapid and differentiated outcomes for our customers.
32 | workday.com

ESG at Workday

We have put in place an ML trust program that specifically addresses how Workday delivers AI and ML technologies with a laser focus on ethics and customer trust, and an eye toward global emerging AI regulation. In 2019, we publicly committed to an ethical AI approach. Our commitment to ethical AI is a reflection of our core values and includes the following six principles:

We Put People First	We Care About Our Society	We Act Fairly and Respect the Law

We Are Transparent and Accountable	We Protect Data	We Deliver Enterprise-Ready ML Technologies
In order for AI and ML to be trustworthy, trust must be designed into the very foundation, and we are committed to responsible AI. We provide our customers with a clear understanding of how our ML products are developed and assessed in order to help mitigate any risks associated with their use. Our key ethical AI and ML principles serve as the cornerstone of our work in this space and guide us in the development of AI and ML technologies that help drive positive societal outcomes and expand growth opportunities for our customers and their employees.
Our Communities
Workday is committed to caring for people and the planet, and we focus on sustainability efforts that support our commitments to our stakeholders and align with our core values. We believe that doing good is good for business, and we concentrate our corporate social responsibility efforts on ways to positively impact the communities where we live and work in alignment with our commitments to all of our stakeholders. In light of today’s global challenges, innovation plays a key role in doing our part to help solve some of the world’s toughest problems. Every year, we set ambitious goals rooted in our core values to help address some of the world’s most complex societal and environmental challenges.
Sustainability
Workday provides our more than 10,000 customers with a carbon-neutral cloud. We match 100% of the electricity we use at our offices and data centers globally with clean, renewable sources. In fiscal 2022, we achieved net-zero carbon emissions across our offices, data centers, and business travel. We achieved this milestone through a combination of operational efficiency, procurement of renewable electricity equal to 100% of our consumption, and investing in high-quality carbon offset projects. In 2020, we committed to science-based emissions reduction targets — across the entire value chain — that are consistent with keeping global warming to 1.5°C above pre-industrial levels. In early 2022, our ambitious science-based targets were approved by the Science Based Targets initiative. With this commitment, we are taking our next steps toward minimizing our impact on the planet and helping our world transition to a net-zero future by 2050. We are committed to:
•
continue annually sourcing 100% renewable electricity through fiscal 2030;

•
reducing absolute Scope 3 business travel GHG emissions by 25% by fiscal 2026 from a fiscal 2021 base year; and

•
70% of our suppliers by spend covering purchased goods & services and capital goods having science-based targets by fiscal 2026.

Since committing to our science-based targets, we have taken the following initiatives towards our commitments:
•
We have entered into a five-year advance purchase of sustainable aviation fuel (“SAF”), which we expect will help reduce our business travel emissions and accelerate the energy transition in aviation. Functioning as a substitute for fossil jet fuels, SAF is produced from sustainable resources instead of being refined from petroleum. We encourage employees to travel by public transit and continue to use digital tools to minimize unnecessary business travel.

2023 Proxy Statement | 33

ESG at Workday

•
We use Workday Strategic Sourcing to manage supplier engagements. This collaborative, cloud-based solution provides enterprise-wide visibility into sourcing projects that are driving science-based transformation targets, enabling us to manage, prioritize, and track all sourcing projects in one place.

In fiscal 2023, we engaged a third-party to complete a climate risk assessment and scenario analysis to identify our climate risks and opportunities in accordance with the recommendations from the TCFD. The information from this analysis will help us to better understand the resilience of our business strategy, and help us inform our investors, leaders, and communities.
Community Outreach
We believe in doing good for the greater good. In a time where our global community continues to battle ongoing health, economic, and social crises, our pledge to create opportunity for all helps to guide our strategic approach to making a positive social impact in the communities where we live and work. We believe that talent is everywhere, but opportunity is not. Skills, education, and experience are gained in a variety of ways that are often not recognized in the traditional recruiting process. Talent acquisition at Workday ensures there is intentionality about weaving VIBE throughout our hiring practices to ensure an inclusive and equitable experience for all. We also invest in leading workforce development organizations who provide direct training and employment opportunities for candidates facing barriers to employment through our Opportunity Onramps programs.
On top of our strategic, company-led social impact and employee volunteerism efforts, we also believe that giving back is even more rewarding when people get to make an impact through their favorite causes. We encourage and support employee giving and volunteering through programs such as our charitable donation matching gift program, our paid time off benefit for employees to volunteer and give back to their communities, and our team volunteer experience, where employee teams of five or more can volunteer with a charity partner of their choice and receive a $5,000 grant.
Additional information about our Environmental and Social strategies and programs can be found in our Global Impact Report at globalimpact.workday.com.
34 | workday.com

RELATED PARTY TRANSACTIONS
In addition to the executive officer and director compensation arrangements discussed under “Executive Compensation” and “Non-Employee Director Compensation,” respectively, we describe below transactions for fiscal 2023 in which Workday has been a participant, in which the amount involved in the transaction exceeds $120,000, and in which any of our directors, executive officers, or holders of more than 5% of our Class A common stock, or any immediate family member of, or person sharing the same household with, any of these individuals, had or will have a direct or indirect material interest.
Stock Voting Agreement
Messrs. Duffield and Bhusri, our co-founders, have entered into a stock voting agreement with each other and Workday. This agreement applies to all Class B common stock owned from time to time by our co-founders and each of their permitted transferees, which represents approximately 71% of the outstanding voting power of our capital stock as of April 25, 2023.
Relationship with Incline Alchemy, Inc.
As of April 30, 2023, Mr. Duffield held approximately 35% of the outstanding capital stock of Incline Alchemy, Inc., a company majority-owned by Mr. Duffield’s son, Mike Duffield, a former employee of Workday. Incline Alchemy is part of a network of partners who provide implementation services for Workday’s customers. During fiscal 2023, Workday paid $175,069 to Incline Alchemy for the provision of professional services to Workday customers and related expenses. In fiscal 2023, Incline Alchemy made payments to Workday in the amount of $643,049 for training hours and tools, as well as fees paid to Workday for professional service hours. Additionally, Incline Alchemy is a customer of Workday and made customer payments to Workday in the amount of $291,000 in fiscal 2023. These transactions were based on arms-length agreements entered into in the ordinary course of business.
Employment Arrangements with Immediate Family Members of Our Executive Officers and Directors
Christina Erickson, a sister-in-law to James J. Bozzini, our Chief Operating Officer, has been employed by us since June 2015. She currently serves as a Senior Environments Update Validation Analyst. During fiscal 2023, Ms. Erickson had total cash compensation, including base salary and other cash compensation, of $159,039.
Diep Romano, a sister-in-law to Mr. Bozzini, has been employed by us since February 2021. She currently serves as a Senior Financial Analyst. During fiscal 2023, Ms. Romano had total cash compensation, including base salary and other cash compensation, of $176,835.
The salary and bonus levels of Mses. Erickson and Romano were based on reference to internal pay equity when compared to the compensation paid to employees in similar positions who were not related to our executive officers and directors. They also received equity awards on the same general terms and conditions as applicable to other employees in similar positions who were not related to our executive officers and directors.
Relationship with Aon, plc
Ms. Davies, one of our directors, is the Chief Financial Officer and Executive Vice President of Global Finance of Aon plc. Aon is a customer of Workday and made payments to Workday of $1,607,411 in fiscal 2023. These transactions were based on arms-length agreements entered into in the ordinary course of business.
Relationship with The Home Depot, Inc.
Ms. Campbell, one of our directors, is Executive Vice President of U.S. Stores and International Operations at The Home Depot, Inc. The Home Depot is a customer of Workday and made payments to Workday of $2,869,759 in fiscal 2023. These transactions were based on arms-length agreements entered into in the ordinary course of business.
Relationship with Howard University
Dr. Frederick, one of our directors, is President of Howard University. Howard University is a customer of Workday and made payments to Workday of $6,457,396 in fiscal 2023. These transactions were based on arms-length agreements entered into in the ordinary course of business.
2023 Proxy Statement | 35

RELATED PARTY TRANSACTIONS

Indemnification Agreements
We have entered into indemnification agreements with each of our directors and executive officers. The indemnification agreements and our Bylaws require us to indemnify our directors and officers to the fullest extent permitted by Delaware law. Subject to certain limitations, our Bylaws also require us to advance expenses incurred by our directors and officers.
Statement of Policy Regarding Related Party Transactions
We have adopted a written related-party transactions policy which provides that our executive officers, directors, nominees for election as a director, beneficial owners of more than 5% of our common stock, and any members of the immediate family of the foregoing (each a “related party”) are not permitted to enter into a material related party transaction with us without the review, consideration, and approval or ratification of the disinterested members of the Audit Committee. For this policy, a material related party transaction is defined as a transaction with a related party in which the amount involved exceeds $120,000, or contributions to affiliated charities above $50,000. In approving or rejecting any proposed related party transaction, we expect that our Audit Committee will consider the relevant facts and circumstances available and deemed relevant to the committee in determining whether such transaction is fair to Workday and in the best interest of all of our stockholders, including whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances; the extent of the related party’s interest in the transaction; the benefits that the transaction provides to us; and whether the transaction was undertaken in the ordinary course of business.
36 | workday.com

REPORT OF THE AUDIT COMMITTEE
This report of the audit committee is required by the Securities and Exchange Commission (“SEC”) and, in accordance with the SEC’s rules, will not be deemed to be part of or incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended (“Securities Act”), or under the Securities Exchange Act of 1934, as amended (“Exchange Act”), except to the extent that we specifically incorporate this information by reference, and will not otherwise be deemed “soliciting material” or “filed” under either the Securities Act or the Exchange Act.
With respect to Workday’s financial reporting process, the management of Workday is responsible for (1) establishing and maintaining internal controls and (2) preparing Workday’s consolidated financial statements. Workday’s independent registered public accounting firm, Ernst & Young LLP (“EY”), is responsible for performing an independent audit of Workday’s consolidated financial statements and issuing opinions on the conformity of those audited financial statements with United States generally accepted accounting principles and the effectiveness of Workday’s internal control over financial reporting. It is the responsibility of the Audit Committee to oversee these activities. The Audit Committee does not itself prepare financial statements or perform audits, and its members are not auditors or certifiers of Workday’s financial statements.
The Audit Committee has reviewed and discussed the audited financial statements for fiscal 2023 with Workday’s management and EY, as well as management’s assessment and EY’s evaluation of the effectiveness of Workday’s internal control over financial reporting as of January 31, 2023. The Audit Committee has also discussed with EY the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”).
The Audit Committee also has received and reviewed the written disclosures and the letter from EY required by applicable requirements of the PCAOB regarding EY’s communications with the Audit Committee concerning independence and has discussed with EY its independence from Workday.
Based on our review and discussions with Workday’s management and EY, we recommended to the Board of Directors that the audited consolidated financial statements be included in Workday’s Annual Report on Form 10-K for fiscal 2023 for filing with the SEC.
Submitted by the Audit Committee of the Board of Directors:
Christa Davies (Chair)
Lynne M. Doughtie
Michael M. McNamara
Lee J. Styslinger III
2023 Proxy Statement | 37

EXECUTIVE OFFICERS AND OTHER EXECUTIVE MANAGEMENT
The following table provides certain information about Workday’s executive officers and other executive management as of May 10, 2023.
Executive Officers	Age	Current Position(s) with Workday
Aneel Bhusri	57	Co-Founder, Co-Chief Executive Officer, and Chair of the Board
Carl M. Eschenbach	56	Co-Chief Executive Officer and Director
James J. Bozzini	56	Chief Operating Officer
Sayan Chakraborty	55	Co-President
Barbara A. Larson	52	Chief Financial Officer
Douglas A. Robinson	51	Co-President
Richard H. Sauer	60	Chief Legal Officer, Head of Corporate Affairs, and Corporate Secretary

Other Executive Management
Patrick Blair	52	President, Global Sales
Josh DeFigueiredo	47	Chief Information Security Officer
Ashley D. Goldsmith	50	Chief People Officer
Rani Johnson	48	Chief Information Officer
Sheri Rhodes	54	Chief Customer Officer
Carin Taylor	57	Chief Diversity Officer
Executive Officers
ANEEL BHUSRI
Co-Founder, Co-Chief Executive Officer, and Chair of the Board

For information on the business background of Mr. Bhusri, see “Proposal No. 1 — Election of Directors — Continuing Directors”.
CARL M. ESCHENBACH
Co-Chief Executive Officer and Director

For information on the business background of Mr. Eschenbach, see “Proposal No. 1 — Election of Directors — Continuing Directors”.
38 | workday.com

EXECUTIVE OFFICERS AND OTHER EXECUTIVE MANAGEMENT

JAMES J. BOZZINI
Chief Operating Officer

James J. Bozzini joined Workday in 2007 and currently serves as our Chief Operating Officer, a role he has held since February 2017. Since joining Workday, Mr. Bozzini has led our services and operations organizations, including as Executive Vice President, Customer Operations from 2015 until February 2017 and Senior Vice President, Services from 2014 until 2015. Prior to joining Workday, Mr. Bozzini served as Chief Operating Officer at Evolve Software Inc., which provides service industry software, and he held a number of senior management positions at PeopleSoft, Inc, including Senior Vice President of Services. Mr. Bozzini received a bachelor’s degree in business administration from California State University, Chico.
SAYAN CHAKRABORTY
Co-President

Sayan Chakraborty joined Workday in May 2015 through our acquisition of GridCraft, Inc. and currently serves as our Co-President. Mr. Chakraborty was our Executive Vice President, Product and Technology from October 2021 to February 2023, Executive Vice President, Technology from December 2019 to October 2021, Senior Vice President of Technology from November 2017 to December 2019, and Vice President, Software Development from May 2015 to November 2017. Prior to joining Workday, he co-founded Gridcraft in June 2013 and served as its Chief Operating Officer until its acquisition by Workday. Mr. Chakraborty received a bachelor’s degree and master’s degree in aerospace engineering from the Massachusetts Institute of Technology.
BARBARA A. LARSON
Chief Financial Officer

Barbara A. Larson joined Workday in 2014 and currently serves as our Chief Financial Officer, a role she has held since February 2022. Since joining Workday, Ms. Larson has served in various leadership roles across the finance and product organizations, most recently as Senior Vice President, Accounting, Tax, & Treasury from February 2021 to January 2022; General Manager, where she led the product strategy, management, and engineering teams responsible for Workday Financial Management from May 2019 to January 2021; and prior to that, as Vice President of Business Finance from April 2016 to April 2019. Prior to joining Workday, Ms. Larson held senior finance roles at VMware, Inc., TIBCO Software Inc., and Symantec Corporation. Ms. Larson received a bachelor’s degree in business administration with an emphasis in accounting and finance from the University of Arizona.
2023 Proxy Statement | 39

EXECUTIVE OFFICERS AND OTHER EXECUTIVE MANAGEMENT

DOUGLAS A. ROBINSON
Co-President

Douglas A. Robinson joined Workday in 2010 and currently serves as our Co-President, a role he has held since November 2021. Since joining Workday, Mr. Robinson has served in a variety of leadership roles within our sales organization, including Executive Vice President, Global Sales from February 2021 to November 2021, Senior Vice President, Sales-Americas from May 2018 to February 2021; Group Vice President, Sales from September 2016 to May 2018; Vice President, North America Sales Strategy from February 2016 to September 2016; and earlier as a regional sales vice president and regional sales director. Prior to joining Workday, Mr. Robinson was in various sales roles at Oracle Corporation and PeopleSoft, Inc. Mr. Robinson received a bachelor’s degree in finance and management information systems from Ohio University.
RICHARD H. SAUER
Chief Legal Officer, Head of Corporate Affairs, and Corporate Secretary

Richard H. Sauer joined Workday in September 2019 and currently serves as our Chief Legal Officer, Head of Corporate Affairs, and Corporate Secretary, a role he has held since April 2021. He was our Executive Vice President, General Counsel, and Corporate Secretary from September 2019 to April 2021. Prior to joining Workday, Mr. Sauer was at Microsoft Corporation for over 20 years, where he served in several senior legal positions, most recently as Vice President and Deputy General Counsel, Artificial Intelligence, Research, and Human Rights from June 2018 to September 2019, and as Corporate Vice President and Deputy General Counsel, Global Sales, Marketing, and Operations from 2013 to May 2018. Prior to joining Microsoft in 1999, Mr. Sauer was an attorney at Sullivan & Cromwell LLP. Mr. Sauer received a bachelor’s degree from Bowling Green State University and a juris doctor degree from American University’s Washington College of Law.
Other Executive Management
Patrick Blair joined Workday in February 2022 and has served as President, Global Sales since February 2023 and served as President, Americas Sales from February 2022 to February 2023. Prior to joining Workday, from March 2021 to February 2022, Mr. Blair served as President of CRM at C3. AI, Inc., where he led the company’s global CRM business. Prior to that, he was Chief Revenue Officer from September 2020 to March 2021 and Executive Vice President from May 2019 to August 2020 at Yext, Inc., a cloud-based digital knowledge management platform, and was Senior Vice President of Sales at Palo Alto Networks from August 2017 to April 2019. Mr. Blair held various sales leadership positions at Salesforce from 2007 to 2017, most recently as Executive Vice President, Sales. Mr. Blair received a bachelor’s degree of science from Cornell University.
Josh DeFigueiredo joined Workday in 2010 and has served as our Chief Information Security Officer since April 2018. Mr. DeFigueiredo is responsible for leading all aspects of Workday’s global cybersecurity program. He works with all levels of management, providing regular guidance to our executives and updates to our Audit Committee and Board of Directors on the cyber threat landscape and our security and risk posture. From 2016 to April 2018, Mr. DeFigueiredo served as our Vice President and Chief Trust Officer, responsible for building and developing the external-facing global team supporting our go-to-market efforts. Prior to joining Workday, Mr. DeFigueiredo served as Manager of Enterprise Risk Management at Yahoo! from 2008 to 2010. Mr. DeFigueiredo received a bachelor’s degree in management information systems from California Polytechnic State University, San Luis Obispo.
40 | workday.com

EXECUTIVE OFFICERS AND OTHER EXECUTIVE MANAGEMENT

Ashley D. Goldsmith joined Workday in 2013 and has served as our Chief People Officer since that time. From 2010 to 2013, Ms. Goldsmith was Chief Human Resources Officer and Executive Vice President at Polycom, Inc. Prior to that, she was Senior Vice President of Human Resources, Corporate Communications, and Environmental Health and Safety for the Tissue Diagnostics Division of F. Hoffmann-La Roche AG; Chief Human Resources Officer at Ventana Medical Systems, Inc.; and held a number of human resources roles at The Home Depot, Inc. Ms. Goldsmith holds a bachelor’s degree in psychology from Vanderbilt University, a master’s degree in business administration from the Kellogg School of Management at Northwestern University, and a master’s degree in human resource development from Georgia State University.
Rani Johnson joined Workday in March 2023 and has served as our Chief Information Officer since that time. From October 2022 to March 2023, Ms. Johnson was Chief Information Officer at Cloud Software Group. Prior to that, she was Senior Vice President and Chief Information Officer at TIBCO and at SolarWinds from October 2020 to September 2022 and from February 2017 to October 2020, respectively. Ms. Johnson holds a bachelor’s degree in computer science and general engineering from Spelman College and a bachelor’s degree in electrical engineering from the Georgia Institute of Technology.
Sheri Rhodes joined Workday in 2019 and has served as our Chief Customer Officer since February 2022 and was our Chief Information Officer from April 2019 to February 2022. Prior to joining Workday, Ms. Rhodes served as Executive Vice President and Chief Technology Officer at Western Union. Preceding Western Union, she was CIO at Electronics for Imaging and also held various leadership roles at Symantec, Visa, Inc., Washington Mutual, and KPMG. Ms. Rhodes has served on the board of directors for FormFactor, Inc. since December 2019. Ms. Rhodes received a Master of Business Administration degree and a bachelor’s degree in business from San Diego State University.
Carin Taylor has served as our Chief Diversity Officer since joining Workday in December 2017. Prior to joining Workday, Ms. Taylor served as the head of diversity, inclusion, and innovation at Genentech. Before Genentech, Ms. Taylor held various positions in human resources, inclusion and diversity, finance, and customer service at Cisco Systems.
2023 Proxy Statement | 41

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
This Compensation Discussion and Analysis provides an overview of the material components of our executive compensation program during fiscal 2023, for our named executive officers, including Mr. Fernandez, who served as our Co-CEO until December 20, 2022, and Mr. Eschenbach, who was appointed as our Co-CEO on December 20, 2022.
Name	Title
Aneel Bhusri	Co-Founder, Co-Chief Executive Officer, and Chair of the Board
Carl M. Eschenbach	Co-Chief Executive Officer and Director
Luciano “Chano” Fernandez	Former Co-Chief Executive Officer
Barbara A. Larson	Chief Financial Officer
James J. Bozzini	Chief Operating Officer
Douglas A. Robinson	Co-President
Richard H. Sauer	Chief Legal Officer, Head of Corporate Affairs, and Corporate Secretary
We refer to the executive officers in the table above collectively in this Compensation Discussion and Analysis and the accompanying compensation tables as our NEOs. The material terms of the compensation provided to our NEOs for fiscal 2023 are described in this section and set forth in more detail in the Summary Compensation Table and other tables that follow this section, as well as in the accompanying footnotes and narrative discussions relating to those tables. This section also discusses our executive compensation philosophy, objectives, and design; how and why the Compensation Committee arrived at the specific compensation policies and decisions involving our executive team, including our NEOs, during fiscal 2023; the role of Semler Brossy, our outside compensation consultant for executive compensation decisions for fiscal 2023; and the peer companies used in evaluating executive officer compensation.
The key elements of our fiscal 2023 executive compensation program included base salary, cash bonuses (other than for Messrs. Bhusri and Eschenbach), equity-based awards, and health and welfare programs. Our executive compensation program has been, and continues to be, weighted more heavily towards long-term incentives, which are delivered via equity grants in the form of RSUs with multi-year vesting, and for Mr. Eschenbach, also in the form of performance-based RSUs with stock price valuation objectives. The Compensation Committee believes that compensation in the form of equity helps to promote sustained, long-term stockholder value creation.
Leadership Structure and Changes
Effective as of December 20, 2022, the Board of Directors appointed Mr. Eschenbach to the role of Co-CEO, to serve alongside Mr. Bhusri through January 2024. At that time, Mr. Bhusri and the Board expect that Mr. Eschenbach will assume sole CEO responsibilities and Mr. Bhusri will assume a full-time role as Executive Chair and will remain as Chair of the Board. Also, effective as of December 20, 2022, through April 2023, Mr. Fernandez assumed the role of Vice Chair of Workday, focusing on accelerating our sales efforts in Europe. He currently serves as a consultant to Workday.
Our Board of Directors has worked carefully to ensure a smooth leadership transition in connection with the Co-CEO transition and through Mr. Bhusri’s anticipated transition in January 2024. The continuation of the Co-CEO model allows us to leverage each of Mr. Bhusri’s and Mr. Eschenbach’s unique strengths, backgrounds, and skill sets, and will help facilitate a seamless transition to a sole CEO model through continuity in leadership. With this Co-CEO model, Mr. Bhusri oversees product and technologies, the offices for HR, and operations, while Mr. Eschenbach drives strategy, oversees corporate functions, and is responsible for the entire customer relationship — from acquisition to customer services, support, and success. We believe Mr. Eschenbach has extensive industry knowledge and highly relevant operating and advisory experience that is fundamental to our next phase of growth and our commitment to the continued creation of sustainable stockholder value. The close working relationship of Mr. Bhusri and Mr. Eschenbach began when Mr. Eschenbach joined our Board in 2018, and we expect it to continue to strengthen and be instrumental in continuing to drive growth and innovation while supporting our customers in their digital transformation journeys. See “Executive Officer Transitions and Agreements” below for a discussion of these developments and the compensation provided to each of Messrs. Eschenbach and Fernandez in their respective capacities as Co-CEOs in fiscal 2023, and to Mr. Fernandez in his role as Vice Chair and as a consultant to Workday.
42 | workday.com

EXECUTIVE COMPENSATION

Executive Summary
Fiscal 2023 Financial and Business Highlights
We are a leading provider of enterprise cloud applications for finance and human resources, helping customers adapt and thrive in a changing world. We strive to make the world of work and business better and empower customers to do the same through an innovative suite of solutions adopted by thousands of organizations around the world and across industries — from medium-sized businesses to more than 50% of the Fortune 500. As organizations adapt to changing conditions, we believe the need for an intuitive, scalable, and secure platform that ties finance, people, suppliers, and plans together in one version of truth is more important than ever. With Workday, organizations have a unified system that can help them plan, execute, analyze, and extend to other applications and environments, thereby helping them continuously adapt how they manage their business and operations. Workday’s suite of enterprise cloud applications, built with artificial intelligence and machine learning at the core, addresses the evolving needs of the chief financial officer, chief human resources officer, and chief information officer across various industries, and Workday applications for Financial Management, Spend Management, Human Capital Management, Planning, and Analytics and Benchmarking can also be extended to other applications and environments through the Workday Cloud Platform.
In fiscal 2023, we achieved significant financial and operational results, including:

•
increasing our total revenues from $5.14 billion in fiscal 2022 to $6.22 billion in fiscal 2023 and our subscription revenues from $4.55 billion in fiscal 2022 to $5.57 billion in fiscal 2023;

•
increasing our operating cash flows from $1.65 billion in fiscal 2022 to $1.66 billion in fiscal 2023;

•
serving a customer community of more than 60 million workers at over 10,000 global customers;

•
a $250 million expansion of our Workday Ventures fund to power innovation in AI and ML; and

•
achieving a 95%+ customer satisfaction rating, based on the results from a survey of Workday named support contacts conducted in May 2022.

TOTAL REVENUES

(in billions)
$7.00
$6.00
$5.00
$4.00
$3.00
$2.00
$1.00
$0.00
$4.32B
$5.14B
$6.22B
2021
2022
2023

OPERATING CASH FLOWS
(in billions)
$2.00
$1.00
$0.00
$1.27B
$1.65B
$1.66B
2021
2022
2023

Fiscal 2023 Compensation Highlights
•
Leadership transition. We appointed Mr. Eschenbach, a seasoned executive with a proven track record of guiding enterprise technology organizations as they grow and scale, as Co-CEO, with a compensation package primarily consisting of equity awards, including performance-based RSUs, that serve to align incentives with achievement of our strategic objectives and stockholder interests. See “Executive Officer Transitions and Agreements” below for a discussion of the compensation provided to Mr. Eschenbach.

•
Stockholder engagement. To help us better understand the perspectives of our stockholders, we have established a stockholder engagement program. During fiscal 2023, we engaged with several of our largest stockholders regarding our compensation program and we value input received during those discussions. See “Directors and Corporate Governance — Stockholder Engagement” for further details.

2023 Proxy Statement | 43

EXECUTIVE COMPENSATION

•
Equity awards. We operate in a highly competitive and rapidly evolving talent market, and we expect competition among companies in our market to remain strong. As further discussed in “Elements of Our Executive Compensation Program,” for fiscal 2023, we continued to use time-based RSU awards to balance our retention goals in the near-term as well as to motivate our executives to take actions in support of longer-term growth and alignment with stockholder interests. For fiscal 2023, equity awards comprised more than 99% of the total direct compensation for Messrs. Bhusri and Eschenbach and approximately 94% of the total direct compensation for our other NEOs.

•
Cash bonus program. In fiscal 2023, we delivered strong financial and operational performance across key pre-set company performance metrics. The total bonus pool under our cash bonus program for NEOs and all other eligible employees in fiscal 2023 was funded at 90% of target. See “Elements of Our Executive Compensation Program — Cash Bonuses” for further details.

The compensation program for our NEOs for fiscal 2023 consists of a mix of variable and fixed compensation in order to align compensation with short- and long-term stockholder value creation.
Pay Component	Rationale and Value to Stockholders
Base Salary	• Generally conservative to market and determined based on experience, skills, and responsibilities as well as alignment to internal pay equity
Performance-Based Cash Incentive
•
Aligned to Workday’s strategic growth initiatives and encourages achievement of defined corporate performance objectives

•
Metrics set to drive efficient growth and stockholder value creation

•
Small portion of overall compensation to maintain program’s focus on equity-based pay

Restricted Stock Units	• Incentivizes long-term stockholder value creation and aligns to stockholder interests • Provides retention incentive
Executive Officer Transitions and Agreements
Appointment of Mr. Eschenbach as Co-CEO
Mr. Eschenbach was appointed our Co-CEO effective December 20, 2022. The Board sought to recruit a world-class leader in enterprise software with a demonstrated track record of success to continue to lead and scale Workday in its next stage of growth. The independent members of the Compensation Committee and the Board believed that the compensation package resulting from arms-length negotiation with Mr. Eschenbach would incentivize Mr. Eschenbach to join Workday as Co-CEO, while driving the greatest stockholder value, performance, and long-term success for Workday. Given Mr. Eschenbach’s depth of knowledge and unique ability to execute on the company’s strategy given his venture capital background in advising high-growth companies, his prior experience as President and Chief Operating Officer at VMware, Inc., and his knowledge of Workday as a member of our Board, he has been able to initiate a smooth transition and demonstrate strong leadership, further enhancing Workday’s momentum and driving customer success.
Compensation Arrangement Structuring Considerations
In developing the compensation package for Mr. Eschenbach, the independent members of the Compensation Committee and the Board consulted with Semler Brossy, the Compensation Committee’s independent compensation consultant, and gave careful consideration to the compensation structure that was reasonable and necessary to incentivize Mr. Eschenbach to assume the role of our Co-CEO in the context of the considerable value of compensation forfeited by Mr. Eschenbach upon leaving his prior employer. Further, the independent members of the Compensation Committee and the Board believed that Mr. Eschenbach’s compensation should drive achievement of our strategic objectives and be principally tied to sustained, long-term stockholder value creation. Accordingly, the independent members of the Compensation Committee and the Board determined to allocate a substantial portion of Mr. Eschenbach’s compensation in the form of equity, comprised of time-based RSUs, the majority of which vest over four years, and performance-based restricted stock units (“PVU”) that vest over five years, subject to achievement of three increasingly difficult stock price targets. The PVU was designed to encourage leadership continuity and to reward sustained, meaningful increases in stockholder value over a five-year performance period, with vesting only occurring upon achievement of the stock price targets. Mr. Eschenbach is not eligible for additional equity awards until fiscal 2025.
44 | workday.com

EXECUTIVE COMPENSATION

Summary of Mr. Eschenbach’s Compensation Arrangements
Mr. Eschenbach’s initial compensation arrangements as set forth in his employment agreement (the “Employment Agreement”) are as follows:
Element	Compensation	Rationale and Value to Stockholders
Base Salary	$1,000,000	• Recognizes Mr. Eschenbach’s role and responsibilities and provides a stable level of fixed compensation
Annual Bonus Target	150% of base salary beginning in Workday’s fiscal year 2024	• At market to align with growth plan strategy • Rewards achievement of annual financial and non-financial objectives, subject to meeting individual performance expectations
New Hire RSU Special RSU Additional Special RSU	$49,491,913(1) $9,898,382(1) $4,949,191(1)
•
Aligns with the interests of stockholders and serves as an important retention vehicle over multiple years

•
Common vehicle for attracting seasoned executives

•
Partially offsets forfeited compensation from his prior employer

•
Special RSU and Additional Special RSU awards subject to cash equivalent repayment if Mr. Eschenbach is terminated for Cause or resigns without Good Reason (as defined in our change in control policy) within the first two years

PVU	$37,895,520(2)
•
Incentive to drive strong, sustained stockholder value creation

•
Tied to increasingly difficult stock price targets, as discussed in detail below, plus time-based vesting

•
Subject to a one-year post-vesting holding period

(1)
The amounts reported are computed in accordance with ASC Topic 718 based on the closing price of our Class A common stock on the date of grant. These amounts do not reflect the actual economic value that may ultimately be realized by Mr. Eschenbach. The New Hire RSU vests quarterly over four years, the Special RSU vests quarterly over one year, and the Additional Special RSU vests quarterly over one year contingent upon Mr. Eschenbach’s open market purchase of $2,000,000 of our Class A Common Stock within 12 months of his start date. The amounts do not reflect the actual economic value that may ultimately be realized by Mr. Eschenbach.

(2)
The amount reported for the PVU award is computed in accordance with ASC Topic 718 using the Monte Carlo simulation model. The amount does not reflect the actual economic value that may ultimately be realized by Mr. Eschenbach.

Elements of the PVU Award
The PVU award is divided into three equal tranches (each, a “Tranche”) each of which will require achievement of a stock price target (each a “Price Hurdle”) as described below during such Tranche’s specific performance period, as well as Mr. Eschenbach’s continued service on each time-based vesting date of the PVU award.
•
The PVU performance metrics are subject to an overall five-year performance period commencing on December 28, 2022. Tranche 1 requires a 25% increase from the Baseline Price (as defined below) during years one through three; Tranche 2 requires a 50% increase from the Baseline Price during years two through four; and Tranche 3 requires a 75% increase from the Baseline Price during years three through five, as set forth in the table below.

•
Testing for achievement of each Price Hurdle will be measured monthly by calculating the percentage increase of (i) the trailing simple moving average stock price of Workday’s Class A Common Stock over the 45 consecutive trading days (the “45-day Average Stock Price”) ending on the 20th of each month over (ii) $155.84, which was the 45-day Average Stock Price ending on December 20, 2022, the day that Mr. Eschenbach and Workday signed his Employment Agreement (the “Baseline Price”).

2023 Proxy Statement | 45

EXECUTIVE COMPENSATION

Share Price Targets
Performance Period	Tranche	Number of Shares	Share Price Target as % Increase from PVU Baseline Price
Years 1-3	1	101,217	$194.80 (a 25% increase from the Baseline Price)
Years 2-4	2	101,217	$233.76 (a 50% increase from the Baseline Price)
Years 3-5	3	101,216	$272.72 (a 75% increase from the Baseline Price)
Total:		303,650

•
A Tranche’s Price Hurdle may not be achieved prior to such Tranche’s performance period. If unachieved during its applicable performance period, Tranche 1 and/or Tranche 2 may be earned in a later performance period, but only if the higher Price Hurdle for such later performance period is also achieved.

•
If a Tranche’s Price Hurdle is achieved during such Tranche’s performance period, 1/60th of such Tranche’s PVU shares will vest on each of the monthly anniversaries of December 5, 2022, subject to Mr. Eschenbach’s continued service.

•
Any net after-tax shares Mr. Eschenbach receives upon vesting and settlement of the PVUs must be held by him for one year following such settlement.

Our Board and Compensation Committee considered the Employment Agreement and the post-employment compensation arrangements described in “Post Employment Compensation” and “Potential Payments Upon Termination or Change in Control” below and set forth in our Change in Control Policy to be reasonable and necessary to incentivize Mr. Eschenbach to accept employment as our Co-CEO. Additional details regarding our leadership changes and related compensation were disclosed in a Current Report on Form 8-K we filed on December 20, 2022, and are also described elsewhere in this “Compensation Discussion and Analysis” section of this Proxy Statement.
Transition of Mr. Fernandez’s Role
Following Mr. Fernandez’s role as Co-CEO, he continued to provide service to Workday as a Vice Chair through April 2023, after which he transitioned into a consulting role. While serving as a Vice Chair, Mr. Fernandez’s compensation remained the same. As a consultant, Mr. Fernandez provides insights and analysis regarding Workday’s strategic sales, financials, and operations. Pursuant to the terms of his RSU award agreements and our 2022 Plan and 2012 Equity Incentive Plan, Mr. Fernandez will continue to vest into his outstanding RSUs so long as he continues to provide services to Workday. Mr. Fernandez’s consulting period is expected to end on January 8, 2024, unless earlier terminated. In connection with the termination of his full-time employment, Mr. Fernandez received a payment of £10,000 in exchange for entering into a non-compete and non-solicit agreement. He is not entitled to any additional payments in connection with the termination of his full-time employment or his consultancy with Workday.
Executive Compensation Philosophy and Objectives
Philosophy
Our ability to compete and succeed in a highly competitive environment is directly correlated to our ability to recruit, incentivize, and retain talented executives, in the areas of product development, engineering, sales, marketing, services, strategy and general and administrative functions. In order to help grow Workday to $10 billion in revenue and beyond, we need to attract and retain experienced leaders, as we did in fiscal 2023 with the appointment of Mr. Eschenbach as our Co-CEO. Our compensation philosophy is designed to establish and maintain a compensation program that attracts and rewards individuals who possess the skills necessary to lead our near-term objectives and create long-term value for our stockholders, expand our business, and assist in the achievement of our strategic goals.
In fiscal 2023, our Compensation Committee reviewed and assessed our compensation philosophy, which is intended to promote Workday’s core values and align with our business strategy. The Compensation Committee believes that
46 | workday.com

EXECUTIVE COMPENSATION

a great work environment, substantial employee ownership, and competitive pay and benefits support a winning team, company, and workplace. We believe that the compensation of our executive officers and employees should reflect our performance as an organization, and their performance as individuals. Accordingly, key elements of our total rewards philosophy include the following:
Focus on ownership. We believe that our employees should share in the ownership of Workday. Therefore, equity compensation is a larger part of our total rewards than the market practice of our peer companies, which we believe best aligns the interests of our employees with our stockholders. We use RSUs as our primary equity vehicle for our executive officers, including our NEOs. We believe that RSU awards both align the interests of employees with stockholders and provide a longer-term focus through a multi-year vesting schedule, while helping to manage dilution to existing investors.
Focus on innovation and performance. We reward performance, while recognizing market-based differences between functions. Developing great products and successfully bringing them to market is the lifeblood of Workday, and the compensation structure for the majority of our employee population, including our NEOs, is weighted toward long-term equity-based compensation in support of innovations and longer-term objectives. In contrast, compensation for our sales team is weighted toward variable short-term compensation in accordance with market practices and to promote revenue growth.
Fair and flexible. The Compensation Committee recognizes the importance of providing fair and equitable rewards for employee contributions. We seek to provide target total direct compensation (base salary, bonus, and equity) that is at or above market norms, and to provide parity and consistency within functions and across geographies, while differentiating rewards based on performance and long-term potential. We also believe in adhering to budgets, ensuring transparency, and promoting understanding of our compensation philosophy and practices by employees, while at the same time retaining the flexibility needed to promote employee acquisition and retention.
Objectives
Consistent with our compensation philosophy, the primary goals of our executive compensation programs are to:
•
provide competitive compensation to recruit, retain, and motivate top talent;

•
align the interests of our executive officers and stockholders through the use of equity awards;

•
discourage excessive risk taking through the use of long-term equity awards and multi-faceted performance goals for our cash bonus plan; and

•
motivate and reward behavior consistent with our values, goals, and performance objectives.

The Compensation Committee reviews our compensation structure at least annually and more frequently as needed to focus on different business objectives.
2023 Proxy Statement | 47

EXECUTIVE COMPENSATION

What We Do
Pay for Performance: We link pay to performance by heavily weighting total compensation to long-term equity awards that align executive interests with the interests of our stockholders.
Independent Compensation Advisor: The Compensation Committee selects and engages its own independent advisor.
Peer Group Analysis: The Compensation Committee reviews external market data when making compensation decisions and annually reviews our peer group with its independent compensation consultant.
Compensation Risk Assessment: The Compensation Committee conducts an annual assessment of our executive and broad-based compensation programs to promote prudent risk management.
Compensation Committee Independence and Experience: The Compensation Committee is comprised solely of independent directors who have extensive relevant experience.

Stock Ownership Guidelines: Executives are subject to stock ownership guidelines equal to a multiple of their respective annual base salaries (for Mr. Bhusri and Mr. Eschenbach, 5x the higher of their two salaries, and 3x for other executive officers) or a set dollar amount for other members of our Board of Directors ($600,000).

Clawback Policy: Our Officer Recoupment Policy provides that our Board of Directors may require the forfeiture, recovery, or reimbursement of incentive-based compensation from an executive officer in the event the officer’s fraud results in a restatement of Workday’s financial results and is expected to be updated to reflect the new Nasdaq Global Select Market listing requirements.

What We Do Not Do
No CIC Single Trigger Acceleration: We do not provide for single trigger acceleration upon a change in control.
No Hedging in Company Securities: Executives, directors, and all employees are prohibited from engaging in any hedging transaction with respect to company equity securities.
No Guaranteed Bonuses: We do not provide guaranteed minimum bonuses.
No Discounted Options / SARs: We do not provide discounted stock options or stock appreciation rights (“SARs”).
No Tax Gross-Ups: We do not provide tax gross-ups for “excess parachute payments.”
No Executive Pensions: We do not offer any defined benefit pension plans for executives.
No Evergreen Provision: Our equity plans do not include an evergreen feature that would automatically replenish the shares available for issuance.

Our Compensation-Setting Process
Role of the Compensation Committee
Pursuant to its charter and in accordance with the rules of the Nasdaq Global Select Market, the Compensation Committee is responsible for reviewing, evaluating, and approving the compensation arrangements of our executive officers and for establishing and maintaining our executive compensation policies and practices. Our Compensation Committee seeks input and receives recommendations from members of our executive management team when discussing the performance and compensation of other executive officers, and in assessing the financial and accounting implications of our compensation programs and hiring decisions. The Compensation Committee is authorized to engage its own independent advisors to provide advice on matters related to executive compensation and general
48 | workday.com

EXECUTIVE COMPENSATION

compensation programs. For additional information on the Compensation Committee, see “Committees of the Board of Directors — Compensation Committee” elsewhere in this Proxy Statement.
During fiscal 2023, our Compensation Committee, with the assistance of its compensation consultant, Semler Brossy, reviewed and determined our executive compensation, including base salaries, bonuses, and equity awards, to help ensure our compensation program continued to align with stockholder interests and Workday’s long-term business and operational goals, and provided appropriate rewards and incentives for our executive officers. Our Compensation Committee and the independent members of our Board, with the assistance of Semler Brossy, also reviewed and determined the executive compensation applicable to Mr. Eschenbach in connection with his appointment as Co-CEO in December 2022. For additional information on the process for determining his compensation package, please see “Executive Officer Transitions and Agreements — Appointment of Mr. Eschenbach as Co-CEO” above.
The initial compensation arrangements with our executive officers, other than Mr. Bhusri, were the result of arm’s-length negotiations between us and each individual executive officer at the time of his or her hire, appointment, or promotion. In fiscal 2023, the Compensation Committee and, with respect to Messrs. Bhusri and Fernandez, the independent members of our Board of Directors, considered numerous factors in determining whether to adjust the cash and equity compensation of our executive officers, including our NEOs. The Compensation Committee (and the independent members of our Board with respect to Messrs. Bhusri and Fernandez) reviewed the performance of our executive officers, taking into consideration financial, operational, customer, strategic, product, and competitive factors, as well as the succession planning objectives for our various executive officer positions. The Compensation Committee also reviewed a study by Semler Brossy regarding the compensation of executives at the companies in our compensation peer group. We do not benchmark the compensation levels of our executive officers to specific percentiles of our peer companies, but we do review and consider the peer group information among various other factors in making compensation decisions. Except with respect to their individual compensation, Messrs. Bhusri and Fernandez made recommendations to the Compensation Committee regarding the compensation for our executive officers, which were taken into account by the Compensation Committee in making its decisions regarding executive compensation. No executive officer participated in the discussions of the Compensation Committee or the independent members of our Board regarding their own performance and compensation. Following deliberation, the Compensation Committee (and independent members of our Board in the case of Messrs. Bhusri and Fernandez) approved the cash compensation to be paid to our NEOs and granted RSU awards to our NEOs, each as described below and in the Summary Compensation Table. For a discussion of Mr. Eschenbach’s compensation in connection with his appointment as Co-CEO, please see “Executive Officer Transitions and Agreements — Appointment of Mr. Eschenbach as Co-CEO” above.
Role of Management
The role of management is to preliminarily design our executive compensation programs, policies, and governance, and to make recommendations to the Compensation Committee regarding these matters. In this respect, management reviews the effectiveness of our compensation programs, including competitiveness and alignment with Workday’s objectives. Management also recommends changes to our compensation programs to best ensure achievement of program objectives and reviews and makes recommendations with respect to the adoption and approval of, or amendments to, company-wide incentive compensation plans. Our Co-Chief Executive Officers make compensation recommendations to the Compensation Committee with respect to base salaries, bonuses, and equity awards for our executive officers, including our NEOs other than the Co-Chief Executive Officers.
Role of the Compensation Consultant
The Compensation Committee retained Semler Brossy to advise on our fiscal 2023 executive compensation programs and practices and our executive compensation decisions, given its expertise in the technology industry, especially with other cloud and enterprise software companies. During fiscal 2023, Semler Brossy provided the following services as requested by the Compensation Committee:
•
assisted in the development of the compensation peer group we used to understand market competitive compensation practices;

•
assisted in the review and design of Mr. Eschenbach’s compensation package in connection with his appointment to Co-CEO;

2023 Proxy Statement | 49

EXECUTIVE COMPENSATION

•
reviewed and assessed our compensation practices and the cash and equity compensation levels of our executive officers (including an equity retention analysis), including our NEOs, and also for members of our Board of Directors;

•
reviewed and assessed our current compensation programs to determine any changes that may need to be implemented in order to remain competitive with the market, as well as conducting an equity burn rate and overhang analysis;

•
assisted in the review and assessment of the design and strategy of our annual and long-term incentives, including the design of our company-wide bonus plan;

•
reviewed and assessed our current severance and change in control benefits against peer practices; and

•
advised on regulatory developments relating to executive compensation and collaborated on the risk assessment relating to employee compensation.

Other analyses relating to executive compensation for fiscal 2023 were conducted internally by our compensation team and were reviewed by the Compensation Committee. Such analyses included gathering and analyzing relevant data and reviewing and advising on principal aspects of executive compensation. Base salaries, equity awards, and bonuses for our executive officers were among the items reviewed by the Compensation Committee based on third-party market data.
During fiscal 2023, the Compensation Committee reviewed the fees provided to Semler Brossy relative to Semler Brossy’s revenues, the services provided by Semler Brossy to the Compensation Committee, any relationships between Semler Brossy and its consultants and our executive officers, any stock ownership of Workday by Semler Brossy, and other factors relating to Semler Brossy’s independence. Based on such review, the Compensation Committee concluded that Semler Brossy is independent within the meaning of the listing standards of the Nasdaq Global Stock Market and that its engagement did not present any conflict of interest. The Compensation Committee has retained Semler Brossy to advise on our executive compensation programs and practices for the fiscal year ending January 31, 2024.
2022 Stockholder Advisory Vote on Executive Compensation
At our annual meeting of stockholders in June 2022, we conducted a stockholder advisory vote on the compensation of our NEOs (commonly known as a “Say-on-Pay” vote). Our stockholders approved the compensation paid to our NEOs for our fiscal year ended January 31, 2022, with 86% of the votes cast in favor of our Say-on-Pay proposal. The Compensation Committee is committed to understanding the perspectives of our stockholders. In furtherance of that commitment, we have established a robust stockholder engagement program, and the compensation-related feedback we receive from stockholders is an important component of the Compensation Committee’s decision-making process. For example, we adopted an omnibus bonus plan in early fiscal 2024 in response to stockholder feedback on increased disclosure regarding the performance metrics we use or may use in our cash bonus program. The Compensation Committee considers specific input provided by stockholders through our engagement activities, as well as the results of the Say-on-Pay vote, as part of its annual executive compensation review, which generally takes place in the spring. Stockholder support for the compensation paid to our NEOs in fiscal 2022 remained strong, and following our 2022 Annual Meeting of Stockholders, the Compensation Committee reviewed the results of the Say-on-Pay vote and concluded that our current executive compensation program is effective at attracting and retaining top-tier executives to drive our strategic initiatives. Consequently, the Compensation Committee did not make any significant changes to our executive compensation program based on its review of the voting results. Our Board values the opinions of our stockholders and the Compensation Committee will continue to consider the outcome of future Say-on-Pay votes, as well as feedback received throughout the year, when making compensation decisions for our executives, including our NEOs.
Compensation Peer Group
We maintain a compensation peer group selected from companies with a focus on applications software, systems software, internet services and infrastructure, media and entertainment, and interactive media and services, with revenues generally between one-third to three times our trailing 12 months of revenue, and/or market capitalization generally between one-third to three times our market capitalization. Our peer group has been further refined by targeting companies with similar business characteristics, such as those focused on cloud applications or enterprise software,
50 | workday.com

EXECUTIVE COMPENSATION

those with a focus on innovation and research and development, and/or those with a strong talent brand. We also have generally sought to include companies with revenue growth of greater than or equal to 10% and market capitalization to revenue ratios of greater than or equal to 5.0 where possible.
Annually, the Compensation Committee engages Semler Brossy to assist in the review of our compensation peer group. At the end of fiscal 2022, after considering input from Semler Brossy, the Compensation Committee determined that no changes to the compensation peer group disclosed in our 2022 Proxy Statement were necessary for fiscal 2023. Therefore, our compensation peer group for fiscal 2023 consisted of the following companies:

Activision Blizzard, Inc.	PayPal Holdings, Inc.
Adobe Inc.	Salesforce, Inc.
Autodesk, Inc.	ServiceNow, Inc.
Block, Inc.	Shopify Inc.
Coupa Software Incorporated	Splunk Inc.
Electronic Arts Inc.	Twilio Inc.
Intuit Inc.	Twitter, Inc.
Okta, Inc.	VMware, Inc.
Palo Alto Networks, Inc.	Zoom Video Communications, Inc.
While the Compensation Committee and our Board of Directors consider the compensation levels of the executives at the companies in our compensation peer group to provide a general understanding of market practices among similar companies, we do not specifically set compensation levels based on the percentile levels reflected by the compensation peer group.
Elements of Our Executive Compensation Program
The key elements of our executive compensation program include base salary, cash bonuses (other than for Mr. Bhusri and, for fiscal 2023, Mr. Eschenbach), equity-based awards, and health and welfare programs. Except for target cash bonuses, which typically are expressed as a pre-determined percentage of each participating executive officer’s base salary, we do not use specific formulas or weightings in determining the allocation of the various pay elements. Rather, each executive officer’s compensation has been designed to provide a combination of pay elements that are tied to achievement of our short-term and long-term financial and operational objectives. In particular, we believe our use of RSU awards, which generally vest over four years, promotes a culture of long-term value creation, while cash bonuses payable based upon semi-annual performance drive achievement of near-term objectives.
In fiscal 2023, the Compensation Committee conducted its regular annual review of our executive compensation program, including an evaluation of competitive market practices; conducted annual performance reviews for our executive officers; reviewed our executive officers’ base salaries and target annual bonus opportunities and adjusted where appropriate; and made annual equity awards. Following deliberation and consideration of the factors discussed below, our Board of Directors and Compensation Committee determined that equity awards should continue to be a significant portion of executive compensation and made increases to cash compensation to some executives based on market positioning. For a discussion of Mr. Eschenbach’s compensation in connection with his appointment as Co-CEO, please see “Executive Officer Transitions and Agreements — Appointment of Mr. Eschenbach as Co-CEO” above.
The following charts show the fiscal 2023 total direct compensation mix for our current Co-CEOs, Messrs. Bhusri and Eschenbach, and the average fiscal 2023 total direct compensation mix for our other NEOs. Total direct compensation for fiscal 2023 is the sum of (i) annual base salary, (ii) annual cash bonus target, and (iii) annual RSU awards (based on
2023 Proxy Statement | 51

EXECUTIVE COMPENSATION

the grant date fair value). For Mr. Eschenbach, the total direct compensation includes his new hire RSU awards and the PVU award (based on the grant date fair value).
Base Salary
We offer base salaries that are intended to provide a stable level of fixed compensation for our executive officers, including our NEOs, for performance of their day-to-day responsibilities. Base salaries for our executive officers are reviewed annually to determine whether an adjustment is warranted or required, and may be reviewed intra-year as well, such as in connection with a promotion. As disclosed in our 2022 proxy, there was no increase in the base salaries of our NEOs in fiscal 2022. In connection with our annual compensation cycle during fiscal 2023, the Compensation Committee reviewed the base salaries of our then-current NEOs other than Mr. Bhusri, whose base salary has been $65,000 since January 2017. After considering a compensation analysis performed by Semler Brossy and the other factors described above, the Compensation Committee determined to make annual base salary increases for all NEOs, other than for Messrs. Bhusri and Fernandez, to more closely align to market pay levels. In connection with his appointment to Co-CEO in December 2022, Mr. Eschenbach’s base salary was set at $1,000,000 annually, which is discussed in more detail above under “Executive Officer Transitions and Agreements — Appointment of Mr. Eschenbach as Co-CEO”. The annual base salaries for each of our NEOs during fiscal 2022 and fiscal 2023 are set forth in the table below:
Named Executive Officer	Fiscal 2022 Annual Base Salary	Fiscal 2023 Annual Base Salary	Year-over-Year Change
Aneel Bhusri	$65,000	$65,000	—
Carl M. Eschenbach	—	1,000,000	N/A
James J. Bozzini	350,000	375,000	7.1%
Chano Fernandez	£470,000	£470,000	—
Barbara A. Larson(1)	—	420,000	N/A
Douglas A. Robinson	350,000	375,000	7.1%
Richard H. Sauer	500,000	515,000	3.0%

(1)
Ms. Larson was not an NEO in fiscal 2022 as she was promoted to Chief Financial Officer on February 1, 2022.

Cash Bonuses
During fiscal 2023, our executive officers, other than Messrs. Bhusri and Eschenbach, participated in our cash bonus plan that is available to all eligible employees. Mr. Bhusri has historically not participated in our cash bonus plan because his large ownership stake in Workday adequately incentivizes him to achieve short-term and long-term performance goals and Mr. Eschenbach was not eligible for our fiscal 2023 bonus plan because he commenced employment as Co-CEO close to the end of fiscal 2023. Because of our emphasis on equity-based compensation, annual bonuses are not intended to constitute a material amount of the total compensation for our NEOs. In early fiscal 2024, we adopted an omnibus bonus plan in response to stockholder feedback on increased disclosure regarding the performance metrics we use or may use in our cash bonus program.
52 | workday.com

EXECUTIVE COMPENSATION

As depicted below, our cash bonus plan is measured and calculated based on the achievement of pre-set company performance goals and individual performance objectives. For fiscal 2023, company performance was evaluated based on the following goals as set out in our fiscal 2023 cash bonus plan: 80% of the funding of the cash bonus plan was based on a financial performance goal tied to our total fiscal 2023 subscription revenue and 20% of the funding of the cash bonus plan was driven by a non-financial performance goal based on customer satisfaction.
Financial Target: Subscription Revenues
Subscription revenues primarily consist of fees that give our customers access to our cloud applications, which include related customer support, and is a strong indicator of the growth of our business. We selected subscription revenue as our company financial performance goal to ensure continued emphasis on revenue growth achievement, which will in turn continue to drive our long-term success and enhance stockholder value, and because revenue is a key metric used by investors in evaluating our financial performance.
Non-Financial Target: Customer Satisfaction
Our annual customer satisfaction score is based on the responses received from a survey of the named support contacts at our customers. Customer service has always been one of our core values and the customer satisfaction score is a strong indicator of Workday’s health and customer retention and expansion. We selected customer satisfaction score as our company non-financial performance goal to drive execution of our strategic initiatives that require a focused and consistent effort by our employees and NEOs throughout the fiscal year to serve our customers and potential customers. If the customer satisfaction score target is not met or exceeded, this portion of the cash bonus plan will not be funded.
Individual Performance
Individual performance factors may increase or decrease a participant’s bonus payment. The NEOs’ individual performance objectives assessed by our Compensation Committee for payment under the fiscal 2023 cash bonus plan generally included: (1) performance relative to their individual and organizational goals; (2) contributions to achievement of corporate goals; (3) contributions to achievement of financial goals; and (4) leadership contributions. In determining the bonus amounts for each of our NEOs, the Compensation Committee took into account each NEO’s strong performance, execution, and agility during a year of rapid growth in a year marked by negative macroeconomic events and rising inflation. The Compensation Committee may exercise discretion to determine the annual bonus amounts for each NEO based on their assessment of each NEO’s individual performance against pre-established goals and leadership contributions. Maximum annual bonus amounts were capped at 125% of annual target bonus opportunities. This assessment approach allowed for flexibility and innovation to address competitive dynamics and the evolving economic landscape, which aligns with the key elements of our compensation philosophy.
Achievement and Payout
Following the conclusion of fiscal 2023, the Compensation Committee reviewed the level of achievement of each company performance goal against the pre-established targets. The Compensation Committee determined that, based on the achievement level of our fiscal 2023 full year subscription revenue adjusted on a constant currency basis, the financial target portion of the cash bonus plan would be funded at 88%. The Compensation Committee also determined that we achieved our customer satisfaction goal, resulting in the full funding of that portion of the cash bonus plan. Based on these achievements, the total bonus pool for NEOs and all other eligible employees in fiscal 2023 was funded at 90% of target.
2023 Proxy Statement | 53

EXECUTIVE COMPENSATION

As with prior years, executives who participated in the cash bonus plan were eligible for semi-annual payments. For the first half of fiscal 2023, executives were eligible for a 40% bonus payout based on Workday’s year-to-date performance against our annual company financial goal. Based on performance against our annual company financial goal as of the first half determination date, all participating NEOs received a first half payout equal to 40% of their annual target bonus.
For the full fiscal 2023 amounts, the Compensation Committee determined that given the strong individual performance of the NEOs during a particularly challenging year, the individual performance objectives had been met by all NEOs, and determined to set each of their individual performance achievement level at 100%, which, together with the achievement levels of the company’s performance goals, resulted in an overall payout of approximately 90% of each NEO’s respective annual targets for fiscal 2023.
The bonuses paid to our NEOs for fiscal 2023 are set forth in the table below:
Named Executive Officer	Fiscal 2023 Annual Cash Bonus	Target Annual Bonus Opportunity (% of Base Salary)	% of Target Bonus Paid
Aneel Bhusri	$—	—	—
Carl M. Eschenbach	—	—(1)	—
Chano Fernandez	£423,000	100%	90%
Barbara A. Larson	187,000	50%	90%
James J. Bozzini	166,000	50%	90%
Douglas A. Robinson	332,000	100%	90%
Richard H. Sauer	231,000	50%	90%

(1)
The target annual bonus opportunity for Mr. Eschenbach is 150% of his annual base salary. Pursuant to the terms of his Employment Agreement, Mr. Eschenbach is not eligible to participate in the cash bonus program until fiscal 2024.

Equity-Based Awards
The majority of the target total direct compensation of our executive officers, including our NEOs, is provided through equity awards. By having a significant percentage of our executive officers’ target total direct compensation payable in the form of equity that vests over a number of years and, thus, is subject to higher risk and longer vesting than cash compensation, our executive officers are motivated to take actions that focus on our long-term strategic and financial objectives, aligning their interests with those of our stockholders over the long term. We believe that RSUs with multi-year vesting are the most effective compensation vehicle for Workday at this time for a number of reasons, including that RSUs are a common incentive used by many talent competitors and the multi-year vesting schedule decreases risks associated with short-term decision making. Furthermore, the Compensation Committee and the Board believe that it is critical for Workday to promote strategic agility by allowing the business to pivot in response to changing market dynamics without consideration of the impact to short-term rewards, and RSUs with long-term vesting allow us to continue to incentivize and promote the innovative culture that will drive our success.
We make annual equity grants to our executive officers and may also make mid-year awards on a case-by-case basis, such as in the event of a promotion. The sizes of these awards are not determined based on a specific formula, but rather through the exercise of the Compensation Committee’s or Board’s judgment after considering, on an annual basis, the individual performance of each of the executive officers, including financial, operational, customer, strategic, product, and competitive factors; the recommendations of the Co-CEOs (except with respect to their own awards); the appropriate level of compensation for the position given the scope of responsibility; the need to hire or retain an individual in a particular position; the current unvested equity held by such individuals and related vesting schedules; the level of each executive officer’s total target cash compensation (base salary plus target cash bonus opportunity); and the perceived retentive value of the proposed awards. With respect to Messrs. Bhusri and Fernandez, the Compensation Committee and the Board considered the equity grants for each Co-CEO independently relative to competitive peer CEO pay. Given their shared responsibilities, the Compensation Committee and the Board also considered the aggregate spend for the Co-CEOs relative to pay for a peer’s “top two” executives. Additionally, Mr. Bhusri’s large ownership stake in Workday was balanced with a desire to continue to recognize his strong leadership role in overseeing our product, technology, and corporate functions. For a discussion of Mr. Eschenbach’s equity grants in connection with
54 | workday.com

EXECUTIVE COMPENSATION

his appointment as Co-CEO, please see “Executive Officer Transitions and Agreements — Appointment of Mr. Eschenbach as Co-CEO” above.
In addition, the Compensation Committee reviews and considers the equity awards granted to the executives at the companies in our compensation peer group, although it does not benchmark to specific percentiles against those companies. Based on its review, the Compensation Committee agreed that the fiscal 2023 equity grants described below, together with existing equity awards, appropriately incentivized our executives and satisfied our retention goals for the near-term future, as well as motivated our executives to take actions in support of longer-term stockholder interests.
As noted above, our equity awards generally take the form of time-based RSU awards with a four-year vesting schedule. The number of RSUs awarded to each NEO is determined by dividing the value of RSUs approved by the Compensation Committee for each NEO by the trailing 20-day simple moving average stock price of Workday’s Class A common stock prior to the date of grant, or for Mr. Eschenbach, the date of his Employment Agreement. The Compensation Committee believes that these RSU awards serve as an effective retention tool for our executive officers, because unvested awards are generally forfeited if an executive officer voluntarily leaves the company before the awards have vested.
Furthermore, a significant portion of Mr. Eschenbach’s equity awards granted in connection with his appointment as Co-CEO were performance-driven in the form of PVUs, which incentivizes stock price appreciation and stockholder value creation. The PVUs will be earned in full only if three meaningful stock price performance targets are achieved during a five-year performance period, and Mr. Eschenbach also satisfies the service-based vesting requirements. For a full discussion of Mr. Eschenbach’s PVUs, please see “Executive Officer Transitions and Agreements —  Appointment of Mr. Eschenbach as Co-CEO” above.
The RSU awards granted to our NEOs in fiscal 2023 were as follows:
Named Executive Officer	Grant Date	Number of Shares Subject to RSU Award(1)	Grant Date Fair Value of RSU Award(2)
Aneel Bhusri	4/20/2022	63,895	$14,065,845
Carl M. Eschenbach(3)	6/22/2022	2,402	328,089
	12/28/2022	30,365	4,949,191
	12/28/2022	60,730	9,898,383
	12/28/2022	303,650	37,895,520(2)
	12/28/2022	303,650	49,491,914
Chano Fernandez	4/20/2022	85,193	18,754,387
Barbara A. Larson	4/20/2022	42,597	9,377,304
James J. Bozzini	4/20/2022	42,597	9,377,304
Douglas A. Robinson	4/20/2022	55,376	12,190,473
Richard H. Sauer	4/20/2022	36,207	7,970,609

(1)
Unless otherwise noted, the RSU awards for our NEOs are subject to vesting based on continued service through the applicable vesting dates, with one-fourth of such awards vesting one year from their vesting start date, after which the awards vest in equal installments over the next 12 quarters.

(2)
Other than with respect to Mr. Eschenbach’s PVU award, the amounts reported are computed in accordance with ASC Topic 718 based on the closing price of our Class A common stock on the date of grant. The amount reported for the PVU award is computed in accordance with ASC Topic 718 using the Monte Carlo simulation model. These amounts do not reflect the actual economic value that may ultimately be realized by the NEOs.

(3)
Prior to Mr. Eschenbach’s appointment as Co-CEO, he was granted 2,402 RSUs on June 22, 2022, in connection with his service on our Board of Directors. In connection with Mr. Eschenbach’s appointment as Co-CEO, he was granted (i) 30,365 RSUs which will vest as to one-fourth of the underlying shares on each of the first four quarterly anniversaries of December 5, 2022, with vesting contingent upon Mr. Eschenbach’s purchase of $2,000,000 of Workday Class A Common Stock on the public market; (ii) 60,730 RSUs which will vest as to one-fourth of the underlying shares on each of the first four quarterly anniversaries of December 5, 2022; (iii) 303,650 RSUs which will vest as to one-sixteenth of the underlying shares on each of the first sixteen quarterly anniversaries of December 5, 2022; and (iv) 303,650 PVUs that are divided into three tranches, with each tranche representing Mr. Eschenbach’s right to acquire 1/3 of the shares subject to the award

2023 Proxy Statement | 55

EXECUTIVE COMPENSATION

subject to the achievement of certain share price targets. The PVUs shall vest subject to the achievement of certain performance metrics as explained in further detail under the section “Executive Officer Transitions and Agreements — Appointment of Mr. Eschenbach as Co-CEO” above.
Benefits Programs
Our employee benefit programs, which include our 401(k) plan, employee stock purchase plan, and health and welfare programs, such as health savings accounts and flexible spending arrangements, are designed to provide a competitive level of benefits to our employees generally, including our executive officers and their families. We adjust our employee benefit programs as needed based upon regular monitoring of applicable laws and practices and the competitive market. Other than Mr. Fernandez, who resides in the United Kingdom, our executive officers are eligible to participate in the same employee benefit plans and programs, and on the same terms and conditions, as all other U.S. full-time employees. While acting as Co-CEO, Mr. Fernandez was eligible to participate in the same employee benefit plans and programs, and on the same terms and conditions, as all other full-time employees based in the United Kingdom.
Perquisites and Other Personal Benefits
The personal safety and security of our employees is of the utmost importance to Workday and our stockholders. Accordingly, while we do not view perquisites or other personal benefits as a significant component of our executive compensation program, we provide limited perquisites for business-related purposes and necessary for the security of Mr. Bhusri. We also provided expatriate benefits to Mr. Fernandez while he served as Co-CEO in fiscal 2023, as described below.
As disclosed in our 2020 Proxy Statement, in fiscal 2020, in response to specific threats and incidents related to the safety of Mr. Bhusri, the Compensation Committee established an executive security policy and approved the implementation of security measures to help address these safety concerns. In March 2020, based on an independent study prepared by an outside security consultant that analyzed security risks to Mr. Bhusri, the Compensation Committee approved a comprehensive security plan for Mr. Bhusri. Pursuant to this plan, we pay for the annual costs of security at his residences, executive security protection, and secure transportation arrangements. In August 2020, the Compensation Committee also approved the payment of certain security costs for Mr. Bhusri’s family in response to threats against Mr. Bhusri and his family and to reduce distraction for Mr. Bhusri relating to credible concerns for his family’s safety. We require these security measures because of the importance of Mr. Bhusri to Workday, and we believe that their scope and costs are an appropriate business expense for our benefit as they are integrally related to Mr. Bhusri’s ability to perform his employment responsibilities and necessary to his focused job performance. However, because certain components of the program may be considered to be perquisites under SEC disclosure rules, such as security for Mr. Bhusri’s family, security at his residences, and executive security protection outside of work hours, the aggregate incremental costs of such security services are included in the “All Other Compensation” column of the Summary Compensation Table set forth below. The Compensation Committee believes that these costs are appropriate in light of the threat landscape, Mr. Bhusri’s importance to Workday, and the amount of Mr. Bhusri’s total fiscal 2023 compensation. The Compensation Committee periodically reviews the nature and cost of this program in relation to Mr. Bhusri’s security risk profile.
In fiscal 2022, the Board approved the purchase of a corporate aircraft as an additional security measure for Mr. Bhusri and to optimize his travel. Pursuant to our aircraft utilization policy, the corporate aircraft is primarily for use by Mr. Bhusri, with certain limited exceptions where other executives may use it for business purposes. Mr. Bhusri is also permitted to use a private business jet charter when practicable. The Compensation Committee regularly reviews our aircraft utilization policy. Pursuant to the policy, Mr. Bhusri recognizes imputed taxable income as a result of personal use of the corporate aircraft and other private aircraft and is not provided a tax reimbursement or gross-up for any portion of this amount, including as a result of members of his immediate family accompanying him on business travel. The non-de minimis incremental costs, if any, of personal travel and travel by guests on any such legs on private aircraft are included in the “All Other Compensation” column in the Summary Compensation Table.
For Mr. Fernandez, during the time he served as Co-CEO in fiscal 2023, we provided a car allowance, which is a customary benefit for sales executives in the United Kingdom, certain Spanish social security contribution payments, and annual tax return preparation services and tax guidance provided by our third-party tax vendor. The value of the perquisites and benefits provided to Mr. Fernandez during fiscal 2023 is reported and further described in our Summary Compensation Table below.
56 | workday.com

EXECUTIVE COMPENSATION

In the future, we may provide other perquisites or other personal benefits to our NEOs when we believe it is appropriate and beneficial to the company’s business to assist an individual executive in the performance of his or her duties, to make our executive team more efficient and effective, and for recruitment, motivation, or retention purposes. Future practices with respect to perquisites or other personal benefits for executives will be subject to review and approval by the Compensation Committee.
Post-Employment Compensation
We have a change in control policy applicable to our executive officers and certain other participants that provides for severance payments and benefits in the event of a qualifying termination of employment following a change in control of Workday. Under the policy, in the event of a qualifying termination (as defined below) of a participant’s employment within 12 months following a change in control of Workday, the participant would be entitled to receive severance payments and full accelerated vesting of all outstanding equity awards, subject to the execution of a release agreement and the waiver of any other severance arrangement that would be triggered by a change in control. We do not provide for single trigger acceleration following a change in control and do not provide tax gross-ups for “excess parachute payments.” The Compensation Committee has determined that the change in control policy is both competitively reasonable and necessary to recruit and retain key executives. We also believe that entering into these arrangements will help our executive officers maintain continued focus and dedication to their responsibilities to help maximize stockholder value if there is a potential transaction that could involve a change in control of the company. For additional information about the change in control policy, please see the section below entitled “Potential Payments upon Termination or Change in Control.”
In connection with incentivizing Mr. Eschenbach to join us as our Co-CEO, his Employment Agreement provides that he is entitled to certain payments and accelerated vesting if his employment is terminated without Cause (as defined in his Employment Agreement) within two years following his start date, other than in connection with a change in control (as defined in our change in control policy). Likewise, Mr. Eschenbach will participate in Workday’s change in control policy, as modified by his Employment Agreement, such that in the event that Mr. Eschenbach’s employment is terminated without Cause (as defined in his Employment Agreement) or he resigns for Good Reason (as defined in our change in control policy) in connection with a change in control. Our Board and Compensation Committee considered the post-employment compensation arrangements described above and set forth in our change in control policy and the Employment Agreement to be reasonable and necessary to incentivize Mr. Eschenbach to accept employment as our Co-CEO. For additional information regarding these termination benefits, please see the section “Executive Officer Transitions and Agreements — Appointment of Mr. Eschenbach as Co-CEO” and “Potential Payments Upon Termination or Change in Control”.
Additionally, while Co-CEO, Mr. Fernandez was entitled to receive certain statutory severance amounts as required by local law if his employment is terminated other than in connection with a change in control and other than for “fair cause” or due to his voluntary resignation. The material terms of post-employment payments to our NEOs are set forth under “Employment Arrangements and Indemnification Agreements” below.
Pursuant to company policy, all employees, including our executives, whose employment with Workday terminates due to death or permanent disability, generally fully vest in their outstanding time-based equity awards upon termination. The value of our NEOs’ equity awards that would have vested assuming a January 31, 2023, termination of employment due to death or permanent disability is set forth in the section “Potential Payments Upon Termination or Change in Control”.
Other Compensation Policies
Executive Officer Recoupment Policy
The Compensation Committee has adopted a policy that provides for the recovery of all or any portion of an executive officer’s incentive-based compensation in the event that we restate our financial results as a result of fraud by such executive officer, and the compensation earned by the executive officer was based on achieving financial results in excess of what could have been earned by the executive officer based on the restated financial results, in all cases as determined by the Board of Directors. The recovery period extends up to three years prior to the date of the restatement, for periods after the effective date of the policy. We expect revise the policy in fiscal 2024 to reflect the new requirements of the Nasdaq Global Select Market.
2023 Proxy Statement | 57

EXECUTIVE COMPENSATION

Equity Awards Grant Policy
The Compensation Committee has adopted a policy governing equity awards that are granted to our executive officers and employees and members of our Board of Directors. This policy provides that equity awards will be granted either by our Board or the Compensation Committee at a meeting or by unanimous written consent, subject to equity award guidelines adopted by our Board, and provides that each of the Co-Chief Executive Officers, Chair of the Board, each of the Co-Presidents, Chief Financial Officer, and Chief People Officer may make awards to non-executive employees within prescribed limits. Generally, prior to January 1, 2023, new hire awards were granted effective on the 15th day of the month following commencement of employment, while promotion and discretionary awards for our executive officers were effective on the 15th day of March, June, September, or December and on the 15th day of any month for non-executive employees. In fiscal 2023, we modified our policy governing equity awards so that effective January 1, 2023, generally all new hire awards are granted effective on the 5th day of the month for employees who have commenced employment on or prior to the 15th day of the preceding month. Additionally, promotion and discretionary awards for our executive officers are granted effective on the 5th day of March, June, September, or December, and on the 5th day of any month for non-executive employees. Relatedly, we modified the vesting date from the 15th to the 5th of each month for all unvested RSU awards vesting after December 31, 2022. Refresh awards made in connection with Workday’s annual review cycle will be effective on a date occurring in March, April, or May that is designated by the Board or the Compensation Committee prior to the end of the immediately preceding calendar year, in each case unless otherwise approved by our Board or the Compensation Committee. The exercise price of all stock options and SARs must be equal to or greater than the fair market value of our common stock, as defined in the applicable equity incentive plan, on the date of grant.
Derivatives Trading and Anti-Hedging Policy
Our Policy on Trading in Securities, which applies to our employees, including our executive officers, and members of our Board of Directors, prohibits the trading of derivatives, including options, warrants, puts, calls, or other similar derivative instruments relating to our securities; the hedging of our equity securities, including the participation in exchange funds or “swap funds”; and the selling of Workday securities “short”.
Policy regarding 10b5-1 Plans for Directors and Executive Officers
Generally, our Policy on Trading in Securities requires our executive officers and members of our Board of Directors to adopt plans in accordance with Exchange Act Rule 10b5-1, including in accordance with the new final 10b5-1 rules adopted by the SEC in 2022, for trades of Workday securities that they beneficially own and further provides that such individuals may not trade in our equity securities during our quarterly restricted periods.
Stock Ownership Guidelines
We maintain Stock Ownership Guidelines that require Mr. Bhusri and Mr. Eschenbach to each own and hold shares of our stock with a value that is at least equal to five times the annual base salary of Mr. Bhusri or Mr. Eschenbach, whichever is greater; our other executive officers to own and hold shares of our stock with a value that is at least three times their annual base salaries; and members of our Board of Directors other than Messrs. Bhusri and Eschenbach to own and hold shares of our stock with a value that is at least $600,000, subject in each case to certain phase-in periods. This ownership requirement may be satisfied by ownership of shares of either our Class A or Class B common stock, vested RSUs, and any other shares of our equity securities held by affiliates or family members in which the individual holds a beneficial interest.
Compensation Policies and Practices as they Relate to Risk Management
The Compensation Committee has reviewed our executive and employee compensation programs and does not believe that our compensation policies and practices encourage undue or inappropriate risk taking or create risks that are reasonably likely to have a material adverse effect on us. The reasons for the Compensation Committee’s determination include the following:
•
We structure our compensation program to consist of both fixed and variable components. The fixed (or base salary) component of our compensation programs is designed to provide income independent of our stock price performance so that employees will not focus exclusively on stock price performance to the detriment of other important business metrics. The variable (cash bonus and equity) components of our compensation programs are designed to reward both short-term and long-term company performance, which we believe

58 | workday.com

EXECUTIVE COMPENSATION

discourages employees from taking actions that focus only on our short-term success and helps align our employees with our stockholders and on our longer-term success. Our RSUs have time-based vesting, generally over a period of four years.
•
We maintain internal controls over the measurement and calculation of financial information, which are designed to prevent this information from being manipulated by any employee, including our executive officers.

•
While we do not cap the cash incentive award for our sales incentive plan to provide maximum incentive for our sales force to meet and exceed their revenue objectives, we do maintain internal controls over the determination of sales incentive awards which we believe help prevent problematic behaviors.

•
Employees of Workday are required to comply with our Code of Conduct, which covers, among other things, accuracy in keeping financial and business records.

•
The Compensation Committee approves the employee annual and new hire equity award guidelines as well as the overall annual equity pool. Any recommended equity awards outside these guidelines require approval by the Compensation Committee. We believe that this helps ensure we grant equity compensation appropriately and in a sustainable manner.

•
A significant portion of the compensation paid to our executive officers and the members of our Board of Directors is in the form of RSUs, to align their interests with the interests of stockholders.

•
We maintain Stock Ownership Guidelines for our executive officers and the members of the Board to ensure that they retain specified levels of equity in Workday to align their interests with the interests of stockholders.

•
As part of our Policy on Trading in Securities, we prohibit hedging transactions involving our securities so that our executive officers and other employees cannot insulate themselves from the effects of poor stock price performance.

•
Our Board has adopted an Executive Officer Recoupment Policy providing that it may require reimbursement or forfeiture of all or a portion of any incentive compensation that was paid to an executive officer based on financial results if a restatement of those results is required and it determines that fraud on the part of the executive officer contributed to the need for the restatement. We expect revise the policy in fiscal 2024 to reflect the new requirements of the Nasdaq Global Select Market.

Tax and Accounting Considerations
Limitation on Deductibility of Executive Compensation
We do not require executive compensation to be tax deductible to Workday, but instead balance the cost and benefits of tax deductibility to correspond with our executive compensation goals. Section 162(m) of the Internal Revenue Code of 1986, as amended, generally disallows a tax deduction to a publicly held corporation for compensation in excess of $1,000,000 paid in any taxable year to certain of its executive officers.
We expect that the Compensation Committee will continue to seek to balance the cost and benefit of tax deductibility with our executive compensation goals designed to promote stockholder interests, retaining discretion to approve compensation that is non-deductible when it believes that such payments are appropriate to attract and retain executive talent. As a result, we expect that a significant portion of future cash and equity payments to our executive officers may not be tax deductible under Section 162(m).
No Tax Reimbursement of Parachute Payments or Deferred Compensation
We did not provide any executive officer, including any NEO, with a “gross-up” or other reimbursement payment for any tax liability that he or she might owe as a result of the application of Sections 280G, 4999, or 409A of the Code during fiscal 2023, and we have not agreed and are not otherwise obligated to provide any NEO with such a “gross-up” or other such reimbursement.
Accounting Treatment
We account for share-based compensation in accordance with the authoritative guidance set forth in ASC Topic 718, which requires companies to measure and recognize compensation expense for share-based awards issued to employees and non-employees, primarily including RSUs and purchases under the Amended and Restated 2012
2023 Proxy Statement | 59

EXECUTIVE COMPENSATION

Employee Stock Purchase Plan (“ESPP”). Compensation expense is generally recognized over the period during which the award recipient is required to perform service in exchange for the award. For RSUs, fair value is based on the closing price of our common stock on the grant date. For shares issued under the ESPP, fair value is estimated using the Black-Scholes option-pricing model. This calculation is performed for accounting purposes and reported in the compensation tables below.
Report of the Compensation Committee
This report of the Compensation Committee is required by the SEC and, in accordance with the SEC’s rules, will not be deemed to be part of or incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act, or under the Exchange Act, except to the extent that we specifically incorporate this information by reference, and will not otherwise be deemed “soliciting material” or “filed” under either the Securities Act or the Exchange Act.
The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis included in this Proxy Statement with management and, based on such review and discussions, the Compensation Committee recommended to our Board of Directors that the Compensation Discussion and Analysis be incorporated by reference in Workday’s Annual Report on Form 10-K for fiscal 2023 and included in this Proxy Statement.
Submitted by the Compensation Committee of our Board of Directors:
George J. Still, Jr. (Chair)
Lynne Doughtie
Jerry Yang
60 | workday.com

SUMMARY COMPENSATION TABLE
The following table provides information concerning all plan and non-plan compensation earned by each of our NEOs during the fiscal years ended January 31, 2023, 2022, and 2021.
Name and Principal Position	Year	Salary	Bonus(1)	Stock Awards(2)	All Other Compensation(3)	Total
Aneel Bhusri Co-Founder, Co-Chief Executive Officer, and Chair of the Board	2023	$65,000	$—	$14,065,845	$3,147,585	$17,278,430
	2022	65,000	—	15,404,483	2,961,923	18,431,406
	2021	65,000	—	—	2,628,925	2,693,925
Carl M. Eschenbach Co-Chief Executive Officer and Director	2023	119,231	—	102,563,097(4)	2,981	102,685,309
Chano Fernandez Former Co-Chief Executive Officer	2023	607,791(5)	521,136(5)	18,754,387	103,557	19,986,871
	2022	631,962(5)	752,976(5)	20,539,224	91,351	22,015,513
	2021	471,712(5)	453,735(5)	25,867,043	265,284	27,057,774
Barbara A. Larson Chief Financial Officer	2023	420,000	187,000	9,377,304	35,097	10,020,001
James J. Bozzini Chief Operating Officer	2023	375,000	166,000	9,377,304	9,323	9,927,627
	2022	350,000	209,000	9,756,190	8,700	10,323,890
	2021	350,000	168,000	11,070,499	8,669	11,597,168
Douglas A. Robinson Co-President	2023	375,000	332,000	12,190,473	38,705	12,936,179
	2022	350,000	427,000	11,699,995	7,670	12,484,665
Richard H. Sauer Chief Legal Officer, Head of Corporate Affairs, and Corporate Secretary	2023	515,000	231,000	7,970,609	18,302	8,734,911
	2022	500,000	298,000	5,134,741	9,700	5,942,441
	2021	500,000	241,000	5,535,323	592,857	6,869,198

(1)
For all NEOs, reported amounts reflect payment of bonuses pursuant to the cash bonus plan.

(2)
Other than with respect to Mr. Eschenbach’s PVUs, the amounts reported are computed in accordance with ASC Topic 718 based on the closing price of our Class A common stock on the date of grant. The amount reported for Mr. Eschenbach’s PVU award is computed in accordance with ASC Topic 718 using the Monte Carlo simulation model. These amounts do not reflect the actual economic value that may ultimately be realized by the NEOs.

(3)
Amounts shown in this column for all other compensation are valued on the basis of actual costs to Workday and are detailed in the chart below for fiscal 2023:

Name	Company Funded 401(k) Match	Executive Attendance at Company Events	Guest Attendance at Company Events	Income Tax Gross-Up(i)	Other
Aneel Bhusri	$1,965	$—	$—	$—	$3,145,620(ii)
Carl M. Eschenbach	2,981	—	—	—	—
Chano Fernandez	—	25,717	11,381	16,168	50,290(iii)
Barbara A. Larson	9,316	—	4,484	13,998	7,299(iv)
James J. Bozzini	9,323	—	—	—	—
Douglas A. Robinson	9,326	15,653	—	11,358	2,368(v)
Richard H. Sauer	9,321	—	—	6,620	2,361(vi)

(i)
The amounts in this column represent income tax gross-ups paid in respect of attendance at a company sponsored event. The amount reported for Mr. Fernandez is an estimate of the tax payable by Workday upon filing of an annual U.K. tax filing with respect to employee benefits. The exchange rate used to convert this amount from GBP into U.S. dollars was 1.232.

(ii)
This amount includes the (i) aggregate incremental costs paid by Workday for certain security arrangements provided for Mr. Bhusri and his family that may be considered perquisites under SEC disclosure rules in the amount of $3,068,745 and (ii) personal air travel expenses

2023 Proxy Statement | 61

COMPENSATION TABLES

in the amount of $76,875, which represent the incremental cost to Workday for Mr. Bhusri’s personal use of our corporate aircraft and a private business jet charter. We determine the incremental cost of the personal use of our corporate aircraft based on the variable operating costs to us, which includes (i) trip-related landing, ramp, and parking fees and expenses; (ii) crew travel expenses; (iii) supplies and catering; and (iv) aircraft fuel and oil expenses. The incremental cost to Workday from his use of a private business jet charter was based on the amount billed to us by the private business jet charter company. Because the corporate aircraft is used primarily for business travel, this methodology excludes fixed costs that do not change based on usage, such as the salaries of pilots and crew, purchase or lease costs of our corporate aircraft, and costs of maintenance and upkeep. On occasion, guests of Mr. Bhusri may accompany him on private aircraft during business trips at a de minimis incremental cost to Workday. Additional information is set forth in the above section entitled “Elements of Our Executive Compensation Program — Perquisites and Other Personal Benefits.”
(iii)
This amount includes a car allowance paid to Mr. Fernandez in the amount of $16,386; a supplemental payment with respect to our Tapered Annual Allowance Policy for UK employees in the amount of $31,977; a pension contribution for Spanish shadow payroll in the amount of $1,427; and a company charitable match in the amount of $500. The exchange rate used to convert these amounts from GBP into U.S. dollars was 1.232, and from euro to U.S. dollars was 1.0863, as applicable, which were the daily spot rates as of January 31, 2023. Additional information is set forth in the above section entitled “Elements of Our Executive Compensation Program — Perquisites and Other Personal Benefits.”

(iv)
This amount includes a company gift to Ms. Larson in the amount of $3,386; income tax gross-up paid in respect of a company gift in the amount of $3,313; and a wellness program reimbursement in the amount of $600.

(v)
This amount includes a company gift to Mr. Robinson in the amount of $727; income tax gross-up paid in respect of a company gift in the amount of $491; a wellness program reimbursement in the amount of $150; and a company charitable match in the amount of $1,000.

(vi)
This amount includes a wellness program reimbursement to Mr. Sauer in the amount of $361 and a company charitable match in the amount of $2,000.

(4)
Mr. Eschenbach was appointed as our Co-CEO on December 20, 2022. The amounts reported under the Stock Awards column for Mr. Eschenbach include (i) $328,089 in grant date fair value of RSUs that were granted to Mr. Eschenbach in June 2022 in connection with his service as a non-employee director on our Board of Directors, and (ii) $102,235,008 in grant date fair value of the RSUs and PVUs that were granted to Mr. Eschenbach in December 2022 in connection with his appointment as our Co-CEO.

(5)
Mr. Fernandez’s salary and bonus are paid in GBP. The exchange rates used to convert these amounts into U.S. dollars were 1.232 for fiscal 2023, 1.3446 for fiscal 2022, and 1.3708 for fiscal 2021, which were the daily spot rates in effect as of the last day of each respective fiscal year.

Grants of Plan-Based Awards in Fiscal 2023
The following table provides information regarding grants of incentive plan-based awards made to each of our NEOs during fiscal 2023 under our 2012 Equity Incentive Plan (solely for awards prior to June 22, 2022) and our 2022 Equity Incentive Plan.
		Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)(1)	Grant Date Fair Value of Stock Awards(2)
Name	Grant Date	Threshold (#)	Target (#)	Maximum (#)
Aneel Bhusri	04/20/2022				63,895	$14,065,845
Carl M. Eschenbach(3)	12/28/2022				30,365	4,949,191
	12/28/2022				60,730	9,898,383
	12/28/2022				303,650	49,491,914
	12/28/2022		303,650(4)			37,895,520
	06/22/2022				2,402	328,089
Chano Fernandez	04/20/2022				85,193	18,754,387
Barbara A. Larson	04/20/2022				42,597	9,377,304
James J. Bozzini	04/20/2022				42,597	9,377,304
Douglas A. Robinson	04/20/2022				55,376	12,190,473
Richard H. Sauer	04/20/2022				36,207	7,970,609

(1)
Represents RSUs granted under our 2022 Equity Incentive Plan. Unless otherwise noted, each RSU award vested or will vest as to one-fourth of the underlying shares on approximately the one-year anniversary of grant and then quarterly thereafter, subject to continued service with Workday on the applicable vesting dates.

(2)
Other than with respect to Mr. Eschenbach’s PVU award, the amounts reported are computed in accordance with ASC Topic 718 based on the closing price of our Class A common stock on the date of grant. The amount reported for Mr. Eschenbach’s PVU award is computed in accordance with ASC Topic 718 using the Monte Carlo simulation model. These amounts do not reflect the actual economic value that may ultimately be realized by the NEOs.

62 | workday.com

COMPENSATION TABLES

(3)
Prior to Mr. Eschenbach’s appointment as Co-CEO, he was granted 2,402 RSUs on June 22, 2022, in connection with his service on our Board of Directors. In connection with Mr. Eschenbach’s appointment as Co-CEO, he was granted the following awards under our 2022 Equity Incentive Plan: (i) 30,365 RSUs which will vest as to one-fourth of the underlying shares on each of the first four quarterly anniversaries of December 5, 2022, with vesting contingent upon Mr. Eschenbach’s purchase of $2,000,000 of Workday Class A Common Stock on the public market; (ii) 60,730 RSUs which will vest as to one-fourth of the underlying shares on each of the first four quarterly anniversaries of December 5, 2022; and (iii) 303,650 RSUs which will vest as to one-sixteenth of the underlying shares on each of the first sixteen quarterly anniversaries of December 5, 2022.

(4)
Represents PVUs granted under our 2022 Equity Incentive Plan. In connection with Mr. Eschenbach's appointment as Co-CEO, he was granted 303,650 PVUs that are divided into three tranches, with each tranche representing Mr. Eschenbach’s right to acquire 1/3 of the shares subject to the award subject to the achievement of certain share price targets. The PVUs shall vest subject to the achievement of certain performance metrics as explained in further detail under the section “Executive Officer Transitions and Agreements — Appointment of Mr. Eschenbach as Co-CEO” above.

Outstanding Equity Awards at Fiscal Year-End
The following table provides information regarding outstanding and unvested RSU awards held by our NEOs as of January 31, 2023.
		STOCK AWARDS
Name	Grant Date	Number of Shares or Units of Stock That Have Not Vested (#)(1)	Market Value of Shares or Units of Stock That Have Not Vested(2)	Equity Incentive Plan Awards: Number of Unearned Shares or Units of Stock That Have Not Vested (#)	Equity Incentive Plan Awards: Market Value of Unearned Shares or Units of Stock That Have Not Vested
Aneel Bhusri	04/20/2022	63,895	$11,592,470
	04/15/2021	33,291	6,039,986
	04/22/2019	3,263	592,006
Carl M. Eschenbach(3)	12/28/2022			30,365	5,509,122
	12/28/2022	60,730	11,018,244
	12/28/2022	303,650	55,091,220
	12/28/2022			303,650	$37,895,520(2)
	06/22/2022	2,402	435,795
Chano Fernandez	04/20/2022	85,193	15,456,566
	04/15/2021	44,387	8,053,133
	09/15/2020	31,178	5,656,625
	04/15/2020	23,685	4,297,170
	04/22/2019	3,263	592,006
Barbara A. Larson	04/20/2022	42,597	7,728,374
	12/15/2021	5,371	974,461
	04/15/2021	6,658	1,207,961
	04/15/2020	7,106	1,289,242
	01/15/2020	1,480	268,516
	04/22/2019	979	177,620
James J. Bozzini	04/20/2022	42,597	7,728,374
	04/15/2021	21,084	3,825,270
	04/15/2020	23,685	4,297,170
	04/22/2019	2,937	532,860
2023 Proxy Statement | 63

COMPENSATION TABLES

		STOCK AWARDS
Name	Grant Date	Number of Shares or Units of Stock That Have Not Vested (#)(1)	Market Value of Shares or Units of Stock That Have Not Vested(2)	Equity Incentive Plan Awards: Number of Unearned Shares or Units of Stock That Have Not Vested (#)	Equity Incentive Plan Awards: Market Value of Unearned Shares or Units of Stock That Have Not Vested
Douglas A. Robinson	04/20/2022	55,376	10,046,868
	12/15/2021	5,371	974,461
	04/15/2021	16,646	3,020,084
	03/15/2021	4,410	800,106
	04/15/2020	9,474	1,718,868
	04/22/2019	979	177,620
Richard H. Sauer	04/20/2022	36,207	6,569,036
	04/15/2021	11,097	2,013,329
	04/15/2020	11,843	2,148,675
	10/15/2019	7,588	1,376,691

(1)
Unless otherwise noted, each RSU award vested or will vest as to one-fourth of the underlying shares on approximately the one-year anniversary of grant and then quarterly thereafter, subject to continued service with Workday on the applicable vesting dates.

(2)
Other than with respect to Mr. Eschenbach’s PVU award, the market value of unvested RSUs is calculated by multiplying the number of unvested shares held by the applicable NEO by the closing price of our Class A common stock on January 31, 2023, the last trading day of our fiscal year, which was $181.43. The amount reported for the PVU award is the grant date fair value on December 28, 2022, computed in accordance with ASC Topic 718 using the Monte Carlo simulation model, which is materially similar to the fair value on January 31, 2023.

(3)
Prior to Mr. Eschenbach’s appointment as Co-CEO, he was granted 2,402 RSUs on June 22, 2022, in connection with his service on our Board of Directors. In connection with Mr. Eschenbach’s appointment as Co-CEO, he was granted (i) 30,365 RSUs which will vest as to one-fourth of the underlying shares on each of the first four quarterly anniversaries of December 5, 2022, with vesting contingent upon Mr. Eschenbach’s purchase of $2,000,000 of Workday Class A Common Stock on the public market; (ii) 60,730 RSUs which will vest as to one-fourth of the underlying shares on each of the first four quarterly anniversaries of December 5, 2022; (iii) 303,650 RSUs which will vest as to one-sixteenth of the underlying shares on each of the first sixteen quarterly anniversaries of December 5, 2022; and (iv) 303,650 PVUs that are divided into three tranches, with each tranche representing Mr. Eschenbach’s right to acquire 1/3 of the shares subject to the award subject to the achievement of certain share price targets. The PVUs shall vest subject to the achievement of certain performance metrics as explained in further detail under the section “Executive Officer Transitions and Agreements — Appointment of Mr. Eschenbach as Co-CEO” above.

Stock Vested in Fiscal 2023
The following table summarizes the value realized by our NEOs on stock vested during fiscal 2023.
	RSU Awards
Name	Number of Shares Acquired on Vesting	Value Realized on Vesting(1)
Aneel Bhusri	43,834	$8,279,959
Carl M. Eschenbach	2,153(2)	419,691
Chano Fernandez	88,983	16,192,504
Barbara A. Larson	24,278	4,479,194
James J. Bozzini	50,271	9,038,036
Douglas A. Robinson	31,369	5,777,786
Richard H. Sauer	28,221	4,959,307

(1)
The value realized on vesting is calculated by multiplying the number of underlying shares at vest by the fair market value of our Class A common stock on the date prior to the applicable vesting dates.

(2)
Represents shares granted to Mr. Eschenbach in connection with his service as a non-employee director on our Board of Directors that vested in fiscal 2023 prior to his appointment as our Co-Chief Executive Officer on December 20, 2022. Mr. Eschenbach’s RSUs granted to him in his capacity as a non-employee director continue to vest pursuant to their terms.

64 | workday.com

COMPENSATION TABLES

401(k) Plan
We maintain a tax-qualified 401(k) retirement plan for all employees who satisfy certain eligibility requirements. Under our 401(k) plan, employees may elect to defer up to 75% of their eligible compensation subject to applicable annual limits set pursuant to the Code. We intend for the 401(k) plan to qualify, depending on the employee’s election, under Code Section 401 so that contributions by employees to the 401(k) plan, and income earned on those contributions, are not taxable to employees until withdrawn from the 401(k) plan, or under Code Section 402A so that contributions by employees to the 401(k) plan are taxable as income, but qualifying withdrawals and income earned on those contributions are not taxable to employees. We provide a company match for all eligible employees and currently match 50% of the first 6% of eligible compensation contributed by the employee.
Pension Benefits and Nonqualified Deferred Compensation
We do not offer any defined benefit pension plans or nonqualified deferred compensation plans.
CEO Pay Ratio Disclosure
In accordance with SEC rules, we are providing the ratio of the total annual compensation of each individual serving as a Co-CEO during the last completed fiscal year to the total annual compensation of our median compensated employee (“median employee”). The ratios of Messrs. Bhusri’s, Eschenbach’s, and Fernandez’s total annual compensation to that of our median employee’s total annual compensation for fiscal 2023 are 74:1, 439:1, and 85:1, respectively. We believe these ratios are reasonable estimates, calculated in a manner consistent with SEC rules, based on our payroll and employment records and the methodology described below. As disclosed in the Summary Compensation Table above, the total annual compensation of Messrs. Bhusri, Eschenbach, and Fernandez for fiscal 2023 was $17,278,430, $102,685,308, and $19,986,871, respectively. The total annual compensation of our median employee for fiscal 2023 was $233,831, calculated in the same manner as the compensation for our Co-CEOs in accordance with SEC rules.
The pay ratio for Mr. Eschenbach provided above is based on his fiscal 2023 annual total compensation, which contained special one-time new-hire RSU awards that, assuming his continued employment with Workday through the applicable vesting dates, would vest continuously over a period ending on December 5, 2026. Additionally, his fiscal 2023 compensation included PVUs that vest over five years, subject to both time and performance-based vesting conditions tied to increasingly difficult stock price targets. For fiscal 2024, we expect the pay ratio for Mr. Eschenbach to decrease significantly, as pursuant to his Employment Agreement, he is not eligible for additional equity awards until fiscal 2025. For additional information about the compensation of our Co-CEOs, see the “Compensation Discussion and Analysis” section elsewhere in this Proxy Statement.
Since there have been no significant changes to our employee population or employee compensation programs during fiscal 2023 that would affect our pay ratio disclosure, we used the same median employee disclosed in last year’s Proxy Statement, as permitted by SEC rules. In determining that it was still appropriate to utilize our fiscal 2022 median employee for fiscal 2023, we considered that there were no material changes to that employee’s job description or compensation structure during fiscal 2023.
As disclosed in our 2022 Proxy Statement, our determination of which employee was the median employee was based on compensation data for all employees as of November 1, 2021 (the “determination date”), other than Mr. Bhusri and Mr. Fernandez, the Company’s Co-CEOs on the determination date, and certain other employees permissibly excluded under the de minimis exception. The compensation data used included the following elements for the 12-month period preceding the determination date:
•
base pay, which included all regular wages, overtime, paid time off, pay related to leaves of absences and leave payout, on call premiums, and allowances;

•
actual cash bonus compensation paid;

•
actual commissions paid; and

•
the grant date fair value of equity awards granted.

In selecting the median employee, reporting companies are permitted to use reasonable estimates, assumptions, and methodologies based on their own facts and circumstances. As such, the pay ratio reported by other companies
2023 Proxy Statement | 65

COMPENSATION TABLES

may not be comparable to the pay ratios reported above, as other companies may have different employment and compensation practices and may utilize different estimates, assumptions, and methodologies in calculating their own pay ratios.
Pay Versus Performance
As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(v) of Regulation S-K, we are providing the following disclosure regarding executive compensation for our principal executive officers (“PEOs”) and our other NEOs (“Non-PEO NEOs”) and our performance for the fiscal years listed below. The Compensation Committee did not consider the pay versus performance disclosure below in making its pay decisions for any of the years shown. For further information concerning our pay-for-performance philosophy and how we structure our executive compensation to drive and reward performance, refer to “Executive Compensation — Compensation Discussion and Analysis.” The amounts shown for “Compensation Actually Paid” have been calculated in accordance with Item 402(v) of Regulation S-K and do not reflect compensation actually earned, realized, or received by our NEOs; these amounts reflect the Summary Compensation Table total with certain adjustments as described in the following table and footnotes.
	Summary Compensation Table Total for PEO (Bhusri)(1)	Compensation Actually Paid to PEO (Bhusri) (4)(5)	Summary Compensation Table Total for PEO (Eschenbach) (2)	Compensation Actually Paid to PEO (Eschenbach) (4)(6)	Summary Compensation Table Total for PEO (Fernandez)(2)(7)	Compensation Actually Paid to PEO (Fernandez)(4)(7)	Average Summary Compensation Table Total for Non-PEO NEOs(3)	Average Compensation Actually Paid to Non-PEO NEOs (4)(8)	Value of Initial Fixed $100 Investment Based On: (9)
Year									Total Shareholder Return	Peer Group Total Shareholder Return	Net Income (thousands) (10)	Subscription Revenues (thousands) (11)
(a)	(b)(1)	(c)(1)	(b)(2)	(c)(2)	(b)(3)	(c)(3)	(d)	(e)	(f)	(g)	(h)	(i)
FY23	$17,278,430	$9,378,038	$102,685,309	$109,947,072	$19,986,871	$3,030,084	$10,404,679	$3,826,484	$98	$118	$(366,749)	$5,567,206
FY22	$18,431,406	$19,634,025	—	—	$22,015,513	$27,405,062	$9,768,972	$11,928,801	$137	$146	$29,373	$4,546,313
FY21	$2,693,925	$5,713,506	—	—	$27,057,774	$37,492,416	$10,037,001	$17,263,222	$123	$132	$(282,431)	$3,788,452
(1)
Aneel Bhusri served as our Chief Executive Officer from 2014 to August 2020 and has since served as our Co-Chief Executive Officer.

(2)
Chano Fernandez served as our Co-Chief Executive Officer from August 2020 through December 20, 2022. Carl Eschenbach has served as our Co-Chief Executive Officer since December 20, 2022.

(3)
The individuals comprising the Non-PEO NEOs for each year are listed below:

FY23	FY22	FY21
James J. Bozzini	James J. Bozzini	James J. Bozzini
Barbara A. Larson	Douglas A. Robinson	Richard H. Sauer
Douglas A. Robinson	Richard H. Sauer	Robynne D. Sisco
Richard H. Sauer	Robynne D. Sisco

(4)
Compensation Actually Paid reflects the exclusions and inclusions of certain amounts for the PEOs and the Non-PEO NEOs as required by Item 402(v) of Regulation S-K, as set forth in the tables below. The fair value or change in fair value, as applicable, of equity awards in the “Compensation Actually Paid” columns has been estimated pursuant to the guidance in ASC Topic 718. The fair values of RSU awards that are subject to solely service-based vesting criteria equals the closing price of our Class A common stock on applicable year-end dates, or, in the case of vesting dates, the closing price on the date prior to the applicable vesting dates. The fair value of Mr. Eschenbach’s market-based PVU award is calculated using a Monte Carlo simulation model with the following assumptions: (i) expected volatility of 40%, (ii) risk-free interest rate of 4%, and (iii) total performance period of six years. For additional information on the assumptions used to estimate the fair value of the awards, see the Notes to Consolidated Financial Statements in our Annual Reports on Form 10-K for the fiscal year ended January 31, 2023, and prior fiscal years.

66 | workday.com

COMPENSATION TABLES

(5)
Compensation Actually Paid to Mr. Bhusri reflects the following adjustments from Total Compensation reported in the Summary Compensation Table:

	FY23	FY22	FY21
Total Reported in Summary Compensation Table (SCT)	$17,278,430	$18,431,406	$2,693,925
Less, value of Stock Awards reported in SCT	(14,065,845)	(15,404,483)	—
Plus, Year-End value of Awards Granted in Fiscal Year that are Unvested and Outstanding	11,592,470	14,973,638	—
Plus, Change in Fair Value of Prior Year Awards that are Unvested and Outstanding	(2,616,535)	540,329	2,599,869
Plus, FMV of Awards Granted this Year and that Vested this Year	—	—	—
Plus, Change in Fair Value (from prior year-end) of Prior Year Awards that Vested this year	(2,810,481)	1,093,135	419,712
Less Prior Year Fair Value of Prior Year Awards that Failed to vest this year	—	—	—
Total Adjustments	(7,900,391)	1,202,619	3,019,581
Compensation Actually Paid	$9,378,038	$19,634,025	$5,713,506

(6)
Compensation Actually Paid to Mr. Eschenbach reflects the following adjustments from Total Compensation reported in the Summary Compensation Table:

	FY23	FY22	FY21
Total Reported in Summary Compensation Table (SCT)	$102,685,309	—	—
Less, value of Stock Awards reported in SCT(i)	(102,563,097)	—	—
Plus, Year-End value of Awards Granted in Fiscal Year that are Unvested and Outstanding(i)	109,949,900	—	—
Plus, Change in Fair Value of Prior Year Awards that are Unvested and Outstanding	—	—	—
Plus, FMV of Awards Granted this Year and that Vested this Year	—	—	—
Plus, Change in Fair Value (from prior year-end) of Prior Year Awards that Vested this year(ii)	(125,040)	—	—
Less Prior Year Fair Value of Prior Year Awards that Failed to vest this year	—	—	—
Total Adjustments	7,261,764	—	—
Compensation Actually Paid	$109,947,072	—	—

(i)
Includes the value of Stock Awards granted to Mr. Eschenbach in June 2022 in connection with his service on our Board of Directors.

(ii)
Includes the value of Stock Awards granted to Mr. Eschenbach in prior fiscal years in connection with his service on our Board of Directors that vested in fiscal 2023.

(7)
The compensation paid to Mr. Fernandez is in GBP and euro. The exchange rate used to convert these amounts from GBP into U.S. dollars was 1.232, and from euro to U.S. dollars was 1.086, as applicable for fiscal 2023. Compensation Actually Paid to Mr. Fernandez reflects the following adjustments from Total Compensation reported in the Summary Compensation Table:

	FY23	FY22	FY21
Total Reported in Summary Compensation Table (SCT)	$19,986,871	$22,015,513	$27,057,774
Less, value of Stock Awards reported in SCT	(18,754,387)	(20,539,224)	(25,867,043)
Plus, Year-End value of Awards Granted in Fiscal Year that are Unvested and Outstanding	15,456,566	19,964,767	33,458,969
Plus, Change in Fair Value of Prior Year Awards that are Unvested and Outstanding	(7,337,881)	2,868,717	2,824,708
Plus, FMV of Awards Granted this Year and that Vested this Year	—	—	—
Plus, Change in Fair Value (from prior year-end) of Prior Year Awards that Vested this year	(6,321,085)	3,095,289	18,008
Less Prior Year Fair Value of Prior Year Awards that Failed to vest this year	—	—	—
Total Adjustments	(16,956,786)	5,389,549	10,434,642
Compensation Actually Paid	$3,030,084	$27,405,062	$37,492,416
2023 Proxy Statement | 67

COMPENSATION TABLES

(8)
The average Compensation Actually Paid to the Non-PEO NEOs reflects the following adjustments from Total Compensation reported in the Summary Compensation Table:

	FY23	FY22	FY21
Total Reported in Summary Compensation Table (SCT)	$10,404,679	$9,768,972	$10,037,001
Less, value of Stock Awards reported in SCT	(9,728,922)	(9,086,779)	(9,225,440)
Plus, Year-End value of Awards Granted in Fiscal Year that are Unvested and Outstanding	8,018,163	8,809,998	14,370,265
Plus, Change in Fair Value of Prior Year Awards that are Unvested and Outstanding	(2,446,390)	1,176,201	1,786,084
Plus, FMV of Awards Granted this Year and that Vested this Year	—	—	—
Plus, Change in Fair Value (from prior year-end) of Prior Year Awards that Vested this year	(2,421,046)	1,260,409	295,312
Less Prior Year Fair Value of Prior Year Awards that Failed to vest this year	—	—	—
Total Adjustments	(6,578,195)	2,159,829	7,226,221
Compensation Actually Paid	$3,826,484	$11,928,801	$17,263,222

(9)
The Peer Group TSR set forth in this table utilizes the S&P 1500 Application Software Index, which we also utilize in the stock performance graph required by Item 201(e) of Regulation S-K included in our Annual Report on Form 10-K for the fiscal year ended January 31, 2023. The comparison assumes $100 was invested for the period starting January 31, 2020, through the end of the listed year in Workday Class A common stock and in the S&P 1500 Application Software Index, respectively. Historical stock performance is not necessarily indicative of future stock performance.

(10)
The dollar amounts reported represent the amount of net income reflected in our audited financial statements for the applicable fiscal year.

(11)
We determined subscription revenue to be the most important financial performance measure (that is not otherwise required to be disclosed in the table) used to link company performance to Compensation Actually Paid to our PEO and Non-PEO NEOs in fiscal 2023. Subscription revenues primarily consist of fees that give our customers access to our cloud applications, which include related customer support. Subscription revenues are recognized over time as services are delivered and consumed concurrently over the contractual term, beginning on the date our service is made available to the customer.

Tabular List of Most Important Financial and Non-Financial Performance Measures
The following table presents the financial and non-financial performance measures that we consider to have been the most important in linking Compensation Actually Paid to our PEO and non-PEO NEOs for fiscal 2023 to company performance. Time-vesting equity compensation makes up a material portion of the total compensation for our executives, thus, the price of our Class A common stock directly ties to Compensation Actually Paid. Additionally, Mr. Eschenbach’s new hire market-based PVUs are contingent upon certain stock price targets. Our executives (other than Mr. Bhusri and, for fiscal 2023, Mr. Eschenbach) also participate in our cash bonus plan. Funding of the cash bonus plan is driven by a financial performance goal based on subscription revenues and a non-financial performance goal based on an annual customer satisfaction score. The measures in this table are not ranked.
Subscription Revenue Annual Customer Satisfaction Score Workday Class A common stock price
Analysis of the Information Presented in the Pay versus Performance Table
In accordance with Item 402(v) of Regulation S-K, we are providing the following depictions of the relationships between information presented in the Pay versus Performance table. As described in more detail in the section “Executive Compensation — Compensation Discussion and Analysis,” our executive compensation program reflects a pay-for-performance philosophy by heavily weighting total compensation to long-term equity awards that motivate our executives to take actions in support of longer-term stockholder interests. Other than our cash bonus plan and certain performance-based awards that may be granted from time to time, we generally seek to incentivize long-term performance through time-based RSUs, and therefore there may not be direct alignment of the identified performance measures with the compensation that is actually paid to our PEOs and our Non-PEO NEOs (as computed in accordance with Item 402(v) of Regulation S-K) for a particular year. Furthermore, Mr. Eschenbach was appointed as our Co-CEO near the end of fiscal 2023 and both his Total Compensation as included in the Summary Compensation Table and his Compensation Actually Paid as included the Pay versus Performance table reflect his new hire compensation package, the amount of which was determined and structured to incentivize Mr. Eschenbach to both
68 | workday.com

COMPENSATION TABLES

assume the role and to drive the achievement of our long-term strategic and financial objectives. Mr. Eschenbach’s new hire compensation package included, among other things, market-based PVUs granted in December 2022, which represent a substantial portion of his overall compensation, and are intended to incentivize and reward Mr. Eschenbach to drive significant and sustained stock price performance over a five-year period. For a discussion of Mr. Eschenbach’s compensation in connection with his appointment as Co-CEO, please see “Executive Officer Transitions and Agreements — Appointment of Mr. Eschenbach as Co-CEO.”
Description of Relationship Between PEO and Non-PEO NEO Compensation Actually Paid and Company Total Shareholder Return (“TSR”)
The following chart sets forth the relationship between Compensation Actually Paid to our PEOs, the average of Compensation Actually Paid to our Non-PEO NEOs, our cumulative TSR, and our peer group’s cumulative TSR over the three most recently completed fiscal years. We do not use cumulative TSR as a performance measure in our overall executive compensation program. However, as noted above, time-vesting equity compensation makes up a material portion of the total compensation for our executives, thus, the price of our Class A common stock directly ties to Compensation Actually Paid. Additionally, and as discussed above, Mr. Eschenbach’s new hire market-based PVUs granted in December 2022 require significant and sustained stock price performance over a five-year period.
Compensation Actually Paid versus Total Shareholder Return
Description of Relationship Between Company TSR and Peer Group TSR
The above chart also compares our cumulative TSR over the three most recently completed fiscal years to that of the S&P 1500 Application Software Index over the same period. While we do not use cumulative TSR or relative TSR against the S&P 1500 Application Software Index as a performance measure in our overall executive compensation program, a significant portion of our executives’ compensation is driven by our stock price performance, such that our executives’ interests are aligned without those of our stockholders.
Description of Relationship Between PEO and Non-PEO NEO Compensation Actually Paid and Net Income
The following chart sets forth the relationship between Compensation Actually Paid to our PEOs, the average of Compensation Actually Paid to our Non-PEO NEOs, and our net income during the three most recently completed fiscal years. We do not use net income as a performance measure in our overall executive compensation program.
2023 Proxy Statement | 69

COMPENSATION TABLES

Compensation Actually Paid versus Net Income
Description of Relationship Between PEO and Non-PEO NEO Compensation Actually Paid and Subscription Revenue
The following chart sets forth the relationship between Compensation Actually Paid to our PEO, the average of Compensation Actually Paid to our Non-PEO NEOs, and our subscription revenue during the three most recently completed fiscal years. Subscription revenue was our most important financial performance measure we used to link Compensation Actually Paid to our PEOs and our Non-PEO NEOs in fiscal 2023. The company financial performance target under our cash bonus plan was set based on subscription revenue and payout under the cash bonus plan was based on the achievement level of our fiscal 2023 full year subscription revenue adjusted on a constant currency basis. Our executives, other than Mr. Bhusri and for fiscal 2023, Mr. Eschenbach, are eligible to participate in the cash bonus plan.
Compensation Actually Paid versus Subscription Revenue
70 | workday.com

COMPENSATION TABLES

EQUITY COMPENSATION PLAN INFORMATION
Securities Authorized for Issuance Under Equity Compensation Plans
The following table includes information as of January 31, 2023, for equity compensation plans:
Plan Category	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants, and Rights	(b) Weighted-Average Exercise Price of Outstanding Options, Warrants, and Rights(1)	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity compensation plans approved by security holders	14,548,019(2)	$30.36	32,867,797(3)
Equity compensation plans not approved by security holders	—	—	—

(1)
The weighted-average exercise price does not reflect the shares that will be issued in connection with the settlement of RSUs, since RSUs have no exercise price.

(2)
Included in this amount are 3,850 stock options and 11,932,198 RSUs that were previously issued under the 2012 Equity Incentive Plan, and 111,118 options that were previously issued under the 2013 Adaptive Insights Equity Incentive Plan and subsequently assumed by Workday.

(3)
Included in this amount are 4,613,148 shares available for future issuance under the 2012 Employee Stock Purchase Plan.

2023 Proxy Statement | 71

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth, as of April 25, 2023, certain information regarding beneficial ownership of our common stock by (a) each person known by us to be the beneficial owner of more than 5% of the outstanding shares of Class A common stock or Class B common stock, (b) each current director and nominee for director, (c) the NEOs (as defined in “Executive Compensation” above), and (d) all of our current executive officers and directors as a group.
We have determined beneficial ownership in accordance with the rules of the SEC. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons and entities named in the table below have sole voting and investment power with respect to all shares of Class A common stock or Class B common stock that they beneficially own, subject to applicable community property laws.
Applicable percentage ownership is based on 205,775,286 shares of Class A common stock and 54,632,130 shares of Class B common stock outstanding on April 25, 2023. In computing the number of shares of common stock beneficially owned by a person and the percentage ownership of that person, we deemed to be outstanding all shares of common stock subject to RSUs that will become vested and settleable, within 60 days of April 25, 2023. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o Workday, Inc., 6110 Stoneridge Mall Road, Pleasanton, California 94588.
	Shares Beneficially Owned				% of Total Voting Power(1)
	Class A		Class B
Name of Beneficial Owner	Shares	%	Shares	%
Named Executive Officers and Directors
Aneel Bhusri(2)	326,474	*	53,491,299	98%	71%
Carl M. Eschenbach(3)	71,942	*	—	—	*
James J. Bozzini(4)	248,699	*	—	—	*
Chano Fernandez(5)	80,476	*	—	—	*
Barbara A. Larson(6)	18,744	*	—	—	*
Douglas A. Robinson(7)	49,787	*	—	—	*
Richard H. Sauer(8)	30,691	*	—	—	*
Thomas F. Bogan(9)	41,823	*	—	—	*
Ann-Marie Campbell(10)	11,170	*	—	—	*
Christa Davies(11)	166,198	*	—	—	*
Lynne M. Doughtie(12)	5,188	*	—	—	*
Wayne A.I. Frederick, M.D.(13)	2,077	*	—	—	*
Mark J. Hawkins	0	*	—	—	*
Michael M. McNamara(14)	25,126	*	—	—	*
George J. Still, Jr.(15)	164,903	*	120,784	*	*
Lee J. Styslinger III(16)	43,962	*	—	—	*
Jerry Yang(17)	92,544	*	—	—	*

Current Executive Officers and Directors as a Group (17 persons)(18)	1,309,732	*	53,612,083	98%	71%

5% Stockholders
David A. Duffield(19)	427,997	*	53,491,299	98%	71%
BlackRock, Inc. and affiliates(20)	12,119,404	6%	—	—	2%
The Vanguard Group, Inc. and affiliates(21)	13,181,709	6%	—	—	2%

*
Less than 1%

(1)
Percentage of total voting power represents voting power with respect to all shares of our Class A and Class B common stock, as a single class. The holders of our Class B common stock are entitled to 10 votes per share, and holders of our Class A common stock are entitled to one vote per share.

(2)
Includes (i) 326,474 shares of Class A common stock held directly by Mr. Bhusri, (ii) 8,126,443 shares of Class B common stock held directly by Mr. Bhusri, (iii) 5,000 shares of Class B common stock held by Mr. Bhusri’s minor child, of which Mr. Bhusri has sole voting and dispositive power, and (iv) 45,359,856 shares of Class B common stock held by The David A. Duffield Trust (the “Duffield Trust”) which are subject to a voting agreement entered into by Messrs. Duffield and Bhusri (the “Voting Agreement”). The shares of Class B common stock held by Mr. Bhusri and his minor child are subject to the Voting Agreement.

72 | workday.com

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

(3)
Includes (i) 23,849 shares of Class A common stock held directly by Mr. Eschenbach, (ii) 36,562 RSUs held directly by Mr. Eschenbach that vest within 60 days of April 25, 2023, and will be settled in shares of Class A common stock, and (iii) 11,531 shares of Class A Common Stock held by the Eschenbach Family Trust dtd 4/15/2014, of which Mr. Eschenbach and his spouse each have sole voting and dispositive powers.

(4)
Includes (i) 23,016 shares of Class A common stock held directly by Mr. Bozzini, (ii) 80,626 shares of Class A common stock held by the Bozzini Living Trust, of which Mr. Bozzini and his spouse each have sole voting and dispositive powers, (iii)  50,000 shares of Class A common stock held by a 2022 grantor retained annuity trust, of which Mr. Bozzini is the sole trustee, grantor and recipient of annuity payments, (iv) 50,000 shares of Class A common stock held by a 2022 grantor retained annuity trust, of which Mr. Bozzini’s spouse is the sole trustee, grantor and recipient of annuity payments, (v) 29,826 shares of Class A common stock held by an LLC owned by the Bozzini Irrevocable Trusts and of which Mr. Bozzini is a co-manager, (vi) 5,077 shares of Class A common stock held by the Bozzini Irrevocable Trust for the benefit of a child, (vii) 5,077 shares of Class A common stock held by the Bozzini Irrevocable Trust for the benefit of a child, and (viii) 5,077 shares of Class A common stock held by the Bozzini Irrevocable Trust for the benefit of a child. Mr. Bozzini and his spouse each have sole voting and dispositive power with regard to the shares held by the Bozzini Irrevocable Trusts.

(5)
Includes (i) 76,022 shares of Class A common stock held directly by Mr. Fernandez and (ii) 4,454 RSUs held directly by Mr. Fernandez that vest within 60 days of April 25, 2023, and will be settled in shares of Class A common stock.

(6)
Includes (i) 18,296 shares of Class A common stock held directly by Ms. Larson and (ii) 448 RSUs held directly by Ms. Larson that vest within 60 days of April 25, 2023, and will be settled in shares of Class A common stock.

(7)
Includes (i) 48,849 shares of Class A common stock held directly by Mr. Robinson and (ii) 938 RSUs held directly by Mr. Robinson that vest within 60 days of April 25, 2023, and will be settled in shares of Class A common stock.

(8)
Includes 30,691 shares of Class A common stock held directly by Mr. Sauer.

(9)
Includes 39,541 shares of Class A common stock held directly by Mr. Bogan and (ii) 2,282 RSUs held directly by Mr. Bogan that vest within 60 days of April 25, 2023, and will be settled in shares of Class A common stock.

(10)
Includes (i) 8,930 shares of Class A common stock held directly by Ms. Campbell and (ii) 2,240 RSUs held directly by Ms. Campbell that vest within 60 days of April 25, 2023, and will be settled in shares of Class A common stock.

(11)
Includes (i) 163,472 shares of Class A common stock held directly by Ms. Davies and (ii) 2,726 RSUs held directly by Ms. Davies that vest within 60 days of April 25, 2023, and will be settled in shares of Class A common stock.

(12)
Includes (i) 2,684 shares of Class A common stock held directly by Ms. Doughtie and (ii) 2,504 RSUs held directly by Ms. Doughtie that vest within 60 days of April 25, 2023, and will be settled in shares of Class A common stock.

(13)
Includes 2,077 RSUs held directly by Dr. Frederick that vest within 60 days of April 25, 2023, and will be settled in shares of Class A common stock.

(14)
Includes (i) 21,481 shares of Class A common stock held directly by Mr. McNamara, (ii) 2,645 RSUs held directly by Mr. McNamara that vest within 60 days of April 25, 2023, and will be settled in shares of Class A common stock, and (iii) 1,000 shares of Class A Common Stock held by the McNamara Family Trust U/A DTD 10/11/2001, of which Mr. McNamara and his spouse have joint voting and dispositive powers.

(15)
Includes (i) 156,852 shares of Class A common stock held directly by Mr. Still, (ii) 3,051 RSUs held directly by Mr. Still that vest within 60 days of April 25, 2023, and will be settled in shares of Class A common stock, (iii) 5,000 shares of Class A common stock held by the Still Family Trust, of which Mr. Still and his spouse each have sole voting and dispositive powers, and (iv) 120,784 shares of Class B common stock held by Still Family Partners, of which Mr. Still has joint voting and dispositive powers with his children.

(16)
Includes (i) 31,641 shares of Class A common stock held directly by Mr. Styslinger, (ii) 2,321 RSUs held directly by Mr. Styslinger that vest within 60 days of April 25, 2023, and will be settled in shares of Class A common stock, and (iii) 10,000 shares of Class A common stock held by an LLC which Mr. Styslinger wholly-owns.

(17)
Includes (i) 87,480 shares of Class A common stock held directly by Mr. Yang, (ii) 2,564 RSUs held directly by Mr. Yang that vest within 60 days of April 25, 2023, and will be settled in shares of Class A common stock, and (iii) 2,500 shares of Class A common stock held by the JY Trust, of which Mr. Yang has sole voting and dispositive power.

(18)
In addition to all shares of Class A common stock described in footnotes 2 through 4 and 6 through 17 above, the total number of shares of Class A common stock also includes (i) 3,493 shares of Class A common stock held directly by an executive officer who is not named in the table, (ii) 741 RSUs held directly by the same executive officer, that vest within 60 days of April 25, 2023, and will be settled in shares of Class A common stock, and (iii) 6,170 shares of Class A common stock held by a living trust, of which the executive officer and his spouse have shared voting and dispositive powers. The total number of shares of Class B common stock includes the shares of Class B common stock described in footnotes 2 through 4 and 6 through 17 above.

(19)
Includes (i) 102,997 shares of Class A common stock held by Mr. Duffield, (ii) 325,000 shares of Class A common stock held by the Dave and Cheryl Duffield Foundation, of which Mr. Duffield and his spouse have joint voting and dispositive power, (iii) 45,359,856 shares of Class B common stock held by the Duffield Trust, of which Mr. Duffield has sole voting and dispositive power and are subject to the Voting Agreement, and (iv) 8,131,443 shares of Class B common stock held by Mr. Bhusri and his minor child which are subject to the Voting Agreement.

(20)
Based on information contained in Amendment 2 to a Schedule 13G filed by Blackrock, Inc. (“BlackRock”) on February 7, 2023, on its own behalf and on behalf of certain of its subsidiaries specified on Exhibit A to the Schedule 13G, Blackrock has sole voting power over 10,625,725 shares of Class A common stock and sole dispositive power over 12,119,404 shares of Class A common stock. BlackRock is located at 55 East 52nd Street, New York, NY 10055.

(21)
Based on information contained in Amendment 8 to a Schedule 13G filed by The Vanguard Group (“Vanguard”) on February 9, 2023, on its own behalf and on behalf of certain of its subsidiaries specified on Exhibit A to the Schedule 13G/A, Vanguard has shared voting power over 162,335 shares of Class A common stock, sole dispositive power over 12,738,156 shares of Class A common stock, and shared dispositive power over 443,553 shares of Class A common stock. Vanguard is located at 100 Vanguard Blvd., Malvern, Pennsylvania 19355.

2023 Proxy Statement | 73

DELINQUENT SECTION 16(a) REPORTS
Section 16(a) of the Exchange Act requires our executive officers, directors, and persons who beneficially own more than 10% of our common stock to file reports of initial ownership and changes of ownership of our securities with the SEC. Based on information submitted to us by these reporting persons and our review of copies of such reports received by us, we believe that all required Section 16(a) filings for fiscal 2023 were timely filed, other than a Form 4 for Michael M. McNamara that was filed late on August 22, 2022.
74 | workday.com

EMPLOYMENT ARRANGEMENTS AND
INDEMNIFICATION AGREEMENTS
James J. Bozzini
We entered into an offer letter agreement with Mr. Bozzini, our Chief Operating Officer, on December 4, 2006. Pursuant to the offer letter, Mr. Bozzini’s initial base salary was established at $75,000 per year, with an increase to $150,000 per year commencing February 1, 2007. In addition, on January 19, 2007, in accordance with the terms of his offer letter, Mr. Bozzini was granted a stock option to purchase 200,000 shares of our common stock at an exercise price of $0.25 per share, which was equal to the fair market value of our common stock on the date the option was granted as determined by our Board of Directors. This option vested according to the 2005 Stock Plan and the related stock option agreement. On May 10, 2007, also in accordance with the terms of his offer letter and based on his performance, Mr. Bozzini was granted an additional stock option to purchase 200,000 shares of our common stock at an exercise price of $0.25, which was equal to the fair market value of our common stock on the date the option was granted as determined by our Board. This option vested according to the 2005 Stock Plan and related stock option agreement. Mr. Bozzini’s employment is at will and may be terminated at any time, with or without cause. However, Mr. Bozzini will be entitled to participate in our change in control policy that we have adopted if his employment is terminated without “cause” or he resigns for “good reason” within 12 months following a “change in control.” For further information about the change in control policy, see “Potential Payments Upon Termination or Change in Control” below.
Carl M. Eschenbach
Please see section titled “Executive Officer Transitions and Agreements” and “Elements of our Compensation Program — Post-Employment Compensation” above for a discussion of the Employment Agreement with Mr. Eschenbach. For information regarding payments made to Mr. Eschenbach in his capacity as our Co-CEO for fiscal 2023, see the “Summary Compensation Table” above. Mr. Eschenbach’s employment is at will and may be terminated at any time, with or without cause. However, Mr. Eschenbach will be entitled to participate in our change in control policy that we have adopted, as modified by his Employment Agreement, if his employment is terminated without “cause” or he resigns for “good reason” within 12 months following a “change in control.” For further information about the change in control policy, see “Potential Payments Upon Termination or Change in Control” below.
Chano Fernandez
Please see section titled “Executive Officer Transitions and Agreements — Transition of Mr. Fernandez’s Role” above for a discussion of the employment arrangements with Mr. Fernandez following his transition away from the Co-CEO role in December 2022. For information regarding payments made to Mr. Fernandez in his capacity as our Co-CEO for fiscal 2023, see the “Summary Compensation Table” above.
Prior to serving as our Co-CEO, Mr. Fernandez entered into an employment agreement with Workday España S.L. effective January 1, 2014. Pursuant to the employment agreement, Mr. Fernandez’s initial base salary was established at 285,000 euro per year. He also received a one-time hiring bonus of 325,000 euro. In addition, Mr. Fernandez became eligible to participate in a variable compensation plan, which was initially established at 285,000 euro per year, based on the achievement of mutually agreed-upon objectives. Subsequent to his initial employment agreement, Mr. Fernandez entered into a UK Secondment Agreement with Workday UK Limited and Workday España S.L. in 2014, as extended in 2016 and 2018, which supplemented his benefits to include a housing and car allowance, education reimbursement, and other miscellaneous relocation expenses. Additionally, Mr. Fernandez was entitled to a yearly pension contribution award in the gross amount of 12% of the sum of his base salary and annual bonus.
In connection with his appointment as Co-CEO in August 2020, Mr. Fernandez’s base salary was increased to 470,000 GBP, and he was granted RSUs in the amount of $15,000,000. The RSUs vested or will vest as to one-fourth of the underlying shares on the one-year anniversary of grant and then quarterly thereafter, subject to Mr. Fernandez’s continued service with Workday on the applicable vesting dates.
While serving as Co-CEO and subsequently as Vice Chair, if Mr. Fernandez’s employment was terminated other than for “fair cause” or due to his voluntary resignation, he would have been entitled to receive the statutory severance amounts due under the statutory rights contained in the Spanish Workers’ Act. However, if Mr. Fernandez’s employment
2023 Proxy Statement | 75

EMPLOYMENT ARRANGEMENTS AND INDEMNIFICATION AGREEMENTS

was terminated without “cause” or he resigned for “good reason” within 12 months following a “change in control,” he would have instead been entitled to participate in our change in control policy that we have adopted, provided that such policy provided him with no less a severance payment equal to his then current annual base salary and the accelerated vesting of 50% of his then unvested equity awards. For further information about the change in control policy, see “Potential Payments Upon Termination or Change in Control” below.
Barbara A. Larson
We entered into an offer letter agreement with Ms. Larson, our Chief Financial Officer, on July 14, 2014. Pursuant to the offer letter, Ms. Larson’s initial base salary was established at $190,000 per year, with a variable compensation target of 25% per year. Ms. Larson also received a one-time hiring bonus of $75,000 and on August 15, 2014, in accordance with the terms of her offer letter, Ms. Larson was granted RSUs in the amount of $750,000, which were subject to vesting as to one-fourth of the underlying shares on the one-year anniversary of grant and then quarterly thereafter, subject to Ms. Larson’s continued service with Workday on the applicable vesting dates. Ms. Larson’s employment is at will and may be terminated at any time, with or without cause. However, Ms. Larson will be entitled to participate in our change in control policy that we have adopted if her employment is terminated without “cause” or she resigns for “good reason” within 12 months following a “change in control.” For further information about the change in control policy, see “Potential Payments Upon Termination or Change in Control” below.
Douglas A. Robinson
We entered into an offer letter agreement with Mr. Robinson, our Co-President, on June 3, 2010. Pursuant to the offer letter, Mr. Robinson’s initial base salary was established at $160,000 per year, with a variable compensation target of $170,000 per year pursuant to a sales plan target. In addition, on July 29, 2010, in accordance with the terms of his offer letter. Mr. Robinson was granted an option to purchase 25,000 shares of Workday Class A common stock, with an exercise price of $1.00, which vested as to 20% of the underlying shares after 12 months, with the balance vesting in equal quarterly installments thereafter. Mr. Robinson’s employment is at will and may be terminated at any time, with or without cause. However, Mr. Robinson will be entitled to participate in our change in control policy that we have adopted if his employment is terminated without “cause” or he resigns for “good reason” within 12 months following a “change in control.” For further information about the change in control policy, see “Potential Payments Upon Termination or Change in Control” below.
Richard H. Sauer
We entered into an offer letter agreement with Mr. Sauer, our Chief Legal Officer, Head of Corporate Affairs, and Corporate Secretary, on April 6, 2019. Pursuant to the offer letter, Mr. Sauer’s initial base salary was established at $500,000 per year, and he is eligible to participate in a semi-annual discretionary cash bonus plan with a target annual bonus opportunity equal to 50% of his base salary. Mr. Sauer also received a one-time hiring bonus of $250,000 and relocation benefits, each subject to repayment under certain circumstances. In addition, on October 15, 2019, in accordance with the terms of his offer letter, Mr. Sauer was granted RSUs in the amount of $7,000,000, which were subject to vesting as to one-fourth of the underlying shares on the one-year anniversary of grant and then quarterly thereafter, subject to Mr. Sauer’s continued service with Workday on the applicable vesting dates. Mr. Sauer’s employment is at will and may be terminated at any time, with or without cause. However, Mr. Sauer will be entitled to participate in our change in control policy that we have adopted if his employment is terminated without “cause” or he resigns for “good reason” within 12 months following a “change in control.” For further information about the change in control policy, see “Potential Payments Upon Termination or Change in Control” below.
Potential Payments Upon Termination or Change in Control
We maintain a change in control policy applicable to our executive officers and certain other participants. Under the policy, in the event of a qualifying termination (as defined below) of a participant’s employment within 12 months following a change in control of Workday, the participant would be entitled to receive severance benefits, subject to the execution of a release agreement and the waiver of any other severance arrangement that would be triggered by a change in control.
Under the policy, upon the occurrence of a qualifying termination, Workday agrees, and will require its successor, to pay to such participant an amount equal to (a) his or her annual base salary in effect immediately prior to the change
76 | workday.com

EMPLOYMENT ARRANGEMENTS AND INDEMNIFICATION AGREEMENTS

in control or the qualifying termination, whichever is greater (or two times their annual base salary in the case of our Co-CEOs); (b) his or her annual target bonus (or two times their annual target bonus in the case of our Co-CEOs); and (c) an estimate of the participant’s aggregate insurance premiums under COBRA for 12 months (or 24 months in the case of our Co-CEOs), in each case less applicable withholding taxes. In addition, 100% of the shares underlying all unvested equity awards held by such participant immediately prior to such termination will become vested and exercisable in full, excluding any equity awards that vest only upon satisfaction of performance criteria, whose vesting instead will be governed by the award agreement.
Under the policy, a “change in control” occurs upon the acquisition of 50% or more of the total voting power represented by Workday’s then-outstanding voting securities by a person other than our founders; the sale of all or substantially all of Workday’s assets; or the consummation of a merger or consolidation of Workday with any other corporation, other than a merger or consolidation that results in Workday’s voting securities immediately prior thereto continuing to represent at least 50% of the voting power of the surviving entity immediately after such transaction. A “qualifying termination” occurs if a participant is involuntarily terminated for any reason other than for “cause,” death, or disability, or if the participant voluntarily resigns for “good reason.” Termination for “cause” includes, among other things, gross negligence or misconduct in a participant’s performance of their duties; conviction of certain crimes; and a participant’s breach of Workday’s written policies and procedures or any contract or agreement between the participant and Workday which is, or is reasonably likely to be, materially injurious to Workday’s financial condition or reputation. “Good reason” for a voluntary resignation includes, among other things, a material reduction in a participant’s base salary or target bonus opportunity, or a material diminution in duties.
The following table sets forth quantitative estimates of the benefits that would have accrued to our NEOs upon a qualifying termination pursuant to our change in control policy, assuming their employment had terminated as of January 31, 2023, the last day of fiscal 2023. Other than for our Co-CEOs, the estimates below reflect 12 months of salary cash severance, annual target bonus, 12 months of COBRA benefit continuation, and 100% equity acceleration. For our Co-CEOs, the estimates below reflect 24 months of salary cash severance, two times annual target bonus, 24 months of COBRA benefit continuation, and 100% equity acceleration (with respect to Mr. Eschenbach, subject to his Employment Agreement, as described below). As of January 31, 2023, Mr. Fernandez was eligible to receive benefits pursuant to our change in control policy for non-Co-CEO executives in his then role as Vice Chair.
Pursuant to company policy, if our NEOs are terminated due to death or permanent disability, all outstanding time-based equity awards will vest upon termination. The quantitative estimates payable to our NEOs upon termination due to death or permanent disability are equal to the amounts disclosed in the “Intrinsic Value of Accelerated Equity Awards” column in the table below.
Name	Severance	Cash Target Bonus	Benefit Continuation	Intrinsic Value of Accelerated Equity Awards	Total
				RSU and PVU Awards(1)
Aneel Bhusri	$130,000	$—	$—	$18,224,462	$18,354,462
Carl M. Eschenbach	2,000,000	3,000,000	52,730	66,545,258(2)	71,597,988
Chano Fernandez	579,040(3)	579,040(3)	37,108	34,055,500	35,250,688
Barbara A. Larson	420,000	210,000	26,177	11,646,173	12,302,350
James J. Bozzini	375,000	187,500	26,365	16,383,673	16,972,538
Douglas A. Robinson	375,000	375,000	26,365	16,738,006	17,514,371
Richard H. Sauer	515,000	257,500	26,365	12,107,731	12,906,596

(1)
The estimated benefit amount of unvested RSUs was calculated by multiplying the number of unvested RSUs held by the applicable NEO by the closing price of our Class A common stock on January 31, 2023, the last trading day of our fiscal year, which was $181.43.

(2)
The value of accelerated vesting for Mr. Eschenbach does not include any of his PVUs since no Price Hurdles were achieved prior to January 31, 2023, and none of the Price Hurdles would be achieved when using the closing price of our Class A common stock on January 31, 2023, the last trading day of our fiscal year, which was $181.43, as the assumed change in control per share value. As a result, the PVU was not eligible for accelerated vesting. Additionally, the value of accelerated vesting does not include the Additional Special RSU as the open stock market purchase requirement had not been satisfied as of January 31, 2023.

(3)
Reflects Mr. Fernandez’s annual base salary, converted from GBP into U.S. dollars based on the daily spot rate as of January 31, 2023, which was 1.232.

2023 Proxy Statement | 77

EMPLOYMENT ARRANGEMENTS AND INDEMNIFICATION AGREEMENTS

Change in Control and Termination Arrangements for Carl Eschenbach
Mr. Eschenbach participates in our change in control policy, as modified by his Employment Agreement, such that in the event that Mr. Eschenbach’s employment is terminated without Cause (as defined in his Employment Agreement) or he resigns for Good Reason (as defined in our change in control policy) within 12 months of a Change in Control, and Mr. Eschenbach delivers a release of claims in favor of Workday, he will be entitled to receive: (i) 24 months of his base salary; (ii) two times his annual target bonus; (iii) full acceleration of all then-outstanding equity incentive awards, provided that the PVU award will accelerate only to the extent that any previously unachieved Price Hurdles are achieved based on the price per share paid in such Change in Control, and provided that the Additional Special RSU will accelerate only if the open stock purchase requirement has been satisfied; and (iv) a cash payment in an amount equal to an estimate of the aggregate premiums for continuation COBRA coverage for 24 months. In addition, in the event of the termination of Mr. Eschenbach’s employment in connection with a Change in Control such that he becomes entitled to the acceleration benefits described above, then if requested by Workday, he will enter into a non-competition agreement of reasonable scope and duration upon the closing of a Change in Control, as a condition to the receipt of such benefits.
In addition, if Mr. Eschenbach’s employment is terminated without Cause (as defined in his Employment Agreement) within two years following his start date, other than in connection with a Change in Control (as defined in our change in control policy), and Mr. Eschenbach delivers a release of claims in favor of Workday, he will be entitled to receive: (i) 12 months of his base salary; (ii) a cash incentive plan payout equal to 150% of his base salary; and (iii) accelerated vesting of such number of shares subject to each of the New Hire RSU, the PVU award (provided that the PVU award will accelerate only to the extent an applicable Price Hurdle has previously been achieved or is eligible to be, and is, achieved as of the date of his termination), the Special RSU, the Additional Special RSU (if the open market stock purchase requirement has been satisfied), and any future annual RSUs, if any, that would have vested in the 12 months following such termination. The following table sets forth quantitative estimates of the benefits that would have accrued to Mr. Eschenbach upon a termination without Cause (as defined in his Employment Agreement) within two years following his start date and not in connection with a Change of Control, assuming his employment had terminated as of January 31, 2023, the last day of fiscal 2023.
Name	Severance	Cash Target Bonus	Intrinsic Value of Accelerated Equity Awards	Total
			RSU and PVU Awards(1)
Carl M. Eschenbach	$1,000,000	$1,500,000	$25,226,753(2)	$27,726,753

(1)
The estimated benefit amount of unvested RSUs was calculated by multiplying the number of unvested RSUs held by Mr. Eschenbach by the closing price of our Class A common stock on January 31, 2023, the last trading day of our fiscal year, which was $181.43.

(2)
The value of accelerated vesting does not include any of the PVUs since no Price Hurdles were achieved prior to January 31, 2023, as determined pursuant to the terms of his Employment Agreement with respect to a termination without Cause. As a result, the PVU was not eligible for accelerated vesting. Additionally, the value of accelerated vesting does not include the Additional Special RSU as the open stock market purchase requirement had not been satisfied as of January 31, 2023.

Indemnification Arrangements
Our Certificate of Incorporation contains provisions that limit the liability of our directors for monetary damages to the fullest extent permitted by the Delaware General Corporation Law. Consequently, our directors will not be personally liable to us or our stockholders for monetary damages for any breach of fiduciary duties as directors, except liability for:
•
any breach of the director’s duty of loyalty to us or our stockholders;

•
any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•
unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law; or

•
any transaction from which the director derived an improper personal benefit.

Our Certificate of Incorporation and our Bylaws require us to indemnify our directors and officers to the maximum extent not prohibited by the Delaware General Corporation Law and allow us to indemnify other employees and agents
78 | workday.com

EMPLOYMENT ARRANGEMENTS AND INDEMNIFICATION AGREEMENTS

as set forth in the Delaware General Corporation Law. Subject to certain limitations, our Bylaws also require us to advance expenses incurred by our directors and officers for the defense of any action for which indemnification is required or permitted.
We have entered, and intend to continue to enter, into separate indemnification agreements with our directors, officers, and certain of our key employees, in addition to the indemnification provided for in our Bylaws. These agreements, among other things, require us to indemnify our directors, officers, and key employees for certain expenses, including attorneys’ fees, judgments, penalties, fines and settlement amounts actually and reasonably incurred by such director, officer, or key employee in any action or proceeding arising out of their service to us or any of our subsidiaries or any other company or enterprise to which the person provides services at our request. Subject to certain limitations, our indemnification agreements also require us to advance expenses incurred by our directors, officers, and key employees for the defense of any action for which indemnification is required or permitted.
We believe that these charter provisions and indemnification agreements are necessary to attract and retain qualified persons such as directors, officers, and key employees. We also maintain directors’ and officers’ liability insurance.
The limitation of liability and indemnification provisions in our Certificate of Incorporation and Bylaws may discourage stockholders from bringing a lawsuit against our directors and officers for breach of their fiduciary duty. They may also reduce the likelihood of derivative litigation against our directors and officers, even though an action, if successful, might benefit us and other stockholders. Further, a stockholder’s investment may be adversely affected to the extent that we pay the costs of settlement and damage awards against directors and officers as required by these indemnification provisions.
At present, there is no pending litigation or proceeding involving any of our directors or executive officers as to which indemnification is required or permitted, and we are not aware of any threatened litigation or proceeding that may result in a claim for indemnification.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, executive officers or persons controlling us, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.
2023 Proxy Statement | 79

QUESTIONS AND ANSWERS
The information provided in the “question and answer” format below is for your convenience only and is merely a summary of the information contained in this Proxy Statement. You should read this entire Proxy Statement carefully. The term “proxy materials” includes this Proxy Statement and our Annual Report on Form 10-K for fiscal 2023.
How does the Board of Directors recommend I vote on these proposals?
Proposal 1

The election to our Board of Directors of the following four nominees to serve as Class II directors until the 2026 Annual Meeting of Stockholders: Christa Davies, Wayne A.I. Frederick, M.D., Mark J. Hawkins, and George J. Still, Jr.

Proposal 2
A proposal to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending January 31, 2024
Proposal 3
A proposal to approve, on an advisory basis, the compensation of our named executive officers as disclosed in this Proxy Statement
Proposal 4
A stockholder proposal entitled “Fair Elections” regarding amendment of our Bylaws
Why are you holding a virtual meeting and how can stockholders attend?
We believe hosting our Annual Meeting virtually helps to reduce costs, expand access, and enable improved communication. Stockholders are able to attend our Annual Meeting, vote, and ask questions online from around the world. To participate in our virtual Annual Meeting, visit www.virtualshareholdermeeting.com/WDAY2023 and input the 16-digit control number included in the Internet Notice, your proxy card, or the voting instruction form sent by your broker.
Who is entitled to vote?
Holders of our common stock as of the close of business on April 25, 2023, which our Board of Directors established as the Record Date, may vote at the Annual Meeting. As of the Record Date, there were 205,775,286 shares of Class A common stock outstanding and 54,632,130 shares of Class B common stock outstanding. In deciding all matters at the Annual Meeting, each holder of Workday Class A common stock is entitled to one vote for each share held as of the close of business on the Record Date, and each holder of Workday Class B common stock is entitled to 10 votes for each share held as of the close of business on the Record Date. We do not have cumulative voting rights for the election of directors
How do I vote?
There are four ways for stockholders of record to vote, depending on whether you received only the Internet Notice or a printed copy of the proxy materials. In all cases, a 16-digit control number is required to vote. The control number will be included in the Internet Notice, on your proxy card, or on the voting instruction form received from your broker, bank, or other nominee.
80 | workday.com

QUESTIONS AND ANSWERS

•
Online Prior to the Annual Meeting. Please visit www.proxyvote.com, available 24 hours a day, seven days a week, until 11:59 p.m. EDT on June 21, 2023, and enter your control number to submit your proxy.

•
Online During the Annual Meeting. To vote on June 22, 2023 at the Annual Meeting, please visit www.virtualshareholdermeeting.com/WDAY2023 and enter your control number to submit your proxy. The live audio webcast will begin promptly at 9:00 a.m. PDT. Online access will open approximately 15 minutes prior to the start of the meeting to allow time for you to log in and test your system. If you experience technical difficulties, please call the help number listed on the virtual stockholder meeting website for assistance.

•
Phone. If you received a copy of the proxy materials, you may vote by calling 1-800-690-6903 toll-free, available 24 hours a day, seven days a week, until 11:59 p.m. EDT on June 21, 2023, and entering your control number to submit your proxy.

•
Mail. If you received a proxy card or voting instruction form, you may submit your proxy by completing and mailing it to the specified address. Your proxy card or voting instruction form must be received prior to the Annual Meeting.

Even if you plan on attending the virtual Annual Meeting, we encourage you to vote your shares in advance to ensure that your vote will be represented at the meeting.
Can I change my vote?
You can revoke your proxy and change your vote at any time before the taking of the vote at the Annual Meeting, in which case only your latest, validly-executed proxy that you submit will be counted. To change your vote or revoke your proxy, you must do one of the following:
•
enter a new vote online or by telephone pursuant to the above instructions;

•
return a later-dated proxy card or voting instruction form so that it is received prior to the Annual Meeting;

•
notify the Corporate Secretary of Workday, in writing, c/o Workday, Inc., 6110 Stoneridge Mall Road, Pleasanton, California, 94588, Attn: Corporate Secretary; or

•
vote online during the virtual Annual Meeting pursuant to the above instructions.

Who is Workday’s transfer agent?
Workday’s transfer agent is American Stock Transfer & Trust Company (“AST”). You may email AST at help@astfinancial.com or you may call AST at 718-921-8124 Monday through Friday between 5:00 a.m. to 5:00 p.m. PDT. Materials may be mailed to AST at:
Workday Shareholder Services
c/o American Stock Transfer
6201 15th Avenue
Brooklyn, NY 11219
What is the effect of giving a proxy?
Proxies are solicited by and on behalf of our Board of Directors. The persons named in the proxy have been designated as proxies by our Board. When proxies are properly dated, executed, and returned, the shares represented by such proxies will be voted at the Annual Meeting in accordance with the instructions of the stockholder. If no specific instructions are given, the shares will be voted in accordance with the recommendations of our Board as described above. If any matters not described in the Proxy Statement are properly presented at the Annual Meeting, the proxy holders will use their own judgment to determine how to vote your shares. If the Annual Meeting is adjourned, the proxy holders can vote your shares at the adjourned meeting date as well, unless you have properly revoked your proxy instructions, as described above.
What is a quorum?
The presence of a majority of the aggregate voting power of the issued and outstanding shares of stock entitled to vote at the meeting will constitute a quorum at the meeting. Your shares will be counted as present at the meeting if you
2023 Proxy Statement | 81

QUESTIONS AND ANSWERS

attend and vote online during the virtual Annual Meeting or if you have properly submitted a proxy. Except as otherwise expressly provided by the Certificate of Incorporation or by law, the holders of shares of Class A common stock and Class B common stock will vote together as a single class on all matters submitted to a vote. Each holder of Class A common stock will have the right to one vote per share of Class A common stock and each holder of Class B common stock will have the right to 10 votes per share of Class B common stock. A proxy submitted by a stockholder may indicate that the shares represented by the proxy are not being voted, referred to as an abstention, with respect to a particular matter. In addition, a broker may not be permitted to vote stock (broker non-vote) held in street name on a particular matter in the absence of instructions from the beneficial owner of the stock. The shares subject to a proxy that are not being voted on a particular matter because of broker non-votes will count for purposes of determining the presence of a quorum. Abstentions are voted neither “for” nor “against” a matter but are also counted in the determination of a quorum.
How many votes are needed for approval of each matter?
•
Proposal No. 1: The election of each nominee to the Board of Directors requires the affirmative vote of a majority of the votes properly cast by the holders of shares present or represented by proxy at the Annual Meeting. Neither abstentions nor broker non-votes will be counted as votes cast for or against a nominee.

•
Proposal No. 2: The ratification of the appointment of Ernst & Young LLP requires the affirmative vote of a majority of the votes properly cast by the holders of shares present or represented by proxy at the Annual Meeting. Neither abstentions nor broker non-votes will be counted as votes cast for or against this proposal.

•
Proposal No. 3: The advisory vote regarding approval of our named executive officers’ compensation requires the affirmative vote of a majority of the votes properly cast by the holders of shares present or represented by proxy at the Annual Meeting. Neither abstentions nor broker non-votes will be counted as votes cast for or against this proposal.

•
Proposal No. 4: The approval of the stockholder proposal regarding amendment of our Bylaws requires the affirmative vote of a majority of the votes properly cast by the holders of shares present or represented by proxy at the Annual Meeting. Neither abstentions nor broker non-votes will be counted as votes cast for or against this proposal.

Because Proposal No. 3 is an advisory vote, the results will not be binding on Workday’s Board or Workday. The Compensation Committee and the Board will consider the outcome of the proposal when establishing or modifying the compensation of our named executive officers.
How are proxies solicited for the Annual Meeting?
The Board of Directors is soliciting proxies for use at the Annual Meeting. We have engaged D.F. King & Co., Inc., a proxy solicitation firm, for assistance in connection with the Annual Meeting at a cost of approximately $12,500, plus reasonable out-of-pocket expenses. All expenses associated with this solicitation will be borne by Workday. We will reimburse brokers or other nominees for reasonable expenses that they incur in sending these proxy materials to you if a broker or other nominee holds your shares.
How may my brokerage firm or other intermediary vote my shares if I fail to provide timely directions?
Brokers and other intermediaries holding shares of common stock in street name for customers are generally required to vote such shares in the manner directed by their customers. In the absence of timely directions, your broker will have discretion to vote your shares on our sole routine matter — the proposal to ratify the appointment of Ernst & Young LLP. Your broker will not have discretion to vote on Proposals No. 1, 3, or 4 absent direction from you, as they are considered “non-routine” matters.
Why did I receive a notice regarding the availability of proxy materials electronically instead of a full set of proxy materials?
In accordance with SEC rules, we have elected to furnish our proxy materials, including this Proxy Statement and our fiscal 2023 Annual Report to Stockholders, primarily online. Beginning on or about May 10, 2023, the Internet Notice is being mailed to our stockholders, which contains notice of the Annual Meeting and instructions on how to access our
82 | workday.com

QUESTIONS AND ANSWERS

proxy materials online, how to vote online, and how to request a paper or email copy of the proxy materials. Stockholders may request to receive all future proxy materials in printed form by mail or electronically by email by following the instructions contained in the Internet Notice. We encourage stockholders to take advantage of the availability of the proxy materials online to help reduce both the impact on the environment and the administrative costs of our annual meetings.
What does it mean if multiple members of my household are stockholders, but we only received one Internet Notice or full set of proxy materials in the mail?
The SEC has adopted rules that permit companies and intermediaries, such as brokers, to satisfy the delivery requirements for notices and proxy materials with respect to two or more stockholders sharing the same address by delivering a single notice or set of proxy materials addressed to those stockholders, unless an affected stockholder has provided contrary instructions. This practice, known as “householding,” helps to reduce our printing and postage costs, reduces the amount of mail you receive, and helps to preserve the environment.
Once you have elected householding of your communications, householding will continue until you are notified otherwise or until you revoke your consent, which may be done at any time by contacting your bank or broker, or, if you are a registered holder, by contacting American Stock Transfer & Trust Company by calling 718-921-8124 or writing to Workday Shareholder Services, c/o American Stock Transfer, 6201 15th Avenue, Brooklyn, NY 11219. Additionally, upon request, we will promptly deliver a separate copy of the proxy materials to any stockholder at a shared address to which a single copy was delivered. To receive a separate copy of the proxy materials, you may reach our Investor Relations department by writing to Workday, Inc., 6110 Stoneridge Mall Road, Pleasanton, CA 94588, via email at IR@workday.com, or by calling 925-379-6000.
Any stockholders who share the same address and currently receive multiple copies of the Internet Notice or proxy materials who wish to receive only one copy in the future can contact Workday’s Investor Relations department, their bank, broker, or, if a registered holder, American Stock Transfer & Trust Company, to request information about householding.
2023 Proxy Statement | 83

ADDITIONAL INFORMATION
Stockholder Proposals for 2024 Annual Meeting
Any stockholder who wishes to submit a proposal for inclusion in our proxy materials must comply with Rule 14a-8 promulgated under the Exchange Act. For such proposals to be included in our proxy materials relating to our 2024 Annual Meeting of Stockholders, all applicable requirements of Rule 14a-8 must be satisfied and we must receive such proposals no later than January 10, 2024. Such proposals must be delivered to the Corporate Secretary of Workday at the address listed on the front page.
Proposals of stockholders that are not eligible for inclusion in the Proxy Statement and proxy for our 2024 Annual Meeting of Stockholders, or that concern one or more nominations for directors at the meeting, must comply with the procedures, including minimum notice provisions and Rule 14a-19, contained in our Bylaws. Notice must be received by the Corporate Secretary of Workday at the address listed on the front page, no earlier than March 9, 2024, and no later than April 8, 2024.
However, if the date of our 2024 Annual Meeting of Stockholders is advanced by more than 30 days prior to, or delayed by more than 60 days after, the one-year anniversary of the date of the previous year’s annual meeting, then for notice to the stockholder to be timely, it must be so received by the Corporate Secretary at the address listed on the front page not earlier than the close of business on the 105th day prior to such annual meeting and not later than the close of business on the later of (1) the 75th day prior to such annual meeting, or (2) the 10th day following the day on which public announcement of the date of such annual meeting is first made.
A copy of the pertinent provisions of the Bylaws is available upon request to the Corporate Secretary of Workday at the address listed on the front page.
Solicitation of Proxies
We will bear the expense of preparing, printing, and distributing proxy materials to our stockholders. In addition to solicitations by mail, there may be incidental personal solicitation at nominal cost by directors, officers, employees, or our agents. We will also reimburse brokerage firms and other custodians, nominees, and fiduciaries for their reasonable out-of-pocket expenses in forwarding proxy materials to beneficial owners of our common stock for which they are record holders.
Fiscal 2023 Annual Report
A copy of our Fiscal 2023 Annual Report, which includes our Annual Report on Form 10-K for the fiscal year ended January 31, 2023, and our 2023 Proxy Statement, each as filed with the SEC, is available, without charge, by mailing a request to Investor Relations, Workday, Inc., 6110 Stoneridge Mall Road, Pleasanton, California 94588. The Annual Report on Form 10-K and Proxy Statement are also available at the web address shown on the Notice of Annual Meeting of Stockholders and under the “Investor Relations” section on our website at: www.workday.com/sec-filings. We encourage stockholders to take advantage of the availability of these materials online to help reduce both the impact on the environment and the administrative costs of our annual meetings.
OTHER MATTERS
We know of no other matters that are likely to be brought before the meeting. If, however, other matters that are not now known or determined come before the meeting, the persons named in the enclosed proxy or their substitutes will vote such proxy in accordance with their discretion.
84 | workday.com

WORKDAY, INC.
6110 STONERIDGE MALL ROAD
PLEASANTON, CA 94588

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

V09157-P86588

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

WORKDAY, INC.

	For	Against	Abstain
1. Election of Class II Directors			
Nominees:			
1a. Christa Davies	☐	☐	☐
1b. Wayne A.I. Frederick, M.D.	☐	☐	☐
1c. Mark J. Hawkins	☐	☐	☐
1d. George J. Still, Jr.	☐	☐	☐

The Board of Directors recommends you vote AGAINST proposal 4.	For	Against	Abstain
4. To consider and vote upon a stockholder proposal regarding amendment of our Bylaws.	☐	☐	☐

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) DateTO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:KEEP THIS PORTION FOR YOUR RECORDSTHIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLYV09157-P86588Nominees:3. To approve, on an advisory basis, the compensation of our named executive officers as disclosed in the Proxy Statement.The Board of Directors recommends you vote FOR proposals 2 and 3.The Board of Directors recommends you vote AGAINST proposal 4.2. To ratify the appointment of Ernst & Young LLP as Workday's independent registered public accounting firm for the fiscal year ending January 31, 2024.4. To consider and vote upon a stockholder proposal regarding amendment of our Bylaws.1. Election of Class II DirectorsFor Against AbstainFor Against AbstainFor Against Abstain! ! !! ! !Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Jointowners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.WORKDAY, INC.The Board of Directors recommends you vote FOR thefollowing:WORKDAY,
INC.6110 STONERIDGE MALL ROADPLEASANTON, CA 945881a. Christa Davies1c. Mark J. Hawkins1b. Wayne A.I. Frederick, M.D.1d. George J. Still, Jr. ! ! !! ! !! ! !! ! !! ! !VOTE BY INTERNETBefore The Meeting - Go to www.proxyvote.com or scan the QR Barcode aboveGo online to transmit your voting instructions and for electronic delivery ofinformation. Vote by 11:59 p.m. Eastern Daylight Time on June 21, 2023. Haveyour proxy card in hand when you access the web site and follow the instructionsto obtain your records and to create an electronic voting instruction form.During The Meeting - Go to www.virtualshareholdermeeting.com/WDAY2023You may attend the meeting via the Internet and vote during the meeting. Havethe information that is printed in the box marked by the arrow available andfollow the instructions.VOTE BY PHONE - 1-800-690-6903Use any touch-tone telephone to transmit your voting instructions. Vote by11:59 p.m. Eastern Daylight Time on June 21, 2023. Have your proxy card in handwhen you call and then follow the instructions.VOTE BY MAILMark, sign and date your proxy card and return it in the postage-paidenvelope we have provided or return it to Vote Processing, c/o Broadridge,51 Mercedes Way, Edgewood, NY 11717.SCAN TOVIEW MATERIALS & VOTE w

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:The combined Proxy Statement and Annual Report are available at www.proxyvote.com.V09158-P86588PROXYWORKDAY, INC.2023 Annual Meeting of Stockholders to be Held on June 22, 2023THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF WORKDAY, INC.The undersigned hereby appoints Aneel Bhusri and Richard H. Sauer, and either of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the reverse side, all the shares of Workday, Inc. common stock which the undersigned is entitled to vote as of April 25, 2023, and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Stockholders of Workday, Inc. to be held on June 22, 2023, at 9:00 a.m. Pacific Daylight Time as a virtual meeting via the Internet atwww.virtualshareholdermeeting.com/WDAY2023, or at any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the Annual Meeting.This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors'
recommendations. The undersigned hereby revokes any proxy previously given to vote at such meeting.Continued and to be signed on reverse side